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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

GUESS?, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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May 23, 2016

Dear Shareholder:

        We are pleased to invite you to the annual meeting of shareholders of Guess?, Inc. to be held on Thursday, June 30, 2016, at 9:00 a.m., local time, at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210.

        At the annual meeting, you will be asked to: (i) elect three directors, (ii) approve the amended and restated Guess?, Inc. Non-Employee Directors' Compensation Plan (the "Director Plan"), (iii) ratify the appointment of the independent auditor for the fiscal year ending January 28, 2017, (iv) if properly presented at the annual meeting, vote on a shareholder proposal regarding shareholder approval of future severance arrangements with senior executives, (v) if properly presented at the annual meeting, vote on a shareholder proposal regarding adoption of a proxy access bylaw for shareholders, and (vi) consider such other business as may properly come before the annual meeting. The enclosed proxy statement more fully describes the details of the business to be conducted at the annual meeting.

        Whether or not you plan to attend the annual meeting in person, your vote is very important. Accordingly, we hope that you will vote as soon as possible by using the Internet or telephone voting systems, or by completing and mailing the enclosed proxy card.

        Thank you for your ongoing support of and continued interest in Guess?, Inc.

Victor Herrero Chief Executive Officer and Director

GUESS?, INC.
1444 South Alameda Street
Los Angeles, California 90021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 30, 2016

Time and Date:	9:00 a.m., local time, on Thursday, June 30, 2016
Place:	The Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210
Items of Business:	1.	To elect three directors for a term of three years and until their respective successors are duly elected and qualified.
	2.	To approve the amended and restated Guess?, Inc. Non-Employee Directors' Compensation Plan.
	3.	To ratify the appointment of the independent auditor for the fiscal year ending January 28, 2017.
	4.	If properly presented at the annual meeting, to vote on a shareholder proposal regarding shareholder approval of future severance arrangements with senior executives.
	5.	If properly presented at the annual meeting, to vote on a shareholder proposal regarding adoption of a proxy access bylaw for shareholders.
	6.	To consider such other business as may properly come before the annual meeting.
Adjournments and Postponements:
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date:	You are entitled to vote at this annual meeting only if you were a Guess?, Inc. shareholder as of the end of business on May 6, 2016.
Admission:
Please note that space limitations make it necessary to limit attendance to shareholders and one guest. If your shares are held by a broker, bank or other nominee and you wish to attend the annual meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares as of the record date and bring it to the annual meeting. Admission to the annual meeting will be on a first-come, first-served basis. Cameras and recording devices will not be permitted at the annual meeting.
The annual meeting will begin promptly at 9:00 a.m., local time. Registration will begin at 8:30 a.m., local time.
Voting:
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible. You may submit your proxy for the annual meeting by using the Internet or telephone voting systems or by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers about the Proxy Materials and Annual Meeting" beginning on page 1 of this proxy statement and the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Paul Marciano Executive Chairman of the Board and Chief Creative Officer

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about May 27, 2016.

GUESS?, INC.
1444 South Alameda Street
Los Angeles, California 90021

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To be held on June 30, 2016

        This proxy statement (the "Proxy Statement") and the enclosed form of proxy are being furnished commencing on or about May 27, 2016, in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Guess?, Inc. (the "Company") of proxies in the enclosed form for use at the 2016 annual meeting of shareholders (the "Annual Meeting") to be held at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, California 90210, on Thursday, June 30, 2016, at 9:00 a.m., local time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Q:    Why am I receiving these materials?

A:
The Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place on June 30, 2016. As a shareholder as of May 6, 2016, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Q:    What information is contained in this Proxy Statement?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers, and certain other required information.

Q:    How do I obtain the Company's Annual Report on Form 10-K?

A:
A copy of the Company's fiscal 2016 Annual Report on Form 10-K is enclosed.

  Shareholders may request another free copy of the fiscal 2016 Annual Report on Form 10-K from:

    Guess?, Inc.
    Attn: Investor Relations
    1444 South Alameda Street
    Los Angeles, California 90021
    (213) 765-5578
     http://investors.guess.com

  The Company will also furnish any exhibit to the fiscal 2016 Annual Report on Form 10-K if specifically requested.

Q:    What may I vote on by proxy?

A:
(1)   The election of three nominees to serve on the Board;

(2)
The approval of the amended and restated Guess?, Inc. Non-Employee Directors' Compensation Plan (the "Director Plan");

(3)
The ratification of the appointment of Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending January 28, 2017 ("fiscal 2017");

  (4)
  If properly presented at the Annual Meeting, a shareholder proposal regarding shareholder approval of future severance arrangements with senior executives; and

  (5)
  If properly presented at the Annual Meeting, a shareholder proposal regarding adoption of a proxy access bylaw for shareholders.

  For a shareholder proposal to be properly presented at the Annual Meeting, the shareholder that submitted the proposal (or a qualified representative of that shareholder) must appear at the Annual Meeting to present the proposal. Pursuant to the bylaws of the Company (the "Bylaws"), the chairperson of the Annual Meeting will determine whether any business proposed to be transacted by the shareholders has been properly brought before the Annual Meeting and, if the chairperson should determine it has not been properly brought before the meeting, the business will not be presented for shareholder action at the meeting, even if we have received proxies in respect of the vote on such matter.

  We will also consider other business that properly comes before the Annual Meeting.

Q:    How does the Board recommend I vote on the proposals?

A:
The Board recommends that you vote your shares:

(1)
FOR the election of the three nominees to serve on the Board;

(2)
FOR the approval of the amended and restated Guess?, Inc. Non-Employee Directors' Compensation Plan (the "Director Plan");

(3)
FOR the ratification of the appointment of Ernst & Young LLP as the independent auditor of the Company for fiscal 2017;

(4)
AGAINST the shareholder proposal regarding shareholder approval of future severance arrangements with senior executives; and

(5)
AGAINST the shareholder proposal regarding adoption of a proxy access bylaw for shareholders.

  Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted as recommended by the Board.

Q:    Who is entitled to vote?

A:
Shareholders as of the close of business on May 6, 2016 (the "Record Date") are entitled to vote at the Annual Meeting.

Q:    How many shares can vote?

A:
As of the Record Date, 84,325,296 shares of common stock (the "Common Stock") of the Company, the only voting securities of the Company, were issued and outstanding. Every shareholder of Common Stock is entitled to one vote for each share held.

Q:    How do I vote?

A:
You are eligible to vote at the Annual Meeting using one of four methods:

  •
  Voting by Internet.  To vote via the Internet, use the website indicated on the enclosed proxy card;

  •
  Voting by Telephone.  To vote by telephone, call the toll-free number on the enclosed proxy card;

  •
  Voting by Mail.  To vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided; or

    •
    Voting in Person.  To vote in person, you must attend the Annual Meeting and follow the procedures for voting announced at the Annual Meeting. Please note that if your shares are held by a broker or other nominee you must present a legal proxy from such broker or nominee in order to be able to vote at the Annual Meeting.

  The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the enclosed proxy card. In order to be timely processed, an Internet or telephone vote must be received by 1:00 a.m. Eastern Time on June 30, 2016. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card. All proxies will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

  You have the right to revoke your proxy at any time before the Annual Meeting by:

    •
    Notifying the Corporate Secretary of the Company in writing;

    •
    Returning a later-dated proxy card;

    •
    Entering a later-dated Internet or telephone vote; or

    •
    Voting in person.

  Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting.

Q:    What if my shares are held in "street name?"

A:
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:    What shares are included on the proxy card(s)?

A:
The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s) or vote by Internet, telephone or in person at the Annual Meeting, your shares will not be voted.

Q:    What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you intend to vote by return mail, sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent:

    Computershare
    P.O. Box 30170
    College Station, TX 77842-3170
    (877) 282-1168 or
    (781) 575-4593
     www.computershare.com/investor

Q:    How may I obtain a separate set of voting materials?

A:
If you share an address with another shareholder, you may receive only one set of proxy materials (including our fiscal 2016 Annual Report on Form 10-K and this Proxy Statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials at:

    Guess?, Inc.
    Attn: Investor Relations
    1444 South Alameda Street
    Los Angeles, California 90021
    (213) 765-5578

  Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials in the future.

Q:    What is a "quorum?"

A:
A "quorum" is a majority of the outstanding shares entitled to vote. They may be present at the Annual Meeting or represented by proxy. A quorum must have been established in order to consider any matter at the Annual Meeting.

Q:    What is required to approve each proposal?

A:
The three candidates for director receiving the most votes will be elected directors of the Company. Shareholders may not cumulate their votes. All other proposals require the affirmative "for" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting.

  Please note, however, that the vote to ratify the appointment of Ernst & Young LLP, as well as the vote on the two shareholder proposals, will be advisory only and will not be binding. The results of the votes on these proposals will be taken into consideration by the Company, our Board or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters.

  A properly executed proxy marked "Abstain" with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

Q:    What is the impact of not casting your vote if you hold shares beneficially in street name?

A:
If you hold your shares in street name and you do not provide your broker with specific voting instructions, your broker may vote your shares only with respect to certain matters considered routine. The uncontested election of directors, the proposal to approve the amended and restated Guess?, Inc. Non-Employee Directors' Compensation Plan (the "Director Plan"), the shareholder proposal regarding shareholder approval of future severance arrangements with senior executives and the shareholder proposal regarding adoption of a proxy access bylaw for shareholders are not considered routine matters. Therefore, if you hold your shares in street name and you do not instruct your broker how to vote with respect to the election of directors (Proposal No. 1), the proposal to approve the Director Plan (Proposal No. 2), the shareholder proposal regarding shareholder approval of future severance arrangements with senior executives (Proposal No. 4), or the shareholder proposal regarding adoption of a proxy access bylaw for shareholders (Proposal No. 5), no votes will be cast on your behalf for these matters. These "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal. Your broker is expected to have discretion to vote any uninstructed shares on the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor (Proposal No. 3).

  Your broker will provide you with directions on voting your shares, and you should instruct your broker to vote your shares according to those instructions.

Q:    How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card will give authority to each of Sandeep Reddy, our Chief Financial Officer, and Jason T. Miller, our General Counsel and Secretary, to vote on such matters at their discretion.

Q:    What is the deadline to propose actions for consideration at next year's annual meeting of shareholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future shareholder meetings as follows:

  Shareholder Proposals:    For a shareholder proposal to be considered for inclusion in the Company's proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of the Company at our principal executive offices no later than January 27, 2017. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Securities and Exchange Commission ("SEC") regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

    Guess?, Inc.
    Attn: Corporate Secretary
    1444 South Alameda Street
    Los Angeles, California 90021

  For a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Common Stock to approve that proposal, provide the information required by the Bylaws and give timely notice to the Corporate Secretary of the Company in accordance with the Bylaws, which, in general, require that the notice be received by the Corporate Secretary of the Company:

    •
    Not earlier than April 1, 2017, and

    •
    Not later than the close of business on May 1, 2017.

  If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of the Annual Meeting, then notice of a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8 must be received no later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed to the shareholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first.

  Nomination of Director Candidates:    You may propose director candidates for consideration by the Board's Nominating and Governance Committee in accordance with the procedures set forth in the Bylaws, as summarized under the caption "Corporate Governance and Board Matters—Consideration of Director Nominees—Shareholder Nominees" herein.

  Copy of Bylaw Provisions:    You may contact the Company's Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. The Bylaws also are available on the Company's website at http://investors.guess.com.

Q:    How is the Company soliciting proxies for the Annual Meeting?

A:
This solicitation is made by mail on behalf of the Board of Directors. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by mail, telephone, facsimile, electronic mail or personal interview by the directors, officers and employees of the Company and its affiliates (none of whom will receive additional compensation for the solicitation) or from other third party proxy solicitors (in exchange for customary fees for such services). The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders. We may incur other expenses in connection with the solicitation of proxies for the Annual Meeting.

Q:    How can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish preliminary and/or final voting results (as available) in a Current Report on Form 8-K within four business days following the Annual Meeting.

Q:    How may I communicate with the Company's Board or the non-management directors on the Company's Board?

A:
You may communicate with the Board by submitting an e-mail to the Company's Board at bod@guess.com. All directors have access to this e-mail address. Communications from shareholders or any other interested parties that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Lead Independent Director.

Q:    What is the Company's fiscal year?

A:
The Company's fiscal year is the 52- or 53-week period that ends on the Saturday nearest to January 31 of each year. Unless otherwise stated, all information presented in this Proxy Statement is based on the Company's fiscal calendar.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 30, 2016

        This Proxy Statement and our Annual Report on Form 10-K for the Fiscal Year Ended January 30, 2016 are available at www.edocumentview.com/ges.

 PROPOSAL NO. 1: ELECTION OF THREE DIRECTORS
(Item 1 on Proxy Card)

        Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors serving staggered three-year terms (Classes I, II and III), with each class to be as nearly equal in number as possible. The Bylaws authorize a Board of Directors consisting of not less than three or more than fifteen directors. The Board of Directors currently consists of eight members, of whom Gianluca Bolla and Maurice Marciano are Class I directors; Anthony Chidoni, Joseph Gromek and Paul Marciano are Class II directors; and Victor Herrero, Kay Isaacson-Leibowitz and Alex Yemenidjian are Class III directors. The terms for the Class II directors are scheduled to expire at the Annual Meeting.

        The Board has nominated each of the current Class II directors, Anthony Chidoni, Joseph Gromek and Paul Marciano, for re-election at the Annual Meeting, to serve for three-year terms to expire at the 2019 annual meeting and until their respective successors shall have been elected and qualified.

        Mr. Paul Marciano is the Company's Executive Chairman of the Board and Chief Creative Officer. Messrs. Chidoni and Gromek are not employed by or otherwise affiliated with the Company, except in their capacity as directors. Each of the nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board of Directors if elected. Information regarding the nominees and the continuing directors whose terms expire in 2017 and 2018 is set forth under the heading "Directors and Executive Officers" herein.

        The nominees will be elected by a plurality of the votes cast at the Annual Meeting. Shareholders may not cumulate their votes. If any of the nominees are unable to serve, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate. In no event will the shares represented by the proxies be voted for more than three directors at the Annual Meeting.

        The Board of Directors unanimously recommends a vote FOR the election of each of the three nominees.

PROPOSAL NO. 2: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
GUESS?, INC. NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN
(Item 2 on Proxy Card)

        Shareholders are being asked to approve the amended and restated Guess?, Inc. Non-Employee Directors' Compensation Plan (formerly, the Guess?, Inc. 2006 Non-Employee Directors' Stock Grant and Stock Option Plan and referred to in this Proxy Statement as the "Director Plan"), which was adopted, subject to shareholder approval, by the Board of Directors on May 20, 2016. The Director Plan includes the following amendments:

  •
  Extension of Plan Term.  The Company's authority to grant new awards under the Director Plan, as previously in effect, expired on May 9, 2016. The proposed amended and restated Director Plan would reinstate the Company's ability to grant new awards under the plan until June 30, 2026.

  •
  Decrease in Aggregate Share Limit.  The Director Plan currently limits the aggregate number of shares of Common Stock that may be delivered pursuant to all awards granted under the Director Plan to 2,000,000 shares. The proposed amended and restated Director Plan would decrease the aggregate number of shares of Common Stock available for award grants under the Director Plan by 150,000 shares so that the new aggregate share limit for the Director Plan would be 1,850,000 shares.

  •
  Flexibility to Structure Compensation Arrangements.  The proposed amended and restated Director Plan would provide the Board more flexibility to structure compensation arrangements for members of our Board of Directors who are not employed by the Company or one of our subsidiaries (referred to in this proposal as "non-employee directors"). Under the Director Plan as in effect at the start of this fiscal year, each non-employee director then in office was granted an award of restricted stock or restricted stock units with a grant date fair value of $180,000. The amended and restated Director Plan would, as described in more detail below, give the Board flexibility to change the amount, timing, and other terms of these awards within certain limits discussed below. The amended and restated Director Plan also authorizes the Board to structure cash compensation arrangements for non-employee directors under the Director Plan within certain annual limits discussed below.

        As of May 6, 2016, a total of 23,762 shares of Common Stock were then subject to outstanding stock options granted under the Director Plan, 59,832 shares of Common Stock were then subject to outstanding restricted stock and restricted stock unit awards granted under the Director Plan, and an additional 708,877 shares of Common Stock were then available for new award grants under the Director Plan. Stock option awards were granted under the Director Plan previously in effect. The current Director Plan does not authorize stock option grants.

        The Company believes that awards of Common Stock or with a value directly linked to the value of our Common Stock (such as restricted stock units) are an important component of our compensation arrangements for our non-employee directors to help further align their interests with those of our shareholders and are consistent with competitive practices. As noted above, our authority to grant new awards under the Director Plan expired as of May 9, 2016. Our Board of Directors believes that approval of the proposed amended and restated Director Plan is in the best interests of shareholders to allow us to continue to grant equity-based awards to our non-employee directors in the future.

        Shareholders are not being asked to increase the number of shares of Common Stock available for award grants under the Director Plan. Instead, as noted above, the proposed amended and restated Director Plan actually decreases the number of shares available under the plan from the limit previously in effect.

Summary Description of the Director Plan

        The principal terms of the proposed amended and restated Director Plan are summarized below. The following summary is qualified in its entirety by the full text of the proposed amended and restated Director Plan, which is attached as Appendix A to this Proxy Statement.

        Purpose.    The purpose of the Director Plan is to enable the Company to attract and retain non-employee directors and to compensate them for their service on our Board of Directors and committees of our Board of Directors.

        Eligibility.    Individuals who are members of the Company's Board of Directors and who are not also employed by the Company or one of our subsidiaries are eligible to participate in the Director Plan. As of the date of this Proxy Statement, there were six non-employee directors on our Board of Directors.

        Administration.    The Director Plan is administered by our Board of Directors. The Board's administrative authority (with the express limits of the Director Plan) includes, for example, the authority to:

  •
  establish the terms and conditions of awards granted and to be granted under the Director Plan;

  •
  establish the terms and conditions of any cash compensation to be paid under the Director Plan;

  •
  adopt, revise and repeal administrative rules, guidelines and practices governing the Director Plan; and

  •
  interpret the terms and provisions of the Director Plan and any award issued thereunder and any award agreements relating thereto, and otherwise settle all claims and disputes arising under the Director Plan.

        Our Board of Directors may delegate its authority under the Director Plan to a committee of the Board, in which case references to the authority of our Board of Directors under the Director Plan also include the references to any such committee acting within the authority delegated to it.

        Shares Authorized.    The maximum number of shares of Common Stock that may be issued or delivered under the Director Plan is 2,000,000. As of May 6, 2016, 708,877 shares of Common Stock remained available for grant under the Director Plan. If shareholders approve this Director Plan proposal, the number of shares of Common Stock that may be issued or transferred pursuant to awards under the Director Plan will be decreased by 150,000 shares, so that the new aggregate share limit for the Director Plan will be 1,850,000 shares (reducing the number of shares available for new award grants from 708,877 to 558,877 as of May 6, 2016).

        Shares subject to awards that are not exercised, that fail to vest, or that expire or are cancelled will again become available for regrant and award purposes under the Director Plan. If grants contemplated would exceed the authorized plan limit, no additional awards will be granted in excess of the plan limit unless the Director Plan is amended (subject to shareholder approval) or additional shares of Common Stock become available for further awards under the Director Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the Director Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its subsidiaries to satisfy the tax withholding obligations related to any award under the Director Plan, will not be available for subsequent awards under the Director Plan.

        Types of Awards.    The Director Plan provides for the annual grant of restricted stock (including, as described below, restricted stock unit) awards to the non-employee directors. On the first business day of each of the Company's fiscal years during the term of the Director Plan (referred to as an "eligibility date"), each non-employee director who (unless otherwise determined by the Board) has not been an employee of the Company at any time during the immediately preceding 12 months will automatically be granted an award of a number of restricted shares (or restricted stock units for non-U.S. residents) equal in value on the grant date to a specified dollar amount (currently, $180,000). The number of restricted shares or restricted stock units awarded is determined by dividing the applicable dollar amount by the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant (or, if the date of grant was not a trading day, on the next preceding day on which the Common Stock was traded). Non-employee directors are entitled to voting and dividend rights with respect to the restricted shares subject to restricted stock awards. Non-employee directors are not entitled to voting or other rights of a stockholder with respect to restricted stock unit awards, but the non-employee directors may be entitled to dividend equivalents with respect to restricted stock unit awards.

        Subject to continued service, each restricted stock or restricted stock unit award granted under the Director Plan becomes vested and non-forfeitable as to 100% of the shares subject to such award on the first to occur of (i) the first year anniversary of the date of grant or (ii) a termination of service if the non-employee director has completed a full term of service and he or she does not stand for re-election at the completion of such term.

        The Board has the authority to change the timing of the award grants under the Director Plan, the grant date dollar value of the annual awards, and the vesting provisions (including providing that an award will be vested immediately after grant), from time to time, as well as the authority to provide that award grants under the Director Plan will be made in the form of restricted stock units that will be payable upon vesting in shares of Common Stock. However, the aggregate fair market value (determined as of the applicable date(s) of grant) of shares of Common Stock subject to restricted stock and restricted stock unit awards granted under the Director Plan to any one individual in any one calendar year will not exceed $275,000. The limit of this preceding sentence does not apply to, and will be determined without taking into account, any award granted under any other equity incentive plan or authority of the Company or any of its subsidiaries to an individual who, on the grant date of the award, served as an officer, employee or consultant of the Company or one of its subsidiaries (provided that the award was granted to such individual in his or her capacity as an officer, employee or consultant). The dollar limit discussed in this paragraph will apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

        Each restricted stock and restricted stock unit award granted under the Director Plan is evidenced by an award agreement that sets forth the specific terms and conditions of the restricted stock or restricted stock unit award, as applicable, the terms of which are not to be inconsistent with the terms of the Director Plan.

        Our Board of Directors is also authorized under the Director Plan to structure cash compensation arrangements for non-employee directors for their service on our Board of Directors and committees of our Board of Directors. Such compensation arrangements may include, without limitation, Board retainers, retainers for service on committees of the Board, meeting fees, fees for service as a chair of the Board or a committee of the Board, and fees for service as a lead independent director. Our Board of Directors has the authority to determine the terms and conditions of those cash compensation arrangements from time to time. However, the aggregate cash compensation paid to a non-employee director in any one fiscal year of the Company under the authority of the Director Plan will not exceed $125,000. The limit of the preceding sentence does not apply to, and will be determined without taking into account, the following: (1) any compensation or benefits granted, provided, paid or payable under any other plan or authority of the Company or any of its subsidiaries, (2) any compensation or benefits granted, provided, paid or payable for service to the Company or any of its subsidiaries in any other capacity (such as, without limitation, as an officer, employee, or consultant), and (3) any amount payable with respect to any period prior to the Company's fiscal year 2017. Furthermore, the limit discussed in this paragraph applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

        Transferability Restrictions.    Prior to the time that they have become vested, rights and benefits under restricted stock and restricted stock unit awards granted under the Director Plan may not be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than with respect to transfers to the Company, the designation of a beneficiary to receive benefits in the event of the non-employee director's death (or, if the director has died, transfers to the director's beneficiary), or transfers by will or the laws of descent and distribution.

        Changes in Capital Structure.    As is customary in incentive plans of this nature, in the event of certain changes to the outstanding shares of Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, combination or exchange of shares, or an extraordinary dividend, the Board may make (i) proportionate adjustments as may be necessary (in the form determined by the Board in its sole discretion) to prevent dilution or enlargement of the rights of participants under the Director Plan with respect to the aggregate number of shares of Common Stock for which awards may be granted under the plan, the number of shares of Common Stock covered by each outstanding award, and the exercise price of each outstanding option and (ii) such other adjustments, consistent with the foregoing, as the Board deems appropriate in its sole discretion.

        In the event of a "change in control" of the Company (as defined in the Director Plan), all restricted shares and restricted stock units then outstanding will vest 100% free of restrictions as of the date of the change in control. Unless otherwise determined by the Board, if a non-employee director's service as a director terminates for any reason, any restricted shares or restricted stock units that are not fully vested and free from restriction as of the director's termination of service will automatically be forfeited and returned to the Company.

        No Limit on Other Authority.    The Director Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation (subject to shareholder approval, if such approval is required), with or without reference to Common Stock, under any other plan or authority. Without limiting the generality of the preceding sentence, nothing in the Director Plan limits the authority conferred under any other equity incentive plan of the Company.

        Termination of or Changes to the Director Plan.    The authority to grant new awards under the Director Plan terminated effective as of May 9, 2016, which was the ten-year anniversary of the date the Company's shareholders last approved the Director Plan. However, the proposed amended and restated Director Plan would reinstate the Company's ability to grant new awards under the Director Plan through June 30, 2026 (subject to earlier termination of the plan by action of the Board).

        The Board may amend, alter, suspend or terminate the Director Plan in whole or in part at any time and from time to time. Shareholder approval for an amendment to the Director Plan will be required only to the extent required by applicable law, provided that shareholder approval will be required for any amendment that would increase the plan's share limit (other than pursuant to an adjustment as described above under "Changes in Capital Structure") or the annual limits on awards or cash compensation that may be granted to any one participant under the Director Plan.. The Board may amend the terms of any award granted under the Director Plan, except that participant consent will be required for any amendment that impairs the rights of such participant.

U.S. Federal Income Tax Consequences of Awards under the Director Plan

        The U.S. federal income tax consequences of the Director Plan under current federal law, which is subject to change, are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of

Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

        With respect to restricted stock awards, restricted stock is taxed as income at the time the restrictions lapse (although participants may elect earlier taxation and convert future gains to capital gains) in an amount equal to the fair market value of the Common Stock at the time the restrictions lapse and the Company will generally have a corresponding deduction at the time the participant recognizes income. With respect to restricted stock unit awards, restricted stock units are taxed when shares of Common Stock are delivered in payment of vested stock units and the Company will generally have a corresponding deduction at the time the participant recognizes income. Cash compensation is generally taxed when paid and the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the Director Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Specific Benefits under the Director Plan

        The Company has not approved any awards that are conditioned upon shareholder approval of this Director Plan proposal. We are not currently considering any other specific awards grants under the Director Plan except for the annual grants of restricted stock (or restricted stock unit) awards to the non-employee directors described above under "Summary Description of the Director Plan—Types of Awards." Under the Director Plan, these annual grants are currently determined by dividing $180,000 by the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant (or, if the date of grant was not a trading day, on the next preceding day on which the Common Stock was traded) as described above. Assuming, for illustrative purposes only, that the price of the Common Stock used for the conversion of the applicable dollar amount set forth above into shares (or units) was $16.90 (the closing price of a share of the Common Stock on May 6, 2016), the number of shares (or units) that would be granted to a non-employee director each year would be 10,650 and the total number of shares (or units) granted under the Director Plan for fiscal years 2017 through 2026 (the ten-year term of the plan if shareholders approve this Director Plan proposal), assuming the Company continues to have six non-employee directors, is approximately 639,000. This calculation also assumes that there are no new eligible non-employee directors, there continue to be six eligible non-employee directors, and there are no changes to the sizes or other terms of awards granted under the Director Plan. As discussed above, officers and employees of the Company are not eligible for grants under the Director Plan. Under these assumptions, since the proposed decrease in the aggregate share limit under the Director Plan reduces the number of shares available for new award grants from 708,877 to 558,877, the Company would have enough capacity under the Director Plan to continue to grant equity awards for approximately eight years.

        If the proposed amended and restated Director Plan had been in effect in fiscal 2016, the Company expects that its award grants for fiscal 2016 would not have been different from those actually made in that year under the Director Plan. For information regarding past awards under the Director Plan, see the "Aggregate Past Grants Under the Director Plan" table and the "Director Compensation" section below.

Potential Dilution

        The following paragraphs include additional information to help shareholders assess the potential dilutive impact of the Company's equity awards and the proposed amended and restated Director Plan.

The other equity compensation plans currently maintained by the Company are the Guess?, Inc. 2004 Equity Incentive Plan (the "2004 Equity Incentive Plan") and the Company's 2002 Employee Stock Purchase Plan (the "ESPP").

        Information about the total number of shares of Common Stock subject to outstanding awards and available for grant under the Director Plan is presented above.

        The following table shows the total number of shares of Common Stock that were (i) subject to outstanding restricted stock unit and restricted stock awards with only time-based vesting requirements, (ii) subject to outstanding performance-based vesting restricted stock unit awards, (iii) subject to outstanding stock options, and (iv) then available for new award grants, in each case in the aggregate taking both the Director Plan and the 2004 Equity Incentive Plan into account as of January 30, 2016 and as of May 6, 2016.

	As of January 30, 2016	As of May 6, 2016
Shares subject to outstanding restricted stock and restricted stock unit awards (excluding those with performance-based vesting conditions)	1,221,665	1,375,099
Shares subject to outstanding restricted stock and restricted stock unit awards with performance-based vesting conditions (at the targeted level of performance)	183,368	786,184
Shares subject to outstanding stock options	2,778,244	3,213,994
Shares available for new award grants (amount for May 6, 2016 assumes shareholder approval of this proposal)	5,712,915	4,120,061

        The total number of shares of Common Stock subject to restricted stock and restricted stock unit awards granted under the Director Plan over each of the last three fiscal years, and to-date (as of May 6, 2016) for fiscal 2017, is: 41,616 in fiscal 2014, 33,295 in fiscal 2015, 59,238 in fiscal 2016, and 59,832 in fiscal 2017 through May 6, 2016. No stock options were granted under the Director Plan in any of these years. The total number of shares of Common Stock subject to awards that the Company granted, taking into account both the Director Plan and the 2004 Equity Incentive Plan, over each of the last three fiscal years, and to-date (as of May 6, 2016) for fiscal 2017, is as follows:

  •
  1,361,850 shares in fiscal 2014 (of which 583,500 shares were subject to stock option awards, 534,650 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), and 243,700 shares were subject to restricted stock and restricted stock unit awards with performance-based vesting conditions (at the targeted level of performance);

  •
  1,055,300 shares in fiscal 2015 (of which 456,950 shares were subject to stock option awards, 338,650 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), and 259,700 shares were subject to restricted stock and restricted stock unit awards with performance-based vesting conditions (at the targeted level of performance);

  •
  2,545,372 shares in fiscal 2016 (of which 1,288,400 shares were subject to stock option awards, 647,738 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), and 609,234 shares were subject to restricted stock and restricted stock unit awards with performance-based vesting conditions (at the targeted level of performance); and

  •
  1,752,698 shares in fiscal 2017 through May 6, 2016 (of which 634,550 shares were subject to stock option awards, 515,332 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), and 602,816 shares were subject to restricted stock and restricted stock unit awards with performance-based vesting conditions (at the targeted level of performance).

        If shareholders approve this proposal to amend and restate the Director Plan, the Board anticipates that the shares of Common Stock available for new award grants under the Director Plan (after giving effect to the reduction in Director Plan share limit discussed above) will provide the Company with flexibility to continue to grant equity awards under the Director Plan for approximately eight years. However, this is only an estimate, in the Company's judgment, based on current circumstances. The total number of shares that are awarded under the Director Plan in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of Common Stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors' compensation practices or changes in compensation practices in the market generally with respect to director compensation, changes in the number of our directors, the need to attract and retain directors, the number of shares that become available for new award grants pursuant to the terms of the plan (for example, as a result of award forfeitures), and how the Company chooses to balance total compensation for directors between cash and equity-based awards.

        To help assess the potential dilutive impact of the Director Plan proposal, the weighted average number of shares of Common Stock issued and outstanding in each of the last three fiscal years is 84,521,589 shares issued and outstanding in fiscal 2014, 84,836,614 shares issued and outstanding in fiscal 2015, and 84,524,950 shares issued and outstanding in fiscal 2016. The number of shares of Common Stock issued and outstanding as of May 6, 2016 was 84,325,296 shares. For these purposes, issued and outstanding shares include unvested restricted shares of Common Stock awarded by the Company and outstanding as of the applicable date. The closing market price for a share of Common Stock as of May 6, 2016 was $16.90 per share.

        As of January 30, 2016, 3,039,269 shares of Common Stock were available for issuance under the ESPP.

Aggregate Past Grants under the Director Plan

        As of May 6, 2016, awards covering 1,662,922 shares of Common Stock had been granted under the Director Plan. (This number of shares includes all shares subject to awards before giving effect to forfeitures.) The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock vesting prior to, and option and unvested restricted stock holdings as of, that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
	Number of Shares Subject to Past Option Grants						Number of Shares/Units Outstanding and Unvested as of May 6, 2016
		Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of May 6, 2016
					Number of Shares/Units Subject to Past Grants	Number of Shares/Units Vested as of May 6, 2016
Name and Position			Exercisable	Unexercisable
Named Executive Officers:
Victor Herrero, Chief Executive Officer and Director	—	—	—	—	—	—	—
Paul Marciano, Executive Chairman of the Board and Chief Creative Officer	—	—	—	—	—	—	—
Sandeep Reddy, Chief Financial Officer	—	—	—	—	—	—	—
Michael Relich, Former Chief Operating Officer	—	—	—	—	—	—	—
Total for All Current Executive Officers (3 persons, including the Named Executive Officers)(1):	—	—	—	—	—	—	—
Non-Executive Director Group(2):
Gianluca Bolla	—	—	—	—	43,775	33,803	9,972
Anthony Chidoni	170,176	164,516	5,660	—	93,336	83,364	9,972
Joseph Gromek	—	—	—	—	19,845	9,873	9,972
Kay Isaacson-Leibowitz	12,942	500	12,442	—	69,822	59,850	9,972
Maurice Marciano	—	—	—	—	33,440	23,468	9,972
Alex Yemenidjian	44,660	39,000	5,660	—	81,336	71,364	9,972
Total for Non-Executive Director Group (6 persons):	227,778	204,016	23,762	—	341,554	281,722	59,832
Each other person who has received 5% or more of the options, warrants or rights under the Director Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	—	—	—	—	—	—	—
All former directors	908,183	543,427	—	—	185,407	179,407	—
Total	1,135,961	747,443	23,762	—	526,961	461,129	59,832

(1)
This number includes all of the Named Executive Officers other than Michael Relich, who is no longer an executive officer of the Company.

(2)
Anthony Chidoni, Joseph Gromek and Paul Marciano are nominees for re-election at the Annual Meeting.

Equity Compensation Plan Information

        The following table sets forth, for each of the Company's equity compensation plans, the number of shares of Common Stock subject to outstanding options and restricted stock unit awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants, in each case, as of January 30, 2016.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	3,733,035	(1)	26.0216	(2)	8,752,184	(3)
Equity compensation plans not approved by shareholders	—		—		—
Total	3,733,035		26.0216		8,752,184

(1)
Of these shares, 2,778,244 shares were subject to outstanding stock options and 954,791 shares were subject to outstanding restricted stock units. This number does not include 450,242 shares that were subject to then-outstanding, but unvested, restricted stock awards.

(2)
This weighted-average exercise price does not reflect the 954,791 shares that will be issued upon the vesting of outstanding restricted stock units.

(3)
Of these shares, (i) 4,944,490 shares were available at January 30, 2016 for future issuance under stock options, SARs, restricted stock awards, stock units, performance share awards or performance units under the Company's 2004 Equity Incentive Plan, (ii) no shares were available for future issuance under the Company's 1996 Equity Incentive Plan, (iii) 3,039,269 shares were available at January 30, 2016 for future issuance pursuant to the Company's 2002 Employee Stock Purchase Plan and (iv) 768,425 shares were available at January 30, 2016 for future issuance under restricted stock and restricted stock unit awards under the Director Plan. This table does not reflect (a) the expiration of the authority to grant new awards under the Director Plan on May 9, 2016, or (b) the reduction in the number of shares available under the Director Plan by 150,000 shares if shareholders approve the Director Plan proposal.

Vote Required for Approval of the Amended and Restated Guess?, Inc. Directors' Compensation Plan

        The Board of Directors believes the proposed amended and restated Director Plan will promote the interests of the Company and our shareholders and will help us continue to be able to attract, retain and compensate non-employee directors, which is important to our success.

        All six of our non-employee directors are eligible to receive awards under the Director Plan and thus have a personal interest in the approval of this proposal.

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to approve the proposed amended and restated Director Plan.

        The Board of Directors unanimously recommends a vote FOR the approval of the amended and restated Director Plan as described above.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT AUDITOR
(Item 3 on Proxy Card)

        The Audit Committee has selected the firm of Ernst & Young LLP ("Ernst & Young") to act as the Company's independent auditor for the fiscal year ending January 28, 2017, and recommends that the shareholders vote in favor of such appointment. In making its selection of the independent auditor, the Audit Committee considered whether Ernst & Young's provision of services other than audit services, including its past and current tax planning and tax advisory services, is compatible with maintaining independence as the Company's independent registered public accounting firm. Ernst & Young has served as the Company's independent auditor since March 19, 2007.

        Shareholder approval of the selection of Ernst & Young as our independent auditor is not required by our Bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditor. The Audit Committee will consider the results of the shareholder vote for this proposal and, in the event of a negative vote, will reconsider its selection of Ernst & Young. Even if Ernst & Young's appointment is ratified by the shareholders, the Audit Committee may, at its discretion, appoint a new independent auditing firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

        We expect that a representative of Ernst & Young will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as he or she may desire.

        The favorable vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting is required to ratify the selection of Ernst & Young.

        The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young.

 RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Independent Registered Public Accountant Fee Summary

        Aggregate fees billed to us for the fiscal years ended January 30, 2016 and January 31, 2015 by Ernst & Young LLP, our independent auditor, are as follows (dollars in thousands):

	Year Ended Jan. 30, 2016	Year Ended Jan. 31, 2015
Audit fees(1)	$2,745	$2,476
Audit related fees(2)	34	34
Tax fees(3)	468	418
All other fees(4)	—	—

Total	$3,247	$2,928

(1)
"Audit fees" consist of fees for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in Form 10-Qs, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)
"Audit related fees" consist of fees for services related to employee benefit plans and certain agreed-upon procedures and other services that are reasonably related to the performance of the audit or review of the Company's financial statements and internal controls that are not reported under "Audit fees."

(3)
"Tax fees" consist of fees for tax compliance and tax advice. For fiscal 2016, the amount includes $320,000 for tax compliance and preparation services and $148,000 for all other tax related services. For fiscal 2015, the amount includes $353,000 for tax compliance and preparation services and $65,000 for all other tax related services.

(4)
"All other fees" consist of fees for any services not included in the first three categories.

        All non-audit services were pre-approved by our Audit Committee pursuant to the pre-approval policies and procedures described below.

        The Audit Committee considered whether the provision of non-audit services provided by Ernst & Young during fiscal 2016 was compatible with maintaining auditor independence. In addition to retaining Ernst & Young to audit and review our consolidated financial statements for fiscal 2016, the Company retained Ernst & Young, as well as other accounting firms, to provide other advisory services in fiscal 2016. The Company understands the need for its independent auditor to maintain objectivity and independence in its audit of the Company's financial statements.

        The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approvals are detailed as to the particular service or category of service and the independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approvals, including the related fees. In addition to regular pre-approvals by the Audit Committee, the Audit Committee Chairperson may also pre-approve services to be performed by the independent auditor on a case-by-case basis, in accordance with authority delegated by the Audit Committee. Approvals made pursuant to this delegated authority are normally reported to the Audit Committee at its next meeting.

        The Audit Committee Charter requires that the lead partner assigned to our audit be rotated at least every five years and that other audit partners be rotated at least every seven years.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the Company's system of internal control over financial reporting and the qualifications, independence and performance of the Company's internal audit function and independent auditor. Management is responsible for the financial reporting process, including the Company's system of internal control over financial reporting, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles in the United States. The Company's independent auditor is responsible for performing an independent audit of the Company's financial statements, expressing an opinion as to the conformity of the Company's audited financial statements with generally accepted accounting principles in the United States, and expressing an opinion on the Company's internal control over financial reporting.

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended January 30, 2016. In addition, we have discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by the AICPA professional standards, Vol. 1 AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, pertaining to communications with audit committees. We have also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and we have discussed with the independent auditor the independent auditor's independence.

        The Audit Committee has met with Ernst & Young to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2016 for filing with the SEC.

By the Audit Committee,
Anthony Chidoni, Chairperson Gianluca Bolla Alex Yemenidjian

 PROPOSAL NO. 4: SHAREHOLDER PROPOSAL REGARDING
EXECUTIVE SEVERANCE ARRANGEMENTS
(Item 4 on Proxy Card)

        The Company expects the following shareholder proposal to be presented for consideration at the Annual Meeting. The proposal and supporting statement quoted below were submitted by The Teamster Affiliates Pension Plan, 25 Louisiana Avenue, N.W., Washington D.C. 20001, as the owner of 7,600 shares of the Company's Common Stock. The Board of Directors recommends voting AGAINST the proposal, as described in more detail below. The text of the proposal follows:

        RESOLVED:    That the shareholders of Guess?, Inc. (the "Company"), urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives' base salary, plus bonus.

        "Future severance agreements" include: employment agreements containing severance provisions, special retirement provisions and agreements renewing, modifying or extending existing agreements.

        "Benefits" include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any "gross-up" tax liability; the estimated present value of special retirement provisions; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive's access is accelerated under the severance agreement; fringe benefits; and, consulting fees (including reimbursable expenses) to be paid to the executive.

SUPPORTING STATEMENT:

        We believe that requiring shareholder ratification of "golden parachute" severance packages with a total cost exceeding 2.99 times an executive's base salary, plus bonus, will provide valuable feedback, encourage restraint, and strengthen the hand of the Board's compensation committee.

        According to the Summary of Potential Payments Upon Termination or Change in Control beginning on page 67 of the Company's 2015 Proxy Statement, if there is a change of control the then CEO would receive a severance payment of three times the sum of his base salary and target annual bonus. According to the Company's 2015 Proxy Statement, if there had been a change of control and termination on January 31, 2015, the CEO would have received a cash severance of $22.5 million, in addition to payments for equity awards and other benefits.

        If you agree with us that the Company should seek shareholder ratification of severance packages with a total cost exceeding 2.99 times an executive's base salary, plus bonus, then please VOTE FOR this proposal.

BOARD OF DIRECTORS' STATEMENT AGAINST THIS PROPOSAL:

        After careful consideration, the Board of Directors unanimously recommends that shareholders vote AGAINST the proposal. The Board of Directors believes the proposal is not in the best interests of the Company and its shareholders and opposes it for the reasons described below. We also note that shareholders overwhelmingly rejected, by more than 72% of the votes cast, a virtually identical proposal submitted by the proponent at the Company's 2015 annual meeting of shareholders.

        In order to support our compensation objective of attracting, retaining and motivating qualified executives, we believe that, in certain cases, it is appropriate to provide our key executive officers with severance protections upon certain types of termination of their employment, such as by the Company without cause, by the executive for good reason or in connection with a change in control. These severance protections are negotiated on an individual by individual basis in connection with the negotiation of other employment terms. By restricting the use of this important compensation tool, implementation of the proposal could materially hamper the Company's ability to attract, retain and motivate the highest quality and most talented senior executive team. The Board believes that shareholder interests are best protected by providing flexibility to the Compensation Committee, which consists solely of independent directors and oversees all matters regarding executive compensation, to assess the needs of the Company, the competition for talent and other relevant factors in making decisions regarding whether, and how, to offer severance benefits to executives.

        Calling a special meeting of shareholders to obtain prior approval of a severance arrangement that would provide benefits in excess of the specified cap would be expensive and impractical and could severely disadvantage the Company's ability to recruit qualified executives. Top candidates, when informed that the terms of their compensation arrangements first require shareholder approval, would likely be unwilling to sit on the sidelines pending such approval and may instead seek employment elsewhere, including at one of the Company's competitors who do not face similar restrictions on their ability to offer severance protection. Even if the severance arrangement could instead be ratified by shareholders after the fact, as the proposal suggests, the potential for shareholders to reject the severance arrangement—potentially many months after entering an agreement—would likely result in the promised severance benefits being viewed by a potential candidate as too uncertain to merit serious consideration. Delay and uncertainty would be injected into the hiring process, disadvantaging the Company in its efforts to recruit and retain the best available executive talent.

        It would not be practical simply to avoid shareholder approval by entering into severance arrangements for amounts less than the 2.99x cap. The benefits covered by the proposal include not only cash severance but also the value of prior equity awards that are accelerated upon a severance event. It is invariably the case, particularly with regard to highly sought-after executives, that employment agreements or other severance arrangements require at least partial vesting of equity awards upon certain types of severance events. We consider this appropriate and consistent with market practices given the nature of equity awards, which are generally granted on an annual basis as part of an executive's total annual compensation opportunity, but structured with multi-year vesting terms to encourage retention. An arrangement that provided for accelerated vesting of stock awards upon severance, even if permitted only on a partial, pro rata basis, would have a higher probability of exceeding the 2.99x cap. In order to implement the proposal and remain competitive in attracting and retaining highly qualified executives, we believe that we would either need to design executive compensation that significantly reduced the role of equity-based pay or reduce or eliminate multi-year vesting requirements for equity-based pay. We believe that shareholder interests are best served by voting AGAINST the proposal so that we can continue to grant equity-based pay with multi-year vesting requirements and remain competitive in attracting and retaining highly qualified executives.

        While the proposal addresses future severance agreements, we believe the employment agreements entered into by the Company with Mr. Victor Herrero in July 2015 and with Mr. Paul Marciano in January 2016 demonstrate that the proposal is unnecessary. Under Mr. Herrero's employment agreement, upon a qualified termination (which generally includes a termination by the Company without cause or by the executive for good reason) of his employment with the Company, he is entitled to a cash severance benefit of two times his annual base salary (two times the sum of his annual base salary plus his annual target bonus amount if the termination of employment occurs within a year before or two years after a change in control of the Company). Under Mr. Paul Marciano's employment agreement, upon a qualified termination of his employment with the Company, he is entitled to a cash severance benefit of three times the sum of his annual base salary plus his annual target bonus amount. Accordingly, the cash severance multiplier of 2x in Mr. Herrero's employment agreement is well below the 2.99x cap the proposal seeks, and the cash severance multiplier of 3x in Mr. Marciano's employment agreement is nearly identical to the cap the proposal seeks. In such circumstances, Mr. Herrero would also be entitled to certain continued life and medical insurance benefits, but we expect the cost of these benefits when added to the cash severance amount described above would still be well less than the 2.99x cap the proposal seeks. In the event of a qualified termination of either executive's employment, the executive's employment agreement also provides for payment of a pro-rated bonus for the year in which the termination of employment occurs and accelerated vesting of certain equity awards granted by the Company to the executive. We do not believe it is appropriate to apply the limitation called for by the proposal to the pro-rated bonus because the pro-ration reflects payment for the portion of the year actually worked by the executive and, for the reasons discussed above, we do not believe it is appropriate to apply the limitation called for by the proposal to the acceleration of equity awards.

        In addition, during merger, reorganizations and other change in control transactions, in particular, it is important for management to remain focused on protecting shareholders' interests and not be distracted by concerns about the security of their employment. The rigid and arbitrary limitation called for by the proposal could, by jeopardizing management's ability to realize a benefit from the equity awards granted as part of their regular compensation opportunities, curtail the Company's ability to ensure the stability of the key executive management team during any change in control situations.

        Finally, the proposal is extraordinarily broad and unclear, purporting to address "severance" payments. A careful reading of the proposal, however, shows that the proposal as written actually impacts much more. Because the payments covered by the proposal do not exclude retirement plan payments, deferred compensation plans, disability benefits, death benefits and other benefits payable at retirement or termination for any other reason, whether or not they were earned and vested prior to the executive's termination of employment, all of these may be captured by the proposal. Because these amounts could be aggregated in determining whether the payments exceeded the limits of the proposal, it could have the effect of prohibiting payments that are made in connection with a retirement or other termination, whether the amounts were previously earned and vested including, for example, the payment of a death benefit or vested retirement plan payments.

        For all the above reasons, the Board of Directors unanimously recommends that the Company's shareholders vote AGAINST this shareholder proposal.

 PROPOSAL NO. 5: SHAREHOLDER PROPOSAL REGARDING
PROXY ACCESS FOR SHAREHOLDERS
(Item 5 on Proxy Card)

        The Company expects the following shareholder proposal to be presented for consideration at the Annual Meeting. The proposal and supporting statement quoted below were submitted by the Marco Consulting Group Trust I, 550 West Washington Blvd., Suite 900, Chicago, Illinois 60661, as the owner of 4,805 shares of the Company's Common Stock. The Board of Directors recommends voting AGAINST the proposal, as described in more detail below. The text of the proposal follows:

        RESOLVED:    Shareholders of Guess? Inc. (the "Company") ask the board of directors (the "Board") to take the steps necessary to adopt a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

        The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

  a)
  have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;

  b)
  given the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

  c)
  certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

        The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT:

        We believe proxy access is a fundamental shareholder right that will make directors more accountable and enhance shareholder value. A 2014 CFA Institute study concluded that proxy access would "benefit both the markets and corporate boardrooms, with little cost or disruption" and could raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/dio/pdf/10.2469/ccb.v2014.n9.1)

        The proposed terms are similar to those in vacated SEC Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf). The SEC, following extensive analysis and input from companies and investors, determined that those terms struck the proper balance of providing shareholders with a viable proxy access right while containing appropriate safeguards.

        The proposed terms enjoy strong support. Through October 2015, votes on more than 100 similar proposals averaged 55% and at least 60 companies enacted bylaws with similar terms.

        We urge shareholders to vote FOR this proposal.

BOARD OF DIRECTORS' STATEMENT AGAINST THIS PROPOSAL:

        After careful consideration, the Board of Directors unanimously recommends that shareholders vote AGAINST the proposal. The Board of Directors believes the proposal is not in the best interests of the Company and its shareholders and opposes it for the following reasons.

        Proxy access is a procedure designed to facilitate company-financed proxy contests in director elections, pitting the Board's nominees against one or more candidates nominated by a shareholder meeting minimal eligibility requirements. We understand the importance of giving shareholders a voice in director nominations and are aware that there is an active discussion in the corporate governance community regarding proxy access. We believe, however, that implementation of proxy access should be developed in a deliberate, methodical fashion that involves further engagement with shareholders, a review of continuing marketplace developments, and consideration of intended and potentially unintended consequences. Accordingly, we continue to oppose the adoption of proxy access at this time because we believe that, on balance, the potential negative repercussions of proxy access outweigh its positive attributes.

        Proxy access could harm our Company, Board of Directors and shareholders by:

  •
  Significantly Disrupting Company and Board Operations.  With this proposal, contested director elections could occur every year and substantially disrupt our Company and the effective functioning of the Board. For example, the election of shareholder-nominated directors could create factions on the Board, leading to dissension and delay, thereby precluding the Board's ability to function effectively. There is also the potential for high annual turnover leading to an inexperienced board that lacks sufficient knowledge and understanding of our current and past business to provide meaningful and effective oversight of our operations and long-term strategies. Abrupt changes in the composition of our Board could impair our ability to develop, refine, monitor and execute our long-term plans.

  •
  Increasing Company Costs.  Under the Company's current processes, a shareholder seeking to elect its own nominee to the Board would, like the Company, need to undertake the expense of soliciting proxies for the election of its own nominee. We see little reason why a shareholder owning 3% of the outstanding shares of the Company (which as of the Record Date for the Annual Meeting would represent over $42 million worth of shares) should not, if the shareholder has a legitimate interest in having representation on the Board, bear the expense of soliciting proxies. Moreover, with proxy access, contested director elections could become frequent. We would be compelled to devote significant financial resources to solicit shareholder support for the Board-nominated candidates and against the proxy access nominees.

  •
  Encouraging Short-Termism.  The Board believes that dealing with contested elections every year could encourage a short-term focus to the management of our Company's business that would not be in the interests of our shareholders. Encouraging short-termism and distracting the Board and management from their responsibilities are very high costs to pay for a regime for which there is not a demonstrated need.

  •
  Promoting the Influence of Special Interests.  Proxy access could facilitate the nomination and election of special interest directors who seek to further the specific agendas of the shareholders who nominated them, rather than the interests of all shareholders and the Company's long-term business goals. A holder of as little as 3% of our outstanding shares could completely bypass the work of the Nominating and Governance Committee and place directly into nomination candidates who may fail to meet the independence or other qualifications established by the Board, fail to contribute to the desired mix of perspectives, or fail to represent the interests of shareholders as a whole.

  •
  Discouraging Highly Qualified Director Candidates from Serving.  The prospect of routinely standing for election in a contested situation could deter highly qualified individuals from Board service. This prospect of a perennial campaign also could cause incumbent directors to become excessively risk averse, thereby impairing their ability to provide sound and prudent guidance with respect to our operations and interests.

        The Board believes that the proxy access framework advocated in the proposal fails to provide the appropriate balance and safeguards to prevent the potentially adverse consequences described above. Specifically:

  •
  The proposal does not require shareholder nominees to be independent or to satisfy applicable law and fails to require that shareholder nominees have no affiliations with a competitor or others who oppose the Company's best interests.

  •
  The proposal does not require nominating shareholders to have held and retain voting and investment power of the shares used to establish eligibility to nominate a director (i.e., under the proposal, a shareholder could have a net short position in the Company's stock and still be entitled to make a nomination).

  •
  The proposal does not require nominating shareholders to certify that they are not seeking to effect a change in control of the Company. Proxy access is intended to give shareholders an opportunity to have their nominees for election included in the Company's proxy materials and should not be used as a mechanism for taking control of the Board under circumstances where shareholders are not appropriately compensated for surrendering control.

  •
  The proposal could require the Company to include any qualifying shareholders' nominees in the Company's proxy statement regardless of whether the shareholders intend to file their own proxy statement and engage in a proxy contest.

  •
  The proposal does not require nominating shareholders to retain ownership of their shares through the meeting date, allowing a nominating shareholder to sell all of its shares prior to the meeting date, which would misalign the interests of the nominating shareholder and the Company's other shareholders.

  •
  The proposal does not cap the number of shareholders that could constitute a group for purposes of the 3% threshold, which could allow hundreds of shareholders to act together and administratively burden the Company.

        As described further below under "Corporate Governance and Board Matters—Consideration of Director Nominees," the Company has extensive processes and practices in place to identify and nominate director candidates that can contribute to a balance of knowledge, experience and capability on the Board and who meet the minimum criteria for Board members established by the Nominating and Governance Committee as set forth under "—Director Qualifications" below. As part of this process, our shareholders can recommend prospective director candidates for consideration by the Nominating and Governance Committee. Our Nominating and Governance Committee already evaluates and considers director nominees proposed by our shareholders in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Governance Committee from any other source, including another Board member, a member of management or a third party search firm. These existing processes allow the independent Nominating and Governance Committee and the Board to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective and well-rounded Board that operates openly and collaboratively and represents the interests of all shareholders, not just those with special interests. Conversely, proxy access would bypass our existing processes and allow director candidates who may fail to meet the qualifications established by the Board and who may lack the experience necessary to guide the Company over the long term to be placed in the Company's proxy materials and be voted on by shareholders.

        Outside of the director nomination process described above, we provide our shareholders with other meaningful opportunities to access and engage with members of the Board. For example, throughout the year we actively engage with our shareholders to discuss our executive compensation program, corporate governance and other topics of interest to our shareholders. During 2015, our Lead Independent Director led a proactive shareholder outreach effort which included direct discussions with shareholders representing an estimated 63% of the issued and outstanding shares of our Common Stock held by persons other than insiders. The Board has implemented various and meaningful changes as a result of the direct feedback received from our shareholders during these discussions. In addition, the Board maintains a dedicated email account that enables any shareholder to communicate directly with the Board by submitting an e-mail to bod@guess.com. All directors have access to this e-mail address. Communications from shareholders or any other interested parties that are intended specifically for non-management directors can be sent to the e-mail address and addressed to the attention of the Lead Independent Director.

        We are concerned that, if used, proxy access could present a significant drain on management time and attention during a period of critical strategic and leadership transition for the Company. Our new Chief Executive Officer is executing new initiatives and strategic changes to drive growth, better connect with customers, improve our cost structure and reinforce a culture of purpose and accountability throughout the organization. We expect this effort to continue to reenergize the business as we invest in opportunities to increase shareholder value. As further described above, the adoption of proxy access and the resulting potential for continuous change to the composition of the Board could have a destabilizing impact on our management team in general and our Chief Executive Officer in particular, especially during this important time of transition.

        While we recognize that proxy access is a topic of growing interest and we will continue to monitor it and review carefully the vote outcome of this proposal, we believe that implementation of this proposal at this time would not be in the best interests of the Company or our shareholders.

        For the reasons set forth above, the Board of Directors unanimously recommends a vote AGAINST adoption of this Proposal.

 DIRECTORS AND EXECUTIVE OFFICERS

        The directors, director nominees and executive officers of the Company as of May 23, 2016 are as follows:

Name	Age	Position
Paul Marciano(1)	64	Executive Chairman of the Board and Chief Creative Officer
Victor Herrero	47	Chief Executive Officer and Director
Maurice Marciano	67	Director and Chairman Emeritus
Gianluca Bolla	57	Director
Anthony Chidoni(1)	64	Director
Joseph Gromek(1)	69	Director
Kay Isaacson-Leibowitz	69	Director
Alex Yemenidjian	60	Director
Sandeep Reddy	45	Chief Financial Officer

(1)
Paul Marciano, Anthony Chidoni and Joseph Gromek have been nominated to stand for re-election at the Annual Meeting.

        With respect to the directors and director nominees named above, Gianluca Bolla, Anthony Chidoni, Joseph Gromek, Kay Isaacson-Leibowitz and Alex Yemenidjian are deemed to be "independent" directors under the director independence standards of the NYSE.

        Maurice Marciano was one of the founders of the Company in 1981. Since that time, he has served in a number of senior executive positions with the Company, including his role as executive Chairman of the Board from 2007 until January 28, 2012. Between 1999 and 2007, he served as Co-Chairman of the Board and Co-Chief Executive Officer, together with his brother, Paul Marciano. Mr. Marciano retired as an employee and executive of the Company in January 2012. Following his retirement and until January 28, 2015, he provided consulting services to the Company under the terms of a consulting agreement originally entered into in connection with his retirement. Mr. Marciano has served as a director of the Company since 1981 (except for the period from January 1993 to May 1993) and currently serves as Chairman Emeritus of the Board. His present term as a Class I director will expire at the 2018 annual meeting of shareholders. As a co-founder and leader within the Company for over 30 years, Mr. Marciano brings a wealth of both Company-specific and industry-wide knowledge and experience to the Board. His strategic vision and global approach have been instrumental in helping the Board to effectively oversee the overall business and direction of the Company.

        Paul Marciano joined the Company two months after its inception in 1981. Since that time, he has served in a number of senior executive positions with the Company, including his current role as Executive Chairman of the Board and Chief Creative Officer, positions he has held since August 2015. From 2007 until August 2015, Mr. Marciano served as Chief Executive Officer and Vice Chairman of the Board, and between 1999 and 2007, he served as Co-Chairman of the Board and Co-Chief Executive Officer. Mr. Marciano has also served as a director of the Company since 1990. His present term as a Class II director will expire at the Annual Meeting. Like his brother, Maurice Marciano, Mr. Marciano brings to the Board a vast amount of knowledge and experience accumulated over the life of the Guess brand. Mr. Marciano's leadership as Executive Chairman and Chief Creative Officer provides a direct and valuable link between management and the Board and his creative and strategic vision for the brand help to guide the Board's overall approach.

        Victor Herrero has served as the Company's Chief Executive Officer since August 2015. Prior to joining the Company, Mr. Herrero held several positions with Inditex Group, the world's largest fashion retailer with brands including Zara, Massimo Dutti, Pull & Bear, Bershka, and Stradivarius.

From September 2012 until July 2015, Mr. Herrero served Inditex Group as its Head of Asia Pacific, where he was responsible for all aspects of the Asia business for all brands. Prior to that position, Mr. Herrero served as Inditex Group's Head of North Asia and India from May 2010 to August 2012, where he was responsible for all aspects of the business in those markets. Mr. Herrero joined Inditex Group in 2003 and served in a variety of other capacities during his tenure there. Prior to joining Inditex Group, Mr. Herrero served as a management consultant for Arthur Andersen in Asia from 1998 to 2002. Mr. Herrero holds an M.B.A. from the Kellogg School of Management at Northwestern University, a B.A. in Business Administration from the Ecole Superieure de Commerce de Paris in Paris, France, and a Bachelor's of Law Degree from the Universidad de Zaragoza in Spain. Mr. Herrero has also served as a director of the Company since August 2015. His present term as a Class III director will expire at the 2017 annual meeting of shareholders. Mr. Herrero's extensive global retail experience in the apparel industry and his intimate knowledge of the Company's operations as its Chief Executive Officer provide valuable strategic and operational insights to the Board.

        Gianluca Bolla has been a shareholder and director of Accord Management, S.r.L., an Italian private equity firm that specializes in the Italian mid-market, since the end of 2008. In addition, since 1994, Mr. Bolla has been a shareholder and director of Valdo Spumanti S.r.l., a leading producer of Prosecco, an Italian dry sparkling wine. From 1988 until 2007, Mr. Bolla held a number of executive positions with various subsidiaries of Barilla Holding S.p.A. ("Barilla"), a privately-held Italian food company with global revenues of over €4 billion. He ultimately served from 2001 until 2007 as Chief Executive Officer of Barilla G. e R. Fratelli S.p.A., a global business with revenues of over €2.5 billion. Prior to joining Barilla, Mr. Bolla was a corporate finance associate for two years with Salomon Brothers Inc., where he started after receiving his M.B.A. from the UCLA Graduate School of Management. Mr. Bolla has served as a director of the Company since April 2010 and his present term as a Class I director will expire at the 2018 annual meeting of shareholders. As the Company continues its global expansion throughout Europe and beyond, Mr. Bolla's experience as the Chief Executive Officer of a large global business based in Italy provides the Board with a valuable and unique perspective into international growth and management.

        Anthony Chidoni has been the principal and owner of Lorelle Capital, a private hedge fund, since January 2004. From January 1990 to January 2004, he was the Managing Director of Private Client Business in the Los Angeles office of investment bank Credit Suisse First Boston, and its predecessor Donaldson Lufkin & Jenrette, where he had served in various positions for 21 years. Mr. Chidoni has served as a director of the Company since November 2002 and his present term as a Class II director will expire at the Annual Meeting. Mr. Chidoni's extensive background in investment banking and more recently as the principal and owner of a private hedge fund provides the Board with a valuable Wall Street perspective, a broad and deep insight into the capital markets and direct experience performing detailed review and analysis of public company financial statements.

        Joseph Gromek served as President, Chief Executive Officer and director of The Warnaco Group, Inc., a global apparel company, from 2003 until his retirement in 2012. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc., a private clothing manufacturer and retail company. Prior to that time, he held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and Ann Taylor Stores, Inc. Mr. Gromek is currently the non-executive Chairman of the Board of Tumi Holdings, Inc., a wholesaler and retailer of luxury travel, business and lifestyle accessories; a member of the board of directors of Wolverine World Wide, Inc., a global footwear company; and a member of the board of directors of The Children's Place Retail Stores, Inc., a children's specialty apparel retailer. Among his many philanthropic and civic affiliations, Mr. Gromek is a member of the board of directors of Ronald McDonald House and the board of governors of the Parsons School of Design, and he is the chairman of the board of trustees of The New School. Mr. Gromek has served as a director of the Company since April 2014 and his present term as a Class II director will expire at the Annual Meeting. As a leading professional in the apparel sector for more than a quarter century, including extensive executive and director service with several global, multi-channel companies, Mr. Gromek brings a wealth of valuable experience to the Board that is particularly well-suited for the Company's global, multi-channel business.

        Kay Isaacson-Leibowitz served as Executive Vice President of Beauty Niches for Victoria's Secret, a leading specialty retailer of women's intimate and other apparel, from July 2003 to July 2005. From 1995 to 2003, Ms. Isaacson-Leibowitz served as Executive Vice President of Merchandising for Victoria's Secret. From 1994 to 1995, she served as acting President and Senior Vice President of Merchandising for Banana Republic, a division of The Gap, Inc. From 2004 until 2014, Ms. Isaacson-Leibowitz served as a director of Coldwater Creek, a multi-channel specialty retailer of women's apparel and accessories in the United States, primarily targeting women 35 years of age and older. She is also a co-founder, co-chairperson and board member for World of Children, a non-profit organization devoted to children globally. Ms. Isaacson-Leibowitz has served as a director of the Company since July 2006 and her present term as a Class III director will expire at the 2017 annual meeting. Ms. Isaacson-Leibowitz's extensive career in the retail industry, and in particular as an executive and senior merchant for brands such as Victoria's Secret and Banana Republic, allows her to provide valuable insights to the Board in key areas such as merchandising strategy and brand management, as well as product design and production.

        Alex Yemenidjian has served as Chairman of the Board and Chief Executive Officer of Armenco Holdings, LLC, a private investment company, since January 2005. He served as Chairman of the Board and Chief Executive Officer of Tropicana Las Vegas Hotel & Casino, Inc. from July 2009 to August 2015. Mr. Yemenidjian served as Chairman of the Board and Chief Executive Officer of Metro-Goldwyn-Mayer Inc., a leading entertainment company, from April 1999 to April 2005 and was a director thereof from November 1997 to April 2005. Mr. Yemenidjian also served as a director of MGM Resorts International, Inc. ("MGM") (formerly MGM Grand, Inc. and MGM Mirage Resorts, Inc.) from 1989 to 2005 and was its President from 1995 to 1999. He also served MGM in other capacities, including as Chief Operating Officer from 1995 until 1999 and as Chief Financial Officer from 1994 to 1998. In addition, Mr. Yemenidjian served as an executive of Tracinda Corporation, the majority owner of both Metro-Goldwyn-Mayer Inc. and MGM, from 1990 to 1997 and again during 1999. Prior to 1990, Mr. Yemenidjian was the managing partner of Parks, Palmer, Turner & Yemenidjian, Certified Public Accountants. Mr. Yemenidjian is currently a director and chairman of the audit committee of Regal Entertainment Group, which operates one of the largest motion picture theatre circuits in the United States, and a trustee of Baron Investment Funds Trust and Baron Select Funds, both mutual funds. Mr. Yemenidjian has served as a director of the Company since May 2005 and his present term as a Class III director will expire at the 2017 annual meeting. Mr. Yemenidjian is able to provide the Board with the unique perspective of someone with significant experience as a Chief Executive Officer. In addition, his strong accounting and finance background, including experience as a Chief Financial Officer, provides the Board with valuable insight and a depth of knowledge and experience with respect to accounting and finance related matters.

        Sandeep Reddy was appointed to the position of Chief Financial Officer in July 2013. He previously served as the Company's Vice President and European Chief Financial Officer, since 2010, where he was responsible for all aspects of the Company's European finance functions, including financial planning, treasury, accounting and tax. From 1997 to 2010, Mr. Reddy served in a number of positions of increasing responsibility for Mattel Inc., a leading global toy manufacturer, ultimately serving as Vice President Finance and Supply Chain for Southern Europe (France, Spain, Portugal, Italy). Mr. Reddy has an MBA from Cornell University, and is a Chartered Financial Analyst.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence, Structure and Committee Composition

        The Board is composed of eight directors, five of whom qualify as independent directors pursuant to the rules adopted by the SEC applicable to the corporate governance standards for companies listed on the NYSE. In determining independence, the Board affirmatively determines that directors have no direct or indirect material relationship with the Company. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether the transactions were at arm's length in the ordinary course of business and whether the transactions were consummated on terms and conditions similar to those of unrelated parties. In addition, the Board uses the following categorical standards to determine director independence: (1) not being a present or former employee, or having an immediate family member as an executive officer, of the Company within the past three years; (2) not personally receiving, or having an immediate family member receive, during any twelve-month period within the last three years, more than $120,000 of direct compensation from the Company other than (a) for Board or committee service, pension or other forms of deferred compensation for prior service or (b) by an immediate family member for services as an employee of the Company (other than as an executive officer); (3) not (a) being a current partner or employee of a firm that is the Company's internal or external auditor; (b) having an immediate family member who is a current partner of such a firm; (c) having an immediate family member who is a current employee of such a firm and personally works on the Company's audit; or (d) being within the last three years or having an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time; (4) not being employed, or having an immediate family member employed, within the past three years as an executive officer of another company where now or at any time during the past three years any of the Company's present executive officers serve or served on the other company's compensation committee; (5) not being an executive officer or employee, or having an immediate family member who is an executive officer, of a company that makes or made payments to, or receives or received payments from, the Company, for property or services in an amount which, in any of the past three fiscal years, exceeds or exceeded the greater of $1 million, or 2% of the other company's consolidated gross revenues; (6) not being an executive officer of a charitable organization of which the Company has within the preceding three years made any contributions to that organization in any single fiscal year that exceeded the greater of $1 million, or 2% of the charitable organization's consolidated gross revenues; (7) not accepting directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); and (8) not being an affiliated person of the Company or any of its subsidiaries.

        Applying these categorical standards and considering all relevant facts and circumstances, the Board determined that the following directors qualify as independent: Gianluca Bolla, Anthony Chidoni, Joseph Gromek, Kay Isaacson-Leibowitz and Alex Yemenidjian (the "Independent Directors").

        Each of the members of each of the committees of the Board is an Independent Director, and, in the case of members of the Audit Committee and the Compensation Committee, also meets the additional criteria for independence of (i) audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act and (ii) compensation committee members set forth in Rule 10C-1 under the Exchange Act. In addition, our Board has determined that each of the members of the Audit Committee is financially literate and that Anthony Chidoni meets the definition of an audit committee financial expert, as set forth in Item 407(d)(5)(ii) of Regulation S-K. A brief description of Mr. Chidoni's background and experience can be found under "Directors and Executive Officers" above.

        Our Board had the following three committees in fiscal 2016: (1) Audit Committee, (2) Compensation Committee and (3) Nominating and Governance Committee. The current membership as of the date of this Proxy Statement and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company's website at http://investors.guess.com. The Board of Directors held six meetings during fiscal 2016. Each director attended at least 75 percent of the aggregate of the total Board meetings and total committee meetings on which such director served during fiscal 2016, except Maurice Marciano, who was unable to attend two of the six Board meetings held during the year. Directors are encouraged to attend annual meetings of the Company's shareholders. All of our then-current directors except one attended the last annual meeting of shareholders.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Independent Directors:
Gianluca Bolla	X		X
Anthony Chidoni	*X	X
Joseph Gromek		X	X
Kay Isaacson-Leibowitz		X	*X
Alex Yemenidjian	X	*X
Other Directors:
Maurice Marciano
Paul Marciano
Victor Herrero
Number of Meetings in Fiscal 2016	8	8	4

X = Committee member; * = Chair

Audit Committee

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Company's internal audit function and independent auditor, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee Charter and the Audit Committee's performance; appoints, evaluates and determines the compensation of our independent auditor; reviews and approves the scope of the annual audit, the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company's financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting and other advisors as the Audit Committee deems necessary to carry out its duties.

        The report of the Audit Committee is included in this Proxy Statement. A current copy of the Audit Committee Charter is available on the Company's website at http://investors.guess.com.

Compensation Committee

        The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company's compensation and benefit plans and reviews and approves compensation of the executive officers of the Company. For more information, see "Executive and Director Compensation" below.

Nominating and Governance Committee

        The Nominating and Governance Committee assists the Board in identifying individuals qualified to become directors; recommends to the Board the director nominees for the next annual meeting of shareholders, consistent with criteria approved by the Board, and selects, or recommends that the Board select, the director nominees for each annual meeting of shareholders; develops and recommends to the Board a set of Governance Guidelines applicable to the Company; oversees the evaluation of the Company's management and the Board and its committees; and recommends to the Board director assignments and chair appointments for each Board committee, other than the Nominating and Governance Committee. Other specific duties and responsibilities of the Nominating and Governance Committee include: developing membership qualifications and criteria for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairperson of the Compensation Committee, evaluating the performance of the Chief Executive Officer and presenting the results of such evaluation to the Board and to the Chief Executive Officer; reviewing governance-related shareholder proposals and recommending Board responses; overseeing the evaluation of the Board and management; and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members. A current copy of the Nominating and Governance Committee Charter is available on the Company's website at http://investors.guess.com.

Consideration of Director Nominees

Shareholder Nominees

        The policy of the Nominating and Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under "—Identifying and Evaluating Nominees for Directors." The Nominating and Governance Committee will evaluate a prospective nominee suggested by any shareholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Governance Committee from any other source. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "—Director Qualifications" below.

        Any shareholder nominations proposed for consideration by the Nominating and Governance Committee should include the following information and documentation:

  •
  the nominator's name, address and phone number and a statement of the number of shares of our Common Stock beneficially owned by the nominator during the year preceding the date of nomination;

  •
  the nominee's name, age, business address, residence address, phone number, principal occupation and a statement of the number of shares of our Common Stock beneficially owned by the nominee during the year preceding the date of nomination;

  •
  a statement of the nominee's qualifications for Board membership;

  •
  a description of all arrangements or understandings between the nominator and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such nominator;

  •
  a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  a written consent by the nominee to being named as a nominee and to serve as a director if elected.

        Any shareholder nominations for candidates for membership on the Board should be addressed to:

    Guess?, Inc.
    Attn: Chair of the Nominating and Governance Committee
    c/o Corporate Secretary
    1444 South Alameda Street
    Los Angeles, California 90021

Director Qualifications

        The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:

  •
  reputation for integrity, strong moral character and adherence to high ethical standards;

  •
  holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment;

  •
  demonstrates business acumen and experience, and ability to exercise sound business judgments in matters that relate to the current and long-term objectives of the Company;

  •
  ability to read and understand basic financial statements and other financial information pertaining to the Company;

  •
  commitment to understand the Company and its business, industry and strategic objectives;

  •
  commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and shareholders, and to generally fulfill all responsibilities as a director of the Company;

  •
  willingness to represent and act in the interests of all shareholders of the Company rather than the interests of a particular group;

  •
  good health and ability to serve for at least five years; and

  •
  for prospective non-employee directors, independence under SEC and applicable NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

        The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

  •
  whether the nominee possesses the requisite education, training and experience to qualify as "financially literate" or as an audit committee "financial expert" under applicable SEC and NYSE rules;

  •
  for incumbent directors standing for re-election, the Nominating and Governance Committee will assess the incumbent director's performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; and

  •
  whether the prospective nominee will foster a diversity of backgrounds and experiences, and will add to or complement the Board's existing strengths.

        While the Nominating and Governance Committee considers all of these factors, including whether the nominee will foster a diversity of backgrounds and experiences, as part of its evaluation of nominees, no single factor is necessarily determinative in the evaluation process. Instead, all of these factors, and any others deemed relevant by the Nominating and Governance Committee, are considered as a whole in assessing each prospective nominee.

Identifying and Evaluating Nominees for Directors

        The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee evaluates the current members of the Board whose terms are expiring and who are willing to serve an additional term utilizing the criteria described above to determine whether to recommend such directors for re-election. All of the nominees for election at the Annual Meeting are current members of the Board who are standing for re-election. Mr. Gromek, who was appointed by the Board as a Class II director in April 2014, initially came to the attention of the Nominating and Governance Committee through a reference from a non-management director.

        The Nominating and Governance Committee also regularly assesses whether any vacancies on the Board are expected due to retirement or otherwise or whether it would be advisable to increase the overall size of the Board through the addition of a new director. In the event that vacancies are anticipated, or otherwise arise, or the size of the Board may be increased, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms hired to identify potential nominees, shareholders, members of management or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year.

        As described above, the Nominating and Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the Company's annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Director Resignation Policy

        In April 2011, upon the recommendation of the Nominating and Governance Committee, the Board approved the adoption of a new Director Resignation Policy, which has been incorporated into the Company's Governance Guidelines. The policy provides that any nominee for director in a non-contested election of directors who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee (excluding the nominee in question if a member thereof) shall evaluate such offer of resignation in light of the best interests of the Company and its shareholders and shall recommend to the Board the action to be taken with respect thereto. The Board shall then act promptly with respect to the letter of resignation and the Company shall publicly disclose the decision of the Board.

Board Leadership Structure

        The Company's Governance Guidelines provide that the Board should be free to determine, in any manner that it deems best for the Company from time to time, whether the role of Chairman of the Board and Chief Executive Officer ("CEO") should be separate. From the time that the Company became public in 1996 until August 2015, the roles of Chairman and CEO were always performed by one or both of Maurice Marciano, a founder of the Company in 1981, and Paul Marciano, a senior executive of the Company since just two months after its inception. On August 1, 2015, Victor Herrero became the first non-Marciano CEO in the Company's history, Paul Marciano transitioned from his prior role as CEO and Vice Chairman of the Board to his new role as Executive Chairman and Chief Creative Officer, and Maurice Marciano transitioned from his role as non-executive Chairman of the Board to his new role as Chairman Emeritus and member of the Board. The Board believes that this is currently the most effective leadership structure for the Company, striking an appropriate balance between strong and consistent leadership and independent and effective oversight of the Company's business and affairs.

        To further promote the independent and effective oversight of the Board and management, the Board has appointed a Lead Independent Director, currently Alex Yemenidjian, to facilitate free and open discussion and communication among the Independent Directors. The Lead Independent Director presides at all executive sessions of the Board at which only Independent Directors are present. These executive sessions are held to discuss various issues and matters of concern to the Board, including the effectiveness of management, the Company's performance and the Company's strategic plans. The executive sessions are generally held in conjunction with the regularly scheduled quarterly meetings of the Board, but may be called at any time by our Lead Independent Director or any of our other Independent Directors. Our Lead Independent Director typically sets the agenda for these executive sessions with input from the other Independent Directors and discusses issues that arise from those sessions with our Executive Chairman, CEO or other members of management, as appropriate.

        The Company also has strong corporate governance structures and processes that are intended to ensure that its Independent Directors will continue to effectively oversee key issues such as strategy, risk and integrity. Each of the committees of the Board is composed solely of Independent Directors. Consequently, Independent Directors oversee such critical matters as the integrity of the Company's financial statements, the compensation of senior executives, liquidity and capital resource allocation, the selection and evaluation of directors, and the development and implementation of corporate governance programs. Board committees hold independent sessions among their members, without management present, to discuss issues and matters of concern to the committees.

Risk Oversight

        The Board executes its risk oversight responsibility for risk management directly and through its committees. Although management is responsible for the day-to-day management of risk, throughout the year the Board regularly discusses and assesses significant risks and mitigation strategies with management. The Board and its appropriate committees consider risks associated with our business plans, operational efficiencies, strategic objectives, investment opportunities, financial reporting, capital structure, IT infrastructure, and others. For instance, the Audit Committee, which is generally responsible for oversight of financial reporting risks, reviews an annual risk assessment prepared by the internal audit department, which identifies strategic, operational and internal control risks, and informs the internal audit plan for the next fiscal year. The Nominating and Governance Committee, on the other hand, oversees and advises the Board with respect to the Company's positions and practices regarding significant corporate governance risks.

        In addition, the Compensation Committee and management consider, in establishing and reviewing our compensation arrangements for executives and other employees, whether these arrangements encourage unnecessary or excessive risk taking and we believe that they do not. In particular, our executive compensation program reflects a balanced approach using a mix of different compensation elements without putting an undue emphasis on a single element or applicable performance measure. Base salaries are set at levels that are intended to avoid excessive fixed costs while simultaneously providing sufficient guaranteed annual income to mitigate incentives for executive's to pursue overly risky business strategies in order to maximize short-term variable compensation. While annual bonus opportunities for our named executive officers generally include a pre-established, objective measure of performance for the applicable year, the Compensation Committee retains the ability to adjust the incentives based on its assessment of such other factors as it deems appropriate, and in all cases subject to an applicable maximum level. The Compensation Committee also has discretion to set the appropriate equity award grant levels each year (within any applicable maximum). The Compensation Committee's ability to exercise discretion in making these determinations helps ensure that there is a clear linkage between pay and performance over both the short- and long-term, and that performance is evaluated based on both the absolute results and the manner in which the results were achieved.

        Because equity awards make up a substantial portion of each of our executive's total compensation opportunity, there is a strong alignment between executives' interests and those of our shareholders. We believe that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, because grants are subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance, and because we utilize multiple performance measures for our equity awards subject to performance-based vesting requirements. For example, our equity awards granted to Messrs. Paul Marciano and Herrero in fiscal 2017 include restricted stock units with performance-based vesting requirements with the performance-based measures including a three-year relative total shareholder return measure for one of the awards, revenue and operating income measures for one of the awards, and a third award with a measure based on licensing earnings (for Mr. Paul Marciano's award) or revenues excluding net royalties (for Mr. Herrero's award).

        Potential risks are also mitigated by the significant amounts of our Common Stock that are owned or beneficially owned by Messrs. Maurice and Paul Marciano and, as outlined in the "Compensation Discussion and Analysis" section below, our stock ownership guidelines and compensation "clawback policy" applicable to certain senior executives.

Communications with the Board

        You may communicate with the Board by submitting an e-mail to the Company's Board at bod@guess.com. All directors have access to this e-mail address. Communications from shareholders or any other interested parties that are intended specifically for non-management directors should be sent to the e-mail address above to the attention of the Lead Independent Director.

Governance Guidelines and Committee Charters

        The Company's Governance Guidelines, which satisfy the NYSE's listing standards for "corporate governance guidelines," as well as the charters for each of the committees of the Board, are available at http://investors.guess.com. Any person may request a copy of the Company's Governance Guidelines or the charter of any of the committees of the Board, at no cost, by writing to us at the following address: Guess?, Inc., Attn: General Counsel, 1444 South Alameda Street, Los Angeles, California 90021.

Code of Ethics

        The policies comprising our code of ethics are set forth in the Company's Code of Ethics (the "Code of Ethics"). These policies satisfy the SEC's requirements for a "code of ethics," and apply to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer and controller) and employees. The Code of Ethics is published on our website at http://investors.guess.com. Any person may request a copy of the Code of Ethics, at no cost, by writing to us at the following address: Guess?, Inc., Attn: General Counsel, 1444 South Alameda Street, Los Angeles, California 90021.

Indemnification of Directors

        The General Corporation Law of the State of Delaware provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with certain directors and officers to effectuate these provisions and has purchased directors' and officers' liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

 EXECUTIVE AND DIRECTOR COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company's compensation and benefit plans and reviews and approves compensation of the executive officers of the Company. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two Board members who satisfy the independence requirements of the NYSE, including such additional requirements specific to membership on the Compensation Committee. At all times during fiscal 2016, the Compensation Committee consisted of four Board members, each of whom the Board affirmatively determined satisfied these independence requirements. The Compensation Committee may form and delegate authority to subcommittees when appropriate, although the Compensation Committee did not delegate its authority to any subcommittee in fiscal 2016.

        The Compensation Committee Charter sets forth the purpose of and other matters pertaining to the Compensation Committee. The Compensation Committee Charter is available on the Company's website at http://investors.guess.com. Pursuant to its Charter, the Compensation Committee's responsibilities include the following:

  •
  review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other officers of the Company;

  •
  evaluate the Chief Executive Officer's performance in light of such goals and objectives;

  •
  set officers' compensation levels, including base salary, annual incentive opportunities, long-term incentive opportunities and benefits;

  •
  review and approve employment, consulting, severance or retirement arrangements and/or change in control agreements or provisions covering any current or former officers of the Company;

  •
  review and recommend to the Board appropriate director compensation programs for non-employee directors;

  •
  review its own performance and assess the adequacy of its Charter;

  •
  approve stock option grants and other equity-based or incentive awards;

  •
  the authority to retain and terminate any compensation consultant or other advisor used to assist in the evaluation of officer or director compensation, including to approve the advisor's fees and other retention terms; and

  •
  produce a report of the Compensation Committee and review and recommend to management the inclusion of the Compensation Discussion and Analysis section to be included in the Company's annual proxy statement.

        The Compensation Committee is solely responsible for making the final decisions on compensation for the Named Executive Officers (as defined under "Compensation Discussion and Analysis" below). While the Compensation Committee reviews and makes recommendations regarding compensation paid to the non-employee directors, the compensation for these directors is ultimately determined by the Board. Equity awards to all employees, including all officers subject to Section 16 of the Exchange Act, are made by the Compensation Committee. During fiscal 2016, the Compensation Committee met eight times and took action by written consent seven times.

        As indicated above, pursuant to its Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our officers (including all of the Named Executive Officers). The Compensation Committee has

engaged Frederic W. Cook & Co., Inc. ("FW Cook") as its compensation consultant. During fiscal 2016, FW Cook assisted the Compensation Committee (1) in its shareholder outreach efforts concerning executive compensation matters; (2) in its development of structural changes to the executive compensation program for fiscal 2016 in light of investor feedback; and (3) in its review of compensation terms and structure for Victor Herrero, the Company's new Chief Executive Officer, and Paul Marciano, in his new role as Executive Chairman and Chief Creative Officer, including assembling and analyzing compensation data for comparable positions at the peer group of companies identified in the "Compensation Discussion and Analysis" section below. During fiscal 2017, FW Cook continued assisting the Compensation Committee in its development and design of a new long-term incentive plan for management, as discussed further in the "Compensation Discussion and Analysis" section below.

Non-Employee Director Compensation—Fiscal 2016

        Compensation for individuals who were members of our Board of Directors at any time during fiscal 2016 and who were not also our employees (referred to herein as "Non-Employee Directors") generally consisted of annual retainers, fees for attending meetings and equity awards. The compensation paid to Mr. Paul Marciano and Mr. Herrero, directors who also served as executive officers of the Company during fiscal 2016, is presented below in the "Summary Compensation Table" and the related explanatory tables covering compensation paid to certain of our executive officers. While employed by the Company, employee-directors are not entitled to receive additional compensation for their services as directors. The following table presents information regarding the compensation paid to our Non-Employee Directors with respect to fiscal 2016.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)(3)	All Other Compensation($)	Total($)
(a)	(b)	(c)	(d)	(e)
Maurice Marciano(4)	41,000	179,886	20,077	240,963
Gianluca Bolla	60,500	179,985	—	240,485
Anthony Chidoni	88,000	179,886	—	267,886
Joseph Gromek	53,250	179,886	—	233,136
Kay Isaacson-Leibowitz	71,500	179,886	—	251,386
Alex Yemenidjian	85,500	179,886	—	265,386

(1)
The amounts reported in Column (c) reflect the aggregate grant date fair value of stock awards granted in fiscal 2016 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 19 (Share-Based Compensation) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2016 Annual Report on Form 10-K.

(2)
On February 2, 2015, the Company granted each of our then-serving Non-Employee Directors, other than Gianluca Bolla, an annual award of 9,873 shares of restricted stock. Mr. Bolla (who is a non-U.S. resident) was granted an annual award of 9,873 restricted stock units. Each of the restricted stock awards had a value equal to $179,886 on the grant date, and the restricted stock unit award for Mr. Bolla had a grant date value equal to $179,985. See footnote (1) above for the assumptions used to value these awards.

(3)
The following table presents the number of shares subject to outstanding and unexercised option awards and the number of unvested stock awards held by each of our Non-Employee Directors as of January 30, 2016.

Director	Number of Shares Subject to Outstanding and Unexercised Option Awards	Number of Unvested Stock Awards
Maurice Marciano	145,475	9,873
Gianluca Bolla	—	9,873
Anthony Chidoni	5,660	9,873
Joseph Gromek	—	9,873
Kay Isaacson-Leibowitz	12,442	9,873
Alex Yemenidjian	5,660	9,873
(4)
The amount shown in Column (d) for Maurice Marciano consists of expenses related to a Company-provided automobile. See also "—Maurice Marciano Retirement" below.

Annual Retainer and Meeting Fees

        The following table sets forth the schedule of annual cash retainers and meeting fees in effect during fiscal 2016 for each Non-Employee Director:

Type of Fee	Dollar Amount($)
Annual Board Retainer	35,000
Additional Annual Retainer to Chair of Audit Committee	20,000
Additional Annual Retainer to Chair of Compensation Committee	17,500
Additional Annual Retainer to Chair of Nominating and Governance Committee	12,500
Additional Attendance Fee per Committee Meeting Attended	1,500
Additional Attendance Fee per Board Meeting Attended	1,500

        All Non-Employee Directors are eligible to defer up to 100% of their annual retainer and meeting fees under the Company's Non-Qualified Deferred Compensation Plan, as more fully described below under "—Compensation Discussion and Analysis—Non-Qualified Deferred Compensation Plan." All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Equity Awards

        Our Non-Employee Directors are granted equity awards under the Company's Director Plan. Non-Employee Directors who have not been an employee of the Company at any time during the immediately preceding 12 months are entitled to receive an award of a number of restricted shares (or restricted stock units for non-U.S. residents) equal in value to $180,000 on the first business day of each fiscal year. In the case of restricted shares, the award recipient is required to pay a purchase price of $0.01 per share. The number of restricted shares or restricted stock units awarded is determined by dividing the applicable dollar amount by the closing price of a share of Common Stock on the NYSE on the date of grant and rounding down to the nearest whole share. Our Non-Employee Directors are subject to the Company's Stock Ownership Guidelines, as described in more detail under "Compensation Discussion and Analysis—Stock Ownership Guidelines" below.

        Subject to continued service, each restricted stock or restricted stock unit award granted under the Director Plan becomes vested and non-forfeitable as to 100% of the shares or units subject to such award on the first to occur of (i) the first year anniversary of the date of grant or (ii) a termination of service if the Non-Employee Director has completed a full term of service and he or she does not stand for re-election at the completion of such term. Non-Employee Directors are entitled to voting and dividend rights with respect to the restricted shares. In the event of a "change in control" of the

Company (as defined in the Director Plan), all restricted shares and restricted stock units then outstanding will vest 100% free of restrictions as of the date of the change in control. Unless otherwise determined by the Board, if a Non-Employee Director's service as a director terminates for any reason other than a termination in the circumstances described above, any restricted shares or restricted stock units that are not fully vested and free from restriction as of the director's termination of service will automatically be forfeited and returned to the Company.

Maurice Marciano Retirement

        After serving for over 30 years as an executive and leader for Guess, co-founder Maurice Marciano retired from his position as executive Chairman of the Board and as an employee of the Company upon the expiration of his employment agreement on January 28, 2012. Mr. Maurice Marciano continues to serve as Chairman Emeritus and member of the Board, for which he is eligible to receive the compensation provided to the Company's Non-Employee Directors, as described above. In addition, under the terms of his previously existing employment agreement, the Company and Mr. Maurice Marciano entered into a consulting agreement (the "Marciano Consulting Agreement") in conjunction with his retirement under which Mr. Maurice Marciano continued to provide valuable insight, guidance and strategic direction to the Company as a consultant through January 28, 2015. Although Mr. Maurice Marciano continues to provide substantial contributions to the Company that the Compensation Committee considers to be over and above those normally provided by a Board member, the Compensation Committee and Mr. Maurice Marciano agreed to allow the Marciano Consulting Agreement to expire as of January 28, 2015 without further extending the term. The Company continues to provide Mr. Maurice Marciano with an automobile for his use, in the same manner consistent with past practice, based on his continuing substantial contributions to the Company. In addition, as required by the terms of his previous employment agreement, Mr. Maurice Marciano is entitled to receive lifetime retiree and family medical coverage. Mr. Maurice Marciano is also entitled to his fully vested benefits (based on his prior employment) pursuant to the standard terms of the Company's Supplemental Executive Retirement Plan, Deferred Compensation Plan and 401(k) Plan.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the Company's executive compensation program, including a description of the Company's compensation philosophies and objectives and a discussion of the material elements of compensation awarded to, earned by or paid to the following executive officers (or former executive officers, as the case may be), referred to in this Proxy Statement as the "Named Executive Officers":

  •
  Paul Marciano, Chief Creative Officer and Executive Chairman;

  •
  Victor Herrero, Chief Executive Officer;

  •
  Sandeep Reddy, Chief Financial Officer; and

  •
  Michael Relich, former Chief Operating Officer.

        Mr. Paul Marciano served as the Company's Chief Executive Officer and Vice Chairman until August 1, 2015, and has served as the Company's Executive Chairman and Chief Creative Officer since that date. Mr. Herrero was appointed Executive Vice President of the Company in connection with his joining the Company on July 7, 2015, and became the Company's Chief Executive Officer on August 1, 2015. Mr. Relich resigned from his position as Chief Operating Officer effective April 29, 2016.

Shareholder Engagement

        The Compensation Committee values the input of our shareholders regarding the design and effectiveness of our executive compensation program. At our 2014 annual meeting of shareholders, just 35% of the votes cast in our advisory "say-on-pay" shareholder vote supported the overall compensation of our executives, sending a clear message of disapproval that the Compensation Committee took very seriously. To better understand shareholder perspective on this important topic, the Chairperson of the Compensation Committee led a shareholder outreach effort prior to the 2015 proxy season which included direct discussions with shareholders representing an estimated 63% of the issued and outstanding shares of our Common Stock held by persons other than insiders.

        While investors had varying perspectives, a few common themes emerged from the discussions. These themes included a desire to see (1) a greater link between CEO pay and Company performance, (2) less Compensation Committee discretion with respect to cash bonus awards for executives, (3) longer performance periods for performance-based equity awards and (4) performance metrics that are viewed to more closely link executive pay with shareholder value, such as total shareholder return.

        The Compensation Committee carefully considered the perspectives heard during the investor outreach efforts and reviewed the results of the discussions over several months. Following a detailed review process, the Compensation Committee decided to make certain structural changes to our executive compensation program for fiscal 2016 to directly address the comments from our shareholders. The Compensation Committee feels strongly that these structural changes, as described in more detail below, address many of the key concerns raised by investors. It also believes that the revised framework for fiscal 2016 reflects many of the best practices in executive compensation today, has increased the emphasis on performance in the program and will result in an even greater alignment between the interests of our Named Executive Officers and those of our shareholders.

        The Chairperson of the Compensation Committee continued these shareholder outreach efforts following the filing of the Company's 2015 proxy statement by reaching out again to this top shareholder group and holding direct discussions with those that expressed an interest in further engagement at that time. In addition, the structural changes to executive compensation developed for fiscal 2016 as a result of the shareholder outreach efforts were also incorporated into the Company's fiscal 2017 programs, including the compensation program for the Company's new CEO, Mr. Herrero. The Compensation Committee considers shareholder engagement to be an important part of its decision making process and plans to continue its outreach efforts again this year and in future years in order to stay abreast of shareholder perspectives.

Overview of Fiscal 2016 Results and Executive Compensation Actions

  Leadership Changes

        Effective August 1, 2015, Victor Herrero was named the new CEO of Guess?, Inc. This was a significant event for the Company, which was founded by the Marciano brothers and had always had a Marciano as its CEO. Most recently, Paul Marciano had served as sole CEO since 2007 and as Co-CEO for the eight years before that. In connection with Mr. Herrero's appointment as CEO, Mr. Paul Marciano transitioned to his new role as Executive Chairman and Chief Creative Officer, while also actively working to ensure a successful transition of the CEO role to Mr. Herrero. Mr. Herrero immediately began assessing the strategic direction of the Company, identifying and executing on the following key initiatives focused on driving shareholder value:

  (1)
  elevating the quality of the Company's sales organization and merchandising strategy to match the quality of our product and marketing;

  (2)
  building a major business in Asia by unlocking the potential of the Guess? brand in the region;

  (3)
  creating a culture of purpose and accountability throughout the entire Company by implementing a more centralized organizational structure that reinforces our focus on sales and profitability;

  (4)
  improving the Company's cost structure (including supply chain and overhead); and

  (5)
  stabilizing and revitalizing the Company's wholesale business.

  Fiscal 2016 Results

        While the management team, under the direction of Mr. Herrero, has begun to implement these strategic initiatives, there is clearly much more to be done as the Company moves forward in what has been and continues to be a difficult and fiercely competitive environment in the global retail apparel marketplace. Despite this environment, the early results of these new initiatives and the Company's other continuing initiatives provided some positive results in fiscal 2016. For instance, in Europe, the Company's retail business performed extremely well and delivered positive comparable store sales in the high-single digits during the fourth quarter of fiscal 2016. In the Americas, the Company's retail business in the U.S. and Canada also achieved positive comparable store sales in constant currency during the fourth quarter. Overall, total net revenue decreased 9% to $2.20 billion for fiscal 2016, from $2.42 billion in the prior year. However, excluding the negative impact from currency fluctuations, the Company's consolidated revenues were relatively flat, decreasing just 1% in constant currency compared to the prior year. Although diluted earnings per share decreased to $0.96 per share for fiscal 2016, from $1.11 per share in fiscal 2015, the Company estimates that the negative impact from currency fluctuations on diluted earnings per common share for fiscal 2016 was approximately $0.43 per share. In a year like this with significant challenges presented by negative impacts from currency fluctuations, the Company thinks it is important to focus on the underlying results excluding the impact of currency. From a balance sheet perspective, the Company ended fiscal 2016 with cash and cash equivalents of $445 million and continued to demonstrate our commitment to delivering value to our shareholders by returning $121 million in the form of dividends and share buybacks during fiscal 2016. Please see "Non-GAAP Measures" on pages 42 and 43 of the Company's Fiscal 2016 Annual Report on Form 10-K for additional information regarding the Company's disclosure of certain non-GAAP financial information, including constant currency information, contained herein.

  Executive Compensation Actions

        This mid-year leadership transition resulted in two distinct timeframes for the actions of the Compensation Committee for fiscal 2016: pre-leadership change and post-leadership change, as further described below. During the pre-leadership change timeframe, the Compensation Committee made significant structural changes to the fiscal 2016 compensation arrangements for Mr. Paul Marciano (CEO at that time) and the other executive officers based in large part on feedback received directly from investors during the aforementioned shareholder outreach efforts. During the post-leadership change timeframe, the Compensation Committee negotiated the compensation arrangements for Mr. Herrero as the Company's new CEO and the significantly reduced compensation arrangements for Mr. Paul Marciano in his new role as Executive Chairman and Chief Creative Officer.

  Pre-Leadership Change Executive Compensation Highlights for Fiscal 2016 included:

  •
  One-half of Mr. Paul Marciano's equity award for fiscal 2016 (based on the grant date fair value) was a restricted stock unit award with vesting subject to both a three-year relative total stockholder return ("TSR") measure versus a peer group of companies (a measure frequently cited by our investors during shareholder outreach efforts as one that is preferred as closely linked to shareholder value) and to continued service through the end of fiscal 2018.

  •
  The remaining one-half of Mr. Paul Marciano's equity award for fiscal 2016 was a restricted stock unit award with vesting subject to both the achievement of a threshold level of earnings from operations derived from the Company's licensing segment for fiscal 2016 and to continued service through the end of fiscal 2018.

  •
  In recent years prior to fiscal 2016, the Company's cash awards for the Named Executive Officers were determined entirely within the Compensation Committee's discretion, subject to a maximum amount for each executive determined based on our financial performance. For fiscal 2016, however, in response to feedback received from our stockholders to reduce discretion, the Compensation Committee revised our program so that final cash award amounts for the Named Executive Officers would be determined based on the Company's earnings from operations during the fiscal year relative to performance targets considered by the Compensation Committee to be rigorous.

  Post-Leadership Change Executive Compensation Highlights for Fiscal 2016 included:

  •
  In connection with his hiring by the Company and appointment as of August 1, 2015 as Chief Executive Officer, the Company entered into an employment agreement with Mr. Herrero that provided for ongoing target total direct annual compensation of $5.4 million (conservatively positioned well below the peer group median), consisting of:

  •
  Base Salary of $1.2 million

  •
  Annual target cash bonus opportunity of $2.4 million (200% of base salary)

  •
  Annual target equity award opportunity of $1.8 million (150% of base salary)

  •
  The Agreement with Mr. Herrero also provided for equity awards as an "inducement" to join the Company consisting of: an award of restricted stock units (valued at $5.0 million) subject to both a performance-based vesting requirement and a four-year ratable vesting schedule, and a stock option award (valued at $2.3 million) subject to a four-year ratable vesting schedule. In addition, to help compensate him for incentives with his former employer that he forfeited on joining the Company, Mr. Herrero received "sign-on" awards consisting of: fully-vested shares (valued at $3.0 million) and a cash award of $2.0 million, each of which is subject to repayment to the Company if he voluntarily terminates his employment with the Company within one year after his start date. The terms of Mr. Herrero's compensation were negotiated with him, and the Compensation Committee believed they provided appropriate incentives for Mr. Herrero to accept employment with the Company, to promote the growth of the Company and to create value for our stockholders.

  •
  In connection with his transition from CEO to Executive Chairman and Chief Creative Officer, the Company entered into an agreement with Mr. Paul Marciano that provided for a substantial 62% reduction in his base salary, to $570,000, and a corresponding reduction in (a) his annual cash bonus opportunity (which is expressed as a percentage of his base salary) to a target of $2.28 million and (b) his annual equity opportunity. The effective date of these changes was determined to be February 1, 2016, in order to align with the expiration of Mr. Paul Marciano's prior employment agreement and to recognize the significant effort expected in assisting with the transition of leadership to Mr. Herrero during the remainder of fiscal 2016. As a result of these changes, Mr. Paul Marciano's target total direct annual compensation for fiscal 2017 is substantially lower than for fiscal 2016 as discussed in the "Fiscal 2017 Target Direct Compensation Framework for CEO and Executive Chairman" section below.

  •
  In making its compensation decisions related to the hiring of Mr. Herrero and transition of Mr. Paul Marciano, the Committee considered that the combined new ongoing target total direct annual compensation amounts negotiated at the time for Mr. Herrero (excluding his special one-time "inducement" and "sign-on" awards as those awards were intended to replace compensation opportunities Mr. Herrero forfeited from his prior employment in joining the Company and to induce Mr. Herrero to accept his employment offer from the Company) and Mr. Paul Marciano taken together was lower than the prior target total direct annual compensation amount for Mr. Paul Marciano alone.

  •
  Based on the Company's final results for fiscal 2016, pursuant to the pre-established performance goals set for cash awards, Mr. Paul Marciano earned a cash bonus for fiscal 2016 of

    $3.695 million, or approximately 61.5% of target level. However, the Committee applied negative discretion to reduce this amount by $695,000 to $3.0 million (or 50% of target level), an amount that the Committee thought to be more reflective of the Company's overall performance for fiscal 2016.

  •
  With respect to Mr. Relich and Mr. Reddy, the Compensation Committee determined, based on their fiscal 2016 performance, including their significant individual efforts during the leadership transition and resulting strategic changes, to provide for (i) cash awards in accordance with the pre-established formula (approximately 61.5% of target level) and (ii) equity awards in the form of stock options and restricted stock awards under the annual performance-based program with grant-date values that were near the maximum eligible payout levels.

        For more information regarding how the fiscal 2016 compensation decisions and results described above translated into "realizable pay" for Mr. Paul Marciano and Mr. Herrero, see the additional disclosure below under the heading "—Realizable Compensation for CEO and Executive Chairman." For more information regarding the target total direct annual compensation framework established by the Compensation Committee for Mr. Paul Marciano and Mr. Herrero with respect to fiscal 2017, see "—Fiscal 2017 Target Direct Compensation Framework for CEO and Executive Chairman" below.

Realizable Compensation for CEO and Executive Chairman

        The realizable compensation amounts for 2016 (determined as described below) for Mr. Paul Marciano and Mr. Herrero are less than their respective fiscal 2016 total compensation amounts as reported in the "Summary Compensation Table" on page 65, principally because the final vesting, if any, for Mr. Paul Marciano's 2016 TSR Award won't be known until the end of fiscal 2018 and, for Mr. Herrero, the value of his stock option awarded in fiscal 2016 is dependent on appreciation in the value of the Company's Common Stock. SEC rules require that all stock options and stock awards be reported in the Summary Compensation Table for the year in which they were granted to the Named Executive Officer based on their respective fair values determined at the time of grant of the awards, even if such awards were scheduled to vest in later years, and even if such awards were subsequently forfeited (such as, for example, because an applicable performance-based vesting condition was not satisfied) or dependent on future stock price appreciation (such as in the case of stock options). The following table shows the "realizable" compensation for fiscal 2016 for Mr. Paul Marciano and Mr. Herrero compared against each executive's total compensation reported in the Summary Compensation Table for fiscal 2016. For these purposes, "realizable" compensation is determined in the same manner as total compensation is reported in the Summary Compensation Table, but adjusted to take into account (1) any performance-based equity awards granted during the fiscal year where the performance-based vesting results have not yet been determined, (2) the value of stock options granted during the year based on the difference between the fair market value of the shares subject to the option and the exercise price of the option, and (3) the change in the value of our Common Stock subject to other equity awards granted during the year. As the final vesting for Mr. Paul Marciano's 2016 TSR Performance Share Award will not be determined until the completion of fiscal 2018, fiscal 2016 realizable compensation for Mr. Paul Marciano does not include any value as to that award. In addition, Mr. Paul Marciano's 2016 realizable compensation attributable to his 2016 Licensing Award, and Mr. Herrero's 2016 realizable compensation attributable to his 2016 New-Hire Performance Share Award, is based on the value of the award at the end of fiscal 2016. Consistent with the intent that equity awards align our executives' interests with those of our shareholders, the value of the shares of our Common Stock subject to (i) Mr. Paul Marciano's 2016 Licensing Award at the end of fiscal 2016 (plus dividend equivalents attributable to those shares with respect to fiscal 2016) was greater than the value of the same number of shares at the time the award was originally granted and (ii) Mr. Herrero's 2016 New-Hire Performance Share Award at the end of fiscal 2016 (plus dividend equivalents attributable to those shares with respect to fiscal 2016) was less than the value of the same number of shares at the time the award was originally granted. Similarly, the fiscal 2016 realizable compensation for Mr. Herrero's stock options granted in fiscal 2016 reflect the difference between the value of the shares subject to the award at the end of fiscal 2016 and the exercise price of the award, and not the grant date fair value of the award used for accounting purposes.

        As shown in the CEO and Executive Chairman Realizable Compensation Table below, Mr. Paul Marciano's total realizable compensation calculated in this manner was $8,119,935 for fiscal 2016, which is $3,120,735 less than his fiscal 2016 total compensation as required to be disclosed in the Summary Compensation Table. Similarly, Mr. Herrero's total realizable compensation calculated in this manner was $11,551,645 for fiscal 2016, which is $2,538,440 less than his fiscal 2016 total compensation as required to be disclosed in the Summary Compensation Table. The table below supplements, and should be read in connection with, the Summary Compensation Table.

CEO and Executive Chairman Realizable Compensation Table—Fiscal 2016

Name and Principal Position	Fiscal Period	Salary ($)	Bonus/ Non-Equity Incentive Plan Compensation ($)	Stock and Option Awards ($)(1)	All Other Compensation ($)	Total Realizable Compensation ($)	Total Compensation as Reported in the Summary Compensation Table ($)	Difference Between Total Realizable Compensation and Total Compensation as Reported in Summary Compensation Table ($)
Paul Marciano Executive Chairman and Chief Creative Officer	2016	1,500,000	3,000,000	3,379,265	240,670	8,119,935	11,240,670	(3,120,735)
Victor Herrero Chief Executive Officer	2016	687,692	3,000,000	7,752,000	111,953	11,551,645	14,090,085	(2,538,440)

(1)
For Mr. Paul Marciano, the dollar amount shown in this column is equal to the product of (1) the number of shares of Company Common Stock subject to the 2015 Licensing Award as of January 31, 2016, multiplied by (2) $19.215 (which is the sum of (a) $18.54, the closing market price of the Company's Common Stock on January 29, 2016, the last trading day of fiscal 2016, plus (b) $0.675, the aggregate cash value of the dividends paid by the Company on a share of its Common Stock from the time of grant until the end of fiscal 2016, which are being taken into account since Mr. Paul Marciano is entitled to dividend equivalents on the shares subject to his 2016 Licensing Award). No value is included as to Mr. Paul Marciano's 2016 TSR Award since the final vesting, if any, will not be determined until the completion of fiscal 2018.

For Mr. Herrero, the dollar amount shown in this column is equal to (1) the grant date value of the 150,000 fully-vested restricted stock units he was granted in connection with joining the Company ($3,004,500), (2) the product of (a) the number of shares of Company Common Stock subject to Mr. Herrero's 2016 New-Hire Performance Share Award as of January 31, 2016, multiplied by (b) $18.99 (which is the sum of (a) $18.54, the closing market price of the Company's Common Stock on January 29, 2016, the last trading day of fiscal 2016, plus (b) $0.45, the aggregate cash value of the dividends paid by the Company on a share of its Common Stock from the time of grant until the end of fiscal 2016, which are being taken into account since Mr. Herrero is entitled to dividend equivalents on the shares subject to his 2016 New-Hire Performance Share Award), plus (3) $0 for the 600,000 stock options granted to Mr. Herrero in fiscal 2016 since the per share exercise price of the options ($20.03) exceeded the closing market price of the Company's Common Stock on January 29, 2016.

Fiscal 2017 Target Direct Compensation Framework for CEO and Executive Chairman

        As described above, in making its compensation decisions related to the hiring of Mr. Herrero and transition of Mr. Paul Marciano, the Committee considered that the combined new ongoing target total direct annual compensation amounts negotiated at the time for Mr. Herrero (excluding his special one-time "inducement" and "sign-on" awards as those awards were intended to replace compensation opportunities Mr. Herrero forfeited from his prior employment in joining the Company and to induce Mr. Herrero to accept his employment offer from the Company) and Mr. Paul Marciano taken together was lower than the prior target total direct annual compensation amount for Mr. Paul Marciano alone. However, since Mr. Herrero joined the Company mid-year in fiscal 2016 and the Compensation Committee determined that the effective date of the changes to Mr. Paul Marciano's compensation would take effect February 1, 2016 in order to align with the expiration of Mr. Paul Marciano's prior employment agreement and to recognize the significant effort expected in assisting with the transition of leadership to Mr. Herrero during fiscal 2016, the impact of these significant reductions will not been seen until fiscal 2017. To illustrate the impact of these significant reductions, the tables below present, for Mr. Paul Marciano and Mr. Herrero, their respective annualized base salary levels, target annual cash opportunity, and grant date value of stock and option awards granted during the fiscal year, for both fiscal 2016 and fiscal 2017.

Target Total Direct Annual Compensation—Mr. Paul Marciano

Fiscal Year	Annual Base Salary ($)	Target Bonus/ Non-Equity Incentive Plan Compensation ($)	Grant Date Value of Stock and Option Awards ($)(1)	Total Target Direct Annual Compensation ($)
2016	1,500,000	6,000,000	6,500,000	14,000,000
2017	570,000	2,280,000	3,469,995	6,319,995

Target Total Direct Annual Compensation—Mr. Herrero

Fiscal Year	Annual Base Salary ($)	Target Bonus/ Non-Equity Incentive Plan Compensation ($)(2)	Grant Date Value of Stock and Option Awards ($)(1)	Total Target Direct Annual Compensation ($)
2016	1,200,000	3,000,000	10,290,440	14,490,440
2017	1,200,000	2,400,000	2,799,996	6,399,995

(1)
Calculated as described in footnote (1) to the Summary Compensation Table, with awards subject to performance-based vesting requirements valued based on the "target" level of performance. The amount for Mr. Herrero for fiscal 2016 includes the special one-time awards granted to Mr. Herrero in connection with him joining the Company to help compensation him for incentives with his former employer that he forfeited on joining the Company and as an additional incentive to accept his offer of employment. The grant date fair values for the awards granted in fiscal 2016 are included in the "Grants of Plan-Based Awards in Fiscal 2016" table below. See the "Material Compensation Committee Actions After Fiscal 2016" section below for a discussion of the equity awards granted to Mr. Paul Marciano and Mr. Herrero in fiscal 2017 and for the grant date fair values of those awards.

(2)
For fiscal 2016, includes Mr. Herrero's sign-on cash award paid in connection with his commencing employment.

Executive Compensation Program Philosophies and Objectives

        The Company's executive compensation programs are intended to achieve three fundamental objectives: (1) attract, motivate and retain qualified executives; (2) hold executives accountable for performance; and (3) align executives' interests with those of our shareholders. In structuring the Company's current executive compensation programs, we are guided by the following basic philosophies:

  •
  Competition.  The Company should provide competitive compensation opportunities so that we can attract, motivate and retain qualified executives.

  •
  Pay for Performance.  A substantial portion of compensation should be tied to Company (and/or particular department or segment) and individual performance.

  •
  Alignment with Shareholder Interests.  A substantial portion of eligible compensation should be in the form of equity awards that vest over a number of years, thus further aligning the interests of shareholders and executives.

        We also believe shareholder interests are further served by other executive compensation-related practices that we follow. These practices include:

  ✓
  We do not have minimum award levels under our annual cash or equity incentive award plans.

  ✓
  We do not provide excise tax gross-ups on change in control payments.

  ✓
  We do not reprice "underwater" stock options (stock options where the exercise price is above the then-current market price of our stock) without shareholder approval.

  ✓
  Members of our senior management team, and all of our directors, are subject to stock ownership guidelines, which include stock holding requirements for individuals who have not satisfied the guideline level of ownership.

  ✓
  We have a "clawback" policy pursuant to which the Board or the Compensation Committee may require reimbursement or cancellation of performance-based incentive compensation in certain circumstances if the awards are linked to financial results that are subsequently revised.

  ✓
  Our Compensation Committee retains an independent compensation consultant for independent advice and market data.

Consistent with our compensation philosophies described above, our goal for fiscal 2016 was to provide each Named Executive Officer with a total executive compensation package that was competitive in light of the compensation paid to comparable executives at our peer group companies and appropriately reflected individual and Company performance in fiscal 2016.

The Role of the Compensation Committee and Management

        The Company's executive compensation programs are determined and approved by the Compensation Committee. Our Chief Executive Officer recommends to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for less senior executives, including the other Named Executive Officers. At the direction of the Compensation Committee, other members of management furnish financial, performance and other information relevant to setting performance goals and certifying results. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for all Named Executive Officers. Other members of management, including any other Named Executive Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Executive Officers.

The Role of the Independent Compensation Consultant

        As indicated above, the Compensation Committee has engaged FW Cook as its independent compensation consultant. During fiscal 2016, FW Cook assisted the Compensation Committee (1) in its shareholder outreach efforts concerning executive compensation matters; (2) in its development of structural changes to the executive compensation program for fiscal 2016 in light of investor feedback; and (3) in its review of compensation terms and structure for Victor Herrero, the Company's new Chief Executive Officer, and Paul Marciano, in his new role as Executive Chairman and Chief Creative Officer, including assembling and analyzing compensation data for comparable positions at the peer group of companies identified below. During fiscal 2017, FW Cook continued assisting the Compensation Committee in its development and design of a new long-term incentive plan for management, as discussed further under "—Material Compensation Committee Actions After Fiscal 2016" below.

        The services performed by FW Cook for the Company have been exclusively limited to compensation consulting services performed at the request of the Compensation Committee. FW Cook does not undertake any work for the Company at the direction of the Company's management or other employees, although the consultant communicates with management from time to time to obtain information necessary to advising the Compensation Committee. The Compensation Committee has determined that FW Cook is independent and that its services do not raise any conflict of interest with the Company or any of its executive officers or directors.

        The peer group used for the review of compensation terms and structure for the CEO and Executive Chairman during fiscal 2016 was established by the Compensation Committee, taking into account the advice of FW Cook and input from management. In selecting the peer companies, made up of publicly-traded retail apparel and accessories companies, the Compensation Committee considered factors such as the size and business models of each company, as well as whether such companies may compete with Guess for executive talent. The companies that comprised the peer group for fiscal 2016 were:

Abercrombie & Fitch Co.	Fossil Group, Inc.
Aéropostale, Inc.	Kate Spade & Company
American Eagle Outfitters, Inc.	Michael Kors Holdings Limited
ANN INC.	New York & Company, Inc.
Chico's FAS, Inc.	PVH Corp.
The Children's Place, Inc.	Quiksilver, Inc.
Coach, Inc.	Ralph Lauren Corporation
Deckers Outdoor Corp.	Urban Outfitters, Inc.
Express, Inc.

        The peer group for fiscal 2016 was the same as the peer group for the prior year, with the following exceptions: (1) the removal of Jones Group Inc., which was no longer publicly traded, and (2) the addition of Michael Kors Holdings Limited based on a review of its size (including market cap, revenue and operating income) and lines of business.

        The peer company compensation data provided by FW Cook in fiscal 2016 was used by the Compensation Committee as a general reference point in its compensation reviews. The Compensation Committee does not set compensation levels at any specific level or percentile against this compensation data. Instead, the peer group data is only one point of information taken into account by the Compensation Committee in making compensation decisions. Except as otherwise noted, the Compensation Committee's executive compensation determinations are subjective and the result of the Compensation Committee's business judgment, which is informed by the experiences of the members of the Compensation Committee as well as the input from, and peer group data provided by, the Compensation Committee's independent executive compensation consultant.

The Role of Shareholder Say-on-Pay Votes

        Our shareholders are provided with an opportunity to cast an advisory vote on our executive compensation program every three years through the say-on-pay proposal. Our shareholders were last presented with such an opportunity at our 2014 annual meeting of shareholders, where a majority of the votes cast opposed our say-on-pay proposal. As discussed above, the Compensation Committee took the results of this vote very seriously and, to better understand shareholder perspective on this important topic, the Chairperson of the Compensation Committee led a shareholder outreach effort prior to the 2015 proxy season which included direct discussions with shareholders representing an estimated 63% of the issued and outstanding shares of our Common Stock held by persons other than insiders.

        In general, shareholders expressed a desire to see (1) performance metrics that more closely link executive pay with shareholder value, such as TSR, and (2) longer performance periods for performance-based equity awards. Taking these concerns into account, the Compensation Committee adopted a new performance award structure for one of the two equity grants made to Mr. Paul Marciano for fiscal 2016 (and subsequently carried over to the equity awards granted to both Mr. Paul Marciano and Mr. Herrero for fiscal 2017), with the vesting of the award to be based on the Company's total stockholder return ("TSR") relative to a peer group of companies (instead of being based on a financial metric such as earnings from operations used for the corresponding fiscal 2015 award) and with relative TSR being measured over a three-year performance period (instead of the one-year performance period used in prior years). In addition, shareholders expressed a desire to see less Compensation Committee discretion with respect to cash bonus awards for executives. To address this concern, the Compensation Committee revised our annual incentive program for fiscal 2016 (and subsequently carried over into fiscal 2017) so that final cash award amounts for the Named Executive Officers would be determined based on the Company's earnings from operations during the fiscal year relative to performance targets considered by the Compensation Committee to be rigorous (as opposed to prior years when the final award amounts were determined in the discretion of the Compensation Committee). The Compensation Committee believes that the changes it has made to the executive compensation program since the last say-on-pay vote at the 2014 annual meeting reflect many of the best practices in executive compensation today, has increased the emphasis on performance in the program and will result in an even greater alignment between the interests of our Named Executive Officers and those of our shareholders. When making future compensation decisions for our Named Executive Officers, the Compensation Committee will continue to consider the opinions that shareholders express directly to the Compensation Committee and through our say-on-pay advisory votes. The next advisory vote on our executive compensation program (as well as an advisory vote on the frequency of future say-on-pay votes) will occur at the 2017 annual meeting of our shareholders.

Executive Compensation Program Elements for Fiscal 2016

Summary

        The material elements of our current executive compensation program for Named Executive Officers consist of a base salary, an annual cash incentive opportunity and equity-based long-term incentive opportunities. We also provide a non-qualified deferred compensation plan, a 401(k) plan, a supplemental executive retirement plan for our Executive Chairman and severance protection for certain terminations of our Named Executive Officers' employment.

        We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. Base salaries, the non-qualified deferred compensation plan, 401(k) plan, supplemental executive retirement plan and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is generally not variable. We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive's continued service. Some of the elements, such as base salaries, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as upon retirement or other termination of employment. We believe that this mix of longer-term and shorter-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the shorter-term awards focused on recruitment).

        Our annual cash incentive opportunity is primarily intended to hold executives accountable for performance. It also helps further align Named Executive Officers' interests with those of our shareholders and helps us attract, motivate and retain executives. Our long-term equity incentives are primarily intended to align Named Executive Officers' interests with those of our shareholders, although they also hold executives accountable for performance (as the value of the awards, as well as the number of shares/units vesting under certain awards, is linked to the achievement of specified performance goals and/or our stock price) and help us attract, motivate and retain executives. These are the elements of our current executive compensation program that are designed to reward performance and the creation of shareholder value, and therefore the value of these benefits is dependent on performance. Each Named Executive Officer's annual cash incentive opportunity is paid out on an annual basis and is designed to reward performance for that period. Long-term equity incentives are generally paid out or earned on a longer-term basis and are designed to reward performance and continued employment over one or more years.

        The Compensation Committee uses these elements, as described in more detail below, to create a total compensation package for each Named Executive Officer that it believes supports the Company's compensation objectives and provides a competitive compensation opportunity tied to both operating performance and changes in shareholder value.

Base Salaries

        Base salaries of the Named Executive Officers are designed to compensate executives for their level of responsibility, skill, experience and individual contributions. The Compensation Committee reviews and approves base salaries for Named Executive Officers annually and in connection with promotions or other changes in responsibilities. Base salaries are set at levels that are intended to avoid excessive fixed costs while simultaneously providing sufficient guaranteed annual income to mitigate incentives for executives to pursue overly risky business strategies in order to maximize short-term variable compensation. In determining the appropriate levels of base salary, the Compensation Committee also considers, in its subjective judgment, individual performance, scope of duties, pay history and market data.

        For fiscal 2016, Mr. Paul Marciano's base salary remained flat at $1,500,000, a level originally set by the Compensation Committee in connection with the negotiation of Mr. Paul Marciano's employment agreement during 2013. Mr. Paul Marciano agreed to defer the portion of his salary in excess of $1,000,000 until the termination of his employment with the Company pursuant to the Company's Non-Qualified Deferred Compensation Plan (the "DCP") in order to help preserve the deductibility of that portion for tax purposes.

        As noted above, Mr. Herrero joined the Company in July 2015 and was appointed Chief Executive Officer effective August 1, 2015. Mr. Herrero's base salary was negotiated with him and set at $1,200,000 (with $200,000 deferred pursuant to the DCP) under his new employment agreement. In connection with Mr. Herrero's appointment, Mr. Paul Marciano agreed that his base salary would be reduced to $570,000, effective for fiscal 2017. In setting the reduced salary, the Compensation Committee considered the post-change relative positioning of Mr. Paul Marciano's total compensation versus Mr. Herrero's total compensation. It also considered market data for compensation reductions of former CEOs transitioning to Executive Chairman positions, while taking into account Mr. Paul Marciano's additional continuing contributions as Chief Creative Officer.

        During fiscal 2016, the Compensation Committee also reviewed the overall compensation levels for Mr. Relich and Mr. Reddy, including through a review and analysis of COO and CFO compensation data among a peer group of companies (as discussed in more detail under "—The Role of the Independent Compensation Consultant" above). While the Compensation Committee generally does not set compensation levels at any specific level or percentile against this compensation data, it did consider the data, which showed that the base salaries for both Mr. Relich and Mr. Reddy were below the 25th percentile for the peer group, in its deliberations. Following its review, the Compensation Committee increased Mr. Relich's base salary from $600,000 to $650,000 and Mr. Reddy's base salary from $450,000 to $525,000 to bring their respective base salaries closer to the median for similar positions at companies in the peer group.

Annual Cash Incentive Awards

        We believe that a significant portion of compensation for executive officers should be based on Company and individual performance, with the opportunity to earn substantial awards in connection with superior business and individual performance. Annual cash incentive awards are generally granted to the Company's Named Executive Officers under the Company's shareholder-approved Annual Incentive Bonus Plan (the "Bonus Plan"), a performance-based plan intended to motivate key employees by linking cash incentive award opportunities to pre-established performance goals. Specific performance criteria that can be used by the Compensation Committee (in its sole discretion) each period are set forth in the Bonus Plan.

        As in prior years, the Compensation Committee utilized a two-tier funding approach for Named Executive Officers under the Bonus Plan for fiscal 2016 (other than Mr. Herrero, who joined the Company after the plan was adopted and whose fiscal 2016 bonus opportunity is described below). For the first tier, the Compensation Committee uses pre-established formulas to determine the maximum cash incentive opportunity that may be awarded to each Named Executive Officer under the Bonus Plan. Unlike the approach used under the Bonus Plan in prior years, however, in which the Compensation Committee would exercise its discretion in determining the actual cash payouts, the Compensation Committee determined that each Named Executive Officer's cash incentive award under the fiscal 2016 Bonus Plan would be determined (within such maximum levels) with reference to the Company's earnings from operations for fiscal 2016 as described below. The Compensation Committee decided that this second tier approach for determining actual cash payouts would be based on earnings from operations in part to address shareholder concerns regarding a desire for less Compensation Committee discretion with respect to cash bonus awards for executives, and also because the Compensation Committee believes that earnings from operations as the measurement used to calculate bonus awards helps to further link the executives' incentive opportunities to the Company's financial performance. For these purposes, the Compensation Committee established threshold, target and stretch earnings from operations goals for fiscal 2016 at levels that the Compensation Committee considered to be rigorous. In addition, the Compensation Committee retained discretion to reduce the amount of the bonus ultimately awarded to the participant below the level otherwise determined for that participant based on earnings from operations results.

Methodology to Determine Cash Awards

        Each Named Executive Officer has a threshold and target cash incentive amount under the Bonus Plan, and each executive's bonus is in all events capped at a maximum amount. For Mr. Paul Marciano, the threshold incentive amount was 200% of his base salary, and pursuant to his employment agreement, the target incentive amount was 400% of his base salary. For Messrs. Reddy and Relich, the threshold incentive amount was 37.5% of the executive's base salary, and the target incentive amount was 75% of the executive's base salary (in each case representing an increase over their threshold and target incentive amounts for fiscal 2015 of 25% of base salary and 50% of base salary, respectively). At the time each of these target and threshold levels was approved for fiscal 2016, the Compensation Committee believed them to be reasonably competitive for each position.

        Subject to the maximum amount for each executive described below, the Named Executive Officers' fiscal 2016 bonuses would be determined based on the Company's earnings from operations for fiscal 2016 (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) relative to performance targets established by the Compensation Committee set forth in the table below:

		Bonus Amount (as a Percentage of Target Award)
	Earnings from Operations for Fiscal 2016
Performance Level		P. Marciano	S. Reddy/M. Relich
Below Threshold	Less than $124.1 million	0%	0%
Threshold	$124.1 million	50%	50%
Target	$142.3 million	100%	100%
Maximum	$161.9 million or more	125% (1)	200% (1)

(1)
If less, the Named Executive Officer's maximum bonus would be the percentage of the Company's cash flow from operations for fiscal 2016 applicable to that executive as described below.

        If the Company's actual performance falls between the levels indicated above, the payout percentage is determined by linear interpolation between the applicable payout levels.

        The maximum individual cash award opportunities for the Named Executive Officers were tied to the Company's cash flow from operations for fiscal 2016 (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) or, if lower, a specified multiple of each Named Executive Officer's base salary. The maximum individual cash award opportunities for fiscal 2016 were as follows: for Mr. Paul Marciano, a maximum award opportunity equal to the lesser of 4.35% of cash flow from operations for fiscal 2016 or 500% of base salary; for Mr. Reddy, a maximum award opportunity equal to the lesser of 0.46% of cash flow from operations for fiscal 2016 or 150% of base salary; and for Mr. Relich, a maximum award opportunity equal to the lesser of 0.57% of cash flow from operations for fiscal 2016 or 150% of base salary. For Mr. Paul Marciano, the maximum award opportunity as a percentage of base salary is provided under his employment agreement. For the other Named Executive Officers, the percentage of base salary was increased from 75% for fiscal 2015 to 150% for fiscal 2016 to provide greater incentives for these executives to achieve the performance targets and because the Compensation Committee believed that the new target bonus levels were more consistent with maximum annual bonus levels for comparable positions at the peer group of companies.

        The Compensation Committee chose earnings from operations as the measurement used to calculate the final bonus amount (subject to the applicable maximum) for each executive as a way to further link these executives' incentive opportunities to the Company's financial performance. Earnings from operations is also a consistently applied, easily understood and widely used metric that provides a measurement of operating performance that excludes certain non-operational factors to better assess managements' operation of the business. The Compensation Committee chose cash flow from operations as the measurement used to calculate maximum cash incentive opportunities (and to establish the performance-based aspects of our long-term equity incentive awards for Messrs. Reddy and Relich for fiscal 2016 as described below) as a way to further link these executives' incentive opportunities to the Company's financial performance. Cash flow from operations is also a consistently applied, easily understood and widely used metric that provides a measurement of operating performance that excludes certain non-operational factors to better assess managements' operation of the business, with a focus on the ability of the business to generate cash.

Determination of Actual Cash Awards

        In the first quarter of fiscal 2017, the Compensation Committee determined that the Company's earnings from operations (as described above) for fiscal 2016 was $128,350,000, after giving effect to an adjustment approved by the Compensation Committee to exclude $7 million in expenses related to certain litigation matters (as specified in the original formula established by the Compensation Committee). Applying the payout percentages above, the Company's performance resulted in a bonus amount for Mr. Paul Marciano equal to 246.4% of base salary (or $3,695,000), for Mr. Reddy, equal to 46.2% of base salary (or $242,500), and for Mr. Relich, equal to 46.2% of base salary (or $300,000). However, after considering the overall magnitude of the calculated amounts, the Committee applied negative discretion to reduce the performance-based cash award for Mr. Paul Marciano by $695,000 to $3.0 million (or half of his target payout), an amount that the Committee thought to be more reflective of the Company's overall performance for fiscal 2016. The Compensation Committee also determined that the Company's cash flow from operations (as described above) for fiscal 2016 was $179,420,000, that the percentage of the Company's cash flow from operations for fiscal 2016 applicable to each executive in determining his maximum bonus amount was greater than the applicable percentage of the executive's base salary identified above, and that the bonus amount set forth above was less than the maximum amount applicable to the executive determined based on the Company's cash flow from operations.

Cash Incentive for Mr. Herrero

        As noted above, Mr. Herrero joined the Company in July 2015. Based on negotiations with Mr. Herrero, the Compensation Committee granted him the opportunity to receive a bonus of $1,000,000 for fiscal 2016 if the Company achieved earnings from operations of at least $71.0 million for the third and fourth quarters of fiscal 2016. In the first quarter of fiscal 2017, the Compensation Committee determined that the Company's earnings from operations for that two-quarter performance period was $90.8 million and, accordingly, Mr. Herrero received a $1,000,000 bonus for fiscal 2016. Under his employment agreement, Mr. Herrero's threshold, target and maximum bonus opportunities for each fiscal year after fiscal 2016 will be 100%, 200% and 300%, respectively, of his base salary (with the bonus also being subject to any maximum amount provided under the Bonus Plan).

Signing Bonus for Mr. Herrero

        Pursuant to his employment agreement, Mr. Herrero was also awarded a signing bonus of $2,000,000 upon his commencing employment with the Company, with one-half of the bonus being deferred pursuant to the Company's Non-Qualified Deferred Compensation Plan. This bonus was negotiated with Mr. Herrero and intended to help compensate him for incentives with his former employer that he forfeited upon joining the Company and to provide him with an additional incentive to accept the Company's employment offer. The bonus is subject to repayment to the Company if Mr. Herrero voluntarily terminates his employment with the Company within one year after his start date (other than due to an adverse change in his employment that constitutes "good reason" under his employment agreement).

Long-Term Equity Incentive Awards

        The Company's philosophy is that the Named Executive Officers' long-term compensation should be directly linked to the value provided to our shareholders. Therefore, 100% of the Named Executive Officers' long-term compensation is currently awarded in the form of stock options, restricted stock and/or restricted stock units. The Compensation Committee has the authority to grant stock options, restricted stock, restricted stock units and other awards under the Company's 2004 Equity Incentive Plan. The fiscal 2016 equity awards granted to the Named Executive Officers are described in detail below.

        Stock Options.    The Company generally makes a portion of its long-term incentive grants to our Named Executive Officers (other than Mr. Paul Marciano) in the form of stock options with an exercise price that is equal to the closing price of a share of the Company's Common Stock on the NYSE on the grant date. The Compensation Committee utilizes stock options to help ensure that the Named Executive Officers will realize value only if our shareholders realize value on their shares. Stock options also foster retention of key executives since the awards generally vest over the four-year period following the performance period. The Company has not included stock options in the annual equity award mix for Mr. Paul Marciano or for Mr. Herrero because of the views of certain stockholders and stockholder advisory groups that stock options are not "performance-based" regardless of the fact that the value of the Company's stock must appreciate after the grant date of the options in order for the options to have value.

        Restricted Stock.    The Compensation Committee uses restricted stock (or restricted stock units) in addition to stock options to reduce the level of potential share dilution that would otherwise develop if larger stock option awards were granted. The Compensation Committee also uses restricted stock awards as a retention incentive as they generally vest over a multi-year period. For fiscal 2016, the Compensation Committee granted restricted stock unit awards to Mr. Paul Marciano and Mr. Herrero that were subject to both performance-based and time-based vesting requirements to provide additional incentives to achieve specified financial goals. In addition, restricted stock promotes commonality of interests between management and shareholders since the awards expose the recipient to both upside and downside risk based on the value of the Company's Common Stock over time.

Equity Awards for Mr. Paul Marciano for Fiscal 2016

        The Compensation Committee granted two awards of restricted stock units to Mr. Paul Marciano pursuant to the terms of his employment agreement in the first quarter of fiscal 2016: the 2016 Licensing Award and the 2016 TSR Award. Each of these awards is subject to both time- and performance-based vesting requirements and was determined by the Compensation Committee to be, in light of Mr. Paul Marciano's role with the Company (as CEO at the time of grant), an appropriate incentive for Mr. Paul Marciano both to achieve the specific performance goals identified below and to continue his employment with the Company through the vesting periods. Each of these awards had a grant date fair value (as computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions) of approximately $3.25 million.

        The first award for Mr. Paul Marciano, consisting of 175,866 restricted stock units (the "2016 Licensing Award"), would be eligible to vest only if the Company's earnings from operations derived from the Company's licensing segment for fiscal 2016 exceeded a threshold amount established by the Compensation Committee of $75.0 million. If this threshold goal was met, the award would vest in three annual installments at the end of each of fiscal 2016, 2017 and 2018, subject to Mr. Paul Marciano's continued service as an employee or director of the Company through the applicable vesting date. The Compensation Committee believes that Mr. Paul Marciano continues to make substantial contributions to the Company's licensing segment. Earnings from operations derived from the Company's licensing segment was selected as the performance measure for this award as a way to further link Mr. Paul Marciano's incentives to the performance of that segment of the Company's business. Earnings from operations is also a consistently applied, easily understood and widely used metric that provides a measurement of operating performance that excludes certain non-operational factors. Following the end of fiscal 2016, the Compensation Committee determined that the Company's licensing segment earnings from operations for fiscal 2016 was $92.2 million, meaning that the threshold level had been achieved. Accordingly, one-third of the award vested upon the Compensation Committee's determination, and the remaining two-thirds is scheduled to vest as described above.

        The second award for Mr. Paul Marciano, consisting of a target number of 183,368 restricted stock units (the "2016 TSR Award"), is subject to a relative total stockholder return ("TSR") vesting requirement that compares the Company's TSR over a three-year performance period consisting of the Company's 2016, 2017 and 2018 fiscal years to the TSRs of a group of peer companies selected by the Compensation Committee. As noted above, the Company received feedback from its stockholders following the 2014 annual meeting that stockholders wanted to see (1) performance metrics that more closely link executive pay with shareholder value, such as TSR, and (2) longer performance periods for performance-based equity awards. In structuring Mr. Paul Marciano's long-term incentive opportunity for fiscal 2016, the Compensation Committee decided to base this award on the Company's relative TSR (and not metrics such as earnings from operations used in prior years and under the Company's annual incentive program) and to provide for a three-year performance period (instead of the one-year performance period used in prior years). The Compensation Committee believes this structure helps to further align Mr. Paul Marciano's interests with those of our stockholders.

        Between zero and 150% of the target number of restricted stock units subject to the 2016 TSR Award will vest based on the Company's TSR compared to the TSRs for the peer group of companies for the three-year performance period as follows:

Performance Level	Company TSR Percentile for the Performance Period	Percentage of Target Number of Units that Will Vest
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	25%
Target	50th Percentile	100%
Maximum	75th Percentile and Above	150%

        The percentage of target restricted stock units that vest will be determined by linear interpolation if the Company's TSR percentile is between the levels noted above. In no event will the award vest as to shares of the Company's Common Stock with a value greater than $9,750,000 (i.e. three times the grant date fair value of the award as approved by the Compensation Committee) determined as of the vesting date.

        The peer group of companies used for purposes of the 2016 TSR Award was the same fiscal 2016 peer group of companies identified under "—The Role of the Independent Compensation Consultant" above.

Equity Awards for Mr. Herrero for Fiscal 2016

        Upon his joining the Company in July 2015, the Compensation Committee approved three equity award grants for Mr. Herrero. Each of these grants was negotiated with Mr. Herrero and included in his new employment agreement with the Company. As part of his signing bonus, Mr. Herrero received an award of 150,000 fully-vested restricted stock units to help compensate him for incentives with his former employer that he forfeited on joining the Company and as an additional incentive to accept his offer of employment. This grant is subject to forfeiture to the Company if Mr. Herrero voluntarily terminates his employment within one year after his start date (other than due to an adverse change in his employment that constitutes "good reason" under his employment agreement).

        Mr. Herrero also received a stock option with respect to 600,000 shares of the Company's common stock with an exercise price equal to our closing stock price on the date of grant. The option vests in annual installments over four years and thus provides further incentives to help deliver value to our stockholders and remain in service with the Company. Mr. Herrero also received an award of 250,000 restricted stock units (the "2016 New-Hire Performance Share Award") that are subject to both performance-based and time-based vesting requirements. The restricted stock units are eligible to vest if the Company's earnings from operations for the last two quarters for fiscal 2016 equaled or exceeded

$71.0 million. If the earnings from operations target established by the Compensation Committee is achieved, one fourth of the units will vest on each of the first four anniversaries of the grant date. Thus, the award provides additional incentives to achieve the specified level of performance for Mr. Herrero's first two quarters with the Company and a long-term retention incentive. In the first quarter of fiscal 2017, the Compensation Committee determined that the Company's earnings from operations for that two-quarter performance period was $90.8 million and, accordingly, Mr. Herrero's award is eligible to vest based on his continued service with the Company.

Equity Awards for Messrs. Reddy and Relich for Fiscal 2016

        As in prior years, the Compensation Committee utilized a two-tier approach for equity awards to Messrs. Reddy and Relich for fiscal 2016 that gives the Compensation Committee greater flexibility to consider all aspects of performance and other factors the Compensation Committee considers relevant. Under this approach, the Compensation Committee approves pre-established formulas to determine the maximum value of the equity incentive opportunities that may be awarded to each of these Named Executive Officers, then exercises its discretion in determining the number of shares to be subject to the actual equity awards, which will be at levels at or below the calculated maximum award levels. The maximum number of shares of the Company's Common Stock subject to each annual award is intended to create a meaningful opportunity for stock ownership in light of the Named Executive Officer's current position with the Company, the size of comparable awards to comparable executives at our peer group companies, and the individual's personal performance in recent periods.

        Calculation of Maximum Eligible Equity Awards for Fiscal 2016.    For fiscal 2016, the Compensation Committee established maximum equity incentive opportunities in the form of stock options and restricted stock for Messrs. Reddy and Relich pursuant to a specific formula tied to the Company's cash flow from operations (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) for fiscal 2016. The maximum individual equity award opportunities were as follows: for Mr. Reddy, a maximum stock option award opportunity value equal to the lesser of 0.07% of cash flow from operations for fiscal 2016 or 20% of base salary and a maximum restricted stock award opportunity value equal to the lesser of 0.19% of cash flow from operations for fiscal 2016 or 60% of base salary; for Mr. Relich, a maximum stock option award opportunity value equal to the lesser of 0.08% of cash flow from operations for fiscal 2016 or 20% of base salary and a maximum restricted stock award opportunity value equal to the lesser of 0.23% of cash flow from operations for fiscal 2016 or 60% of base salary. The percentage of base salary level in each case was the same as the level used under the fiscal 2015 annual incentive program for these two executives.

        In the first quarter of fiscal 2017, the Compensation Committee determined the Company's cash flow from operations (as described above) for fiscal 2016 was $179.4 million, which resulted in the maximum stock option value for each executive being 20% of the executive's base salary, and the maximum restricted stock award value for each executive being 60% of the executive's base salary. These maximum award opportunities were then converted from dollar amounts to shares, with stock options valued using the Black Scholes Model and restricted stock valued at the closing price of the Company's unrestricted Common Stock on the NYSE, in each case on a pre-determined measurement date with respect to the grant date. For fiscal 2016, the grant date occurred on March 30, 2016, the date of the first quarter Compensation Committee meeting where the Compensation Committee approved the awards, and the pre-determined measurement date occurred five business days prior to the grant date in order to allow the Compensation Committee sufficient time to review final maximum share and option opportunities prior to making its final award decisions.

        Determination of Actual Equity Awards for Fiscal 2016.    Once the maximum payout levels are established, the Compensation Committee then determines actual equity awards for each participating Named Executive Officer under the annual equity program (subject to the calculated maximum payout levels for that executive) based on its review and subjective assessment of the executive's performance during the fiscal year. The Compensation Committee does not give any specific weighting to any particular performance criterion and evaluates individual performance in a non-formulaic manner, making an overall subjective assessment of Company and individual performance during the year. Based on its review, including its assessment of the significant individual efforts exhibited by Mr. Reddy and Mr. Relich during the CEO leadership transition and resulting strategic changes, the Compensation Committee decided to provide equity awards to Mr. Reddy and Mr. Relich with grant-date values that were approximately equal to the maximum eligible payout levels described above.

        The actual equity awards approved by the Compensation Committee for Messrs. Reddy and Relich with respect to fiscal 2016 performance are presented in footnote (4) to the "Grants of Plan-Based Awards in Fiscal 2016" table below. In accordance with applicable SEC rules, the "Grants of Plan-Based Awards in Fiscal 2016" table reflects equity awards actually granted by the Company in fiscal 2016. The material terms of the equity awards granted to our Named Executive Officers during fiscal 2016 are described below under "—Description of Plan-Based Awards." Since our equity awards granted in fiscal 2016 under the annual program related to performance in fiscal 2015, the basis for these awards was included in the "Compensation Discussion and Analysis" section of our proxy statement filed with the SEC on May 22, 2015 with respect to our 2015 annual meeting of shareholders. The equity awards described in the preceding paragraphs, which were awarded in the first quarter of fiscal 2017 based on fiscal 2016 performance, will, in accordance with applicable SEC rules, be reflected in the "Grants of Plan-Based Awards" table included in our proxy statement next year with respect to our 2017 annual meeting of shareholders.

Material Compensation Committee Actions After Fiscal 2016

        In April 2016, the Compensation Committee established the compensation framework and related performance measures and award opportunities for the Named Executive Officers (other than Mr. Relich) with respect to fiscal 2017.

Fiscal 2017 Base Salary and Target Annual Cash Incentive for Mr. Paul Marciano

        As previously described, Mr. Paul Marciano's base salary and target annual cash incentives have been reduced significantly effective February 1, 2016.

Fiscal 2017 Cash Incentive Opportunities

        In April 2016, the Compensation Committee established the fiscal 2017 annual cash incentive award opportunities for the Named Executive Officers. Similar to the fiscal 2016 program, the maximum fiscal 2017 individual cash award opportunities for each Named Executive Officer will be determined based on the Company's cash flow from operations (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) for fiscal 2017, and each Named Executive Officer's actual cash incentive award will be determined (within the applicable maximum level) with reference to the Company's earnings from operations (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) for fiscal 2017. For these purposes, the Compensation Committee established threshold, target and stretch earnings from operations goals for fiscal 2017 at levels that the Compensation Committee considered to be rigorous.

Fiscal 2017 Equity-Based Awards for Mr. Paul Marciano and Mr. Herrero

        In April 2016, the Compensation Committee approved the grant of three restricted stock unit awards for each of Mr. Paul Marciano and Mr. Herrero under the Company's 2004 Equity Incentive Plan. Each restricted stock unit subject to these awards represents a contractual right to receive one share of the Company's Common Stock if the applicable performance-based and service-based vesting requirements are satisfied.

        Restricted Stock Unit Awards.    The first restricted stock unit award granted to each of these executives will be eligible to vest only if the Company achieves a threshold performance goal for fiscal 2017. Mr. Paul Marciano's award, which consists of 67,303 restricted stock units, will be eligible to vest only if the Company's earnings from operations from its licensing segment for fiscal 2017 exceeds a threshold amount established by the Compensation Committee, and Mr. Herrero's award, which consists of 49,047 restricted stock units, will be eligible to vest only if the Company's total revenue (excluding net royalties) for fiscal 2017 exceeds a threshold amount established by the Compensation Committee. If the applicable threshold goal is met, the award will be scheduled to vest in three equal installments on each of January 30, 2017, January 30, 2018 and January 30, 2019. Mr. Paul Marciano's award had a grant date fair value of $1,235,010, and Mr. Herrero's award had a grant date fair value of $900,012 (each as computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions).

        TSR Performance Awards.    The second award granted to each of these executives is subject to a relative total stockholder return ("TSR") vesting requirement over a three-year performance period and is also subject to continued service requirements. Mr. Paul Marciano's TSR award consists of 81,248 restricted stock units and had a grant date fair value (as computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions) of $1,235,002 based on the "target" level of performance, and Mr. Herrero's TSR award consists of 59,209 restricted stock units and had a grant date fair value (as computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions) of $900,000 based on the "target" level of performance. Between zero and 150% of the target number of restricted stock units subject to the award will vest based on the Company's TSR compared to the TSRs for a peer group of companies approved by the Compensation Committee for the three-year performance period consisting of the Company's 2017, 2018 and 2019 fiscal years in accordance with the following chart:

Performance Level	Company TSR Percentile for the Performance Period	Percentage of Target Number of Units that Will Vest
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	25%
Target	50th Percentile	100%
Maximum	75th Percentile and Above	150%

        The percentage of target restricted stock units that vest will be determined by linear interpolation if the Company's TSR percentile is between the levels noted above. The portion of the award that is credited to the executive based on the Company's relative TSR performance will be eligible to vest as of the last day of the three-year performance period. A dollar-denominated payment cap was also imposed on the award such that in all events, the number of restricted stock units subject to these awards that vest will not exceed the number of restricted stock units determined by dividing three times the grant date fair value of the award by the closing price of a share of the Company's Common Stock on the applicable vesting date.

        The Compensation Committee approved the following peer group of companies for purposes of these TSR awards:

Abercrombie & Fitch Co.	Gap Inc.
American Eagle Outfitters, Inc.	Kate Spade & Company
Chico's FAS, Inc.	lululemon athletica inc.
The Children's Place, Inc.	Michael Kors Holdings Limited
Coach, Inc.	New York & Company, Inc.
Columbia Sportswear Company	PVH Corp.
Deckers Outdoor Corp.	Ralph Lauren Corporation
Express, Inc.	Urban Outfitters, Inc.
Fossil Group, Inc.

        LTIP Awards.    The third award granted to each of these executives will be eligible to vest based on the Company's revenue and operating income levels for fiscal year 2019. Each of Mr. Paul Marciano's and Mr. Herrero's LTIP awards consists of 54,495 restricted stock units and had a grant date fair value (as computed in accordance with FASB ASC Topic 718, disregarding any estimate of forfeitures related to service-based vesting conditions) of $999,983 based on the "target" level of performance and is also subject to continued service requirements. Between zero and 200% of the target number of restricted stock units subject to the award will vest based on the Company's performance over the three-year performance period, with each award being weighted 50% for revenue and 50% for operating income. The Compensation Committee established target goals for the fiscal 2019 performance year of $3.0 billion for revenue (which represents an $800 million increase over the Company's fiscal 2016 revenue of $2.2 billion, for a compound annual growth rate of 11%) and $225.0 million for operating income (which represents a $104 million increase over the Company's fiscal 2016 operating income of $121 million, for a compound annual growth rate of 23%), in each case excluding the impact of certain specified legal, restructuring, acquisition, accounting and currency related items. 100% of the target number of units allocated to a particular performance metric are eligible to vest if the target performance level for that metric is achieved. These target goals are designed to align with the three-year goals announced by the Company in March 2016. The portion of the award that is credited to the executive based on the Company's performance will be eligible to vest as of the last day of the three-year performance period.

        For each of the fiscal 2017 equity awards granted to Mr. Paul Marciano and Mr. Herrero described above, vesting of the award is contingent on the executive's continued service to the Company through the applicable vesting date, although this service-based vesting requirement would be deemed met if the executive's employment terminates in certain circumstances set forth in the applicable award agreement.

Fiscal 2017 Equity Award Opportunities for Mr. Reddy

        In April, 2016, the Compensation Committee established maximum equity incentive opportunities for fiscal 2017 in the form of stock options and restricted stock for Mr. Reddy pursuant to a specific formula tied to the Company's cash flow from operations (excluding the impact of certain specified legal, restructuring, acquisition and accounting related matters) for fiscal 2017. The maximum individual equity award opportunities for Mr. Reddy for fiscal 2017 were similar to his fiscal 2016 opportunities and consisted of a maximum stock option award opportunity value equal to the lesser of 0.07% of fiscal 2017 cash flow from operations or 20% of his base salary level and a maximum restricted stock award opportunity value equal to the lesser of 0.21% of fiscal 2017 cash flow from operations or 60% of his base salary level. The Compensation Committee also granted Mr. Reddy an LTIP award consisting of 22,888 restricted stock units that will be eligible to vest based on the Company's revenue and operating income levels for fiscal 2019 on terms similar to the fiscal 2017 LTIP awards, described above, for Mr. Paul Marciano and Mr. Herrero.

401(k) Retirement Benefits

        The Company's employees, including the Named Executive Officers, are eligible to participate in the Company's tax-qualified 401(k) plan and are eligible to receive a discretionary matching contribution from the Company after one year of service. In calendar 2015, the Company made a discretionary matching contribution on behalf of each eligible participant equal to 50% of the first 6% of compensation contributed by the participant. These Company matching contributions can function as a retention incentive as they vest over the first five (5) years of service with the Company. The Named Executive Officers participate in the plan on the same terms as our other participating employees.

Non-Qualified Deferred Compensation Plan

        The Company has maintained a Non-Qualified Deferred Compensation Plan (the "DCP") since 2006. Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Executive Officers and members of the Board, may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their bonus, 100% of their cash compensation earned under any Company long-term incentive plan or 100% of their cash director fees to be earned during the following calendar year. In addition, the Company may make contributions to "make up" for Company match amounts under the Company's 401(k) plan that cannot be made to Named Executive Officers because of applicable Internal Revenue Code limits. The Company may also make other discretionary contributions, although it did not do so for fiscal 2016. The Company believes that providing the Named Executive Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. Information with respect to the Named Executive Officers' participation in the DCP is presented in, and the material terms of the DCP are described following, the "Non-Qualified Deferred Compensation Plan Table—Fiscal 2016" below.

Supplemental Executive Retirement Plan

        The Company has maintained a Supplemental Executive Retirement Plan ("SERP") since 2006. The SERP will provide select employees who satisfy certain eligibility requirements with supplemental pension benefits in prescribed circumstances. The only active participant in the SERP is Mr. Paul Marciano. The Company believes that providing Mr. Paul Marciano with supplemental pension benefits under the SERP recognizes his substantial past and expected future contributions and provided a valuable retention incentive. Additional information with respect to Mr. Paul Marciano's participation in the SERP is presented in, and the material terms of the SERP are described following, the "Pension Benefits Table—Fiscal 2016" below. Additional information concerning potential payments under the SERP upon certain terminations or a change in control is presented in "—Potential Payments Upon Termination or Change in Control" below.

Severance and Other Benefits Upon Termination of Employment

        In order to support our compensation objective of attracting, retaining and motivating qualified executives, we believe that, in certain cases, it is appropriate to provide our key executive officers with severance protections upon certain types of termination of their employment. These severance protections are negotiated on an individual basis in connection with the negotiation of other employment terms, typically in connection with the entering into of employment agreements or employment offer letters with each Named Executive Officer. Consistent with this approach, the severance protections for Mr. Herrero were negotiated in connection with his entering into a new employment agreement with the Company during fiscal 2016. In each case, the Compensation Committee determined that the severance provisions for each executive were reasonable in light of market practices and the importance to the Company and its shareholders of securing the continued service of these executives.

        The equity awards granted to Mr. Paul Marciano and Mr. Herrero in fiscal years 2016 and 2017, as well as the awards granted to Mr. Paul Marciano in fiscal 2014 and fiscal 2015 and the performance-based vesting awards granted to other employees in fiscal 2017, provide that the award will not automatically accelerate on a change in control unless either the award is to be terminated in connection with the event (that is, the award is not assumed or continued by the successor entity) or the executive's employment terminates in certain circumstances specified in the award agreement. Under the terms of our equity incentive plans, if a change in control of the Company occurs, certain awards granted in prior years that remain outstanding, as well as certain new awards granted to employees other than Mr. Paul Marciano and Mr. Herrero, would (unless otherwise determined by the Compensation Committee) generally become fully vested or paid, as applicable.

        None of the employment agreements or other compensation arrangements we maintain for our Named Executive Officers include a right to receive any "gross-up" payment for change in control excise taxes. Additional information concerning potential payments that may be made to the Named Executive Officers in connection with their termination of employment or a change in control is presented in "—Potential Payments Upon Termination or Change in Control" below.

Security Protections

        We provide Mr. Paul Marciano with certain security protections. The Compensation Committee believes that these protections are appropriate for Mr. Paul Marciano in light of the high profile nature of his position as a founder and Executive Chairman of the Company. These protections are not intended to provide a personal benefit (other than the intended security) to Mr. Paul Marciano and we do not view these security protections as compensation for Mr. Paul Marciano. However, as required under applicable SEC rules, we include the Company's cost of providing these protections for the applicable year as compensation for Mr. Paul Marciano for that year in the "Summary Compensation Table" below.

Stock Ownership Guidelines

        In order to encourage stock ownership by senior management (and Non-Employee Directors) of the Company, the Company maintains Stock Ownership Guidelines. The Stock Ownership Guidelines are intended to further align the financial interests of senior management (and Non-Employee Directors) with those of the Company's shareholders. Under the Stock Ownership Guidelines, certain specified senior executives, including all of the Named Executive Officers (and Non-Employee Directors), are required to accumulate, and then retain, the following amounts of Company Common Stock:

Position	Stock Ownership Requirement
CEO	Six times annual base salary
Executive Chairman	Five times annual base salary
Select Senior Executives (including all other Named Executive Officers)	Two and one-half times annual base salary
Non-Employee Directors	Five times annual board retainer

        Until a participant has met the applicable ownership guideline, the participant is expected to retain an amount equal to 50% of the net shares (after payment of any exercise price and related taxes)

received as a result of the exercise, vesting or payment of equity awards (including stock options and restricted stock) granted by the Company to the participant. Once a participant has met the applicable ownership guideline, ownership of the guideline amount is expected to be maintained. For purposes of satisfying the Stock Ownership Guidelines, the following holdings count toward the required holding amounts: (i) shares owned directly (including through open market purchases, vesting of restricted stock awards or exercise of stock options), (ii) shares held by spouses or children or through certain trusts for the benefit of the participant, a spouse and/or children and (iii) stock option equivalents based on the value of "in-the-money" vested and unexercised stock options.

Executive Compensation Clawback Policy

        The Company maintains a policy regarding the recoupment of certain performance-based compensation payments to executive officers (the "Clawback Policy"). The Clawback Policy provides that the Board or the Compensation Committee may require reimbursement or cancellation of all or a portion of any performance-based short or long-term cash or equity awards made to an executive officer to the extent that: (1) the amount of, or number of shares included in, any such payment was calculated based on the achievement of financial results that were subsequently revised and (2) a lesser payment of cash or equity awards would have been made to the executive officer based upon the revised financial results. Where the achievement of a financial result was considered in determining the performance-based compensation awarded, but the compensation was not awarded on a formulaic basis, the Board or Compensation Committee will determine in its discretion the amount, if any, to seek for reimbursement.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year, unless certain performance and other requirements are met. The Compensation Committee considers the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs. However, while the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. There can be no assurance, however, that any compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible, and in any event, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

Compensation Committee
Report on Executive Compensation(1)

        The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the four Non-Employee Directors named at the end of this report, each of whom the Board has determined to be independent as defined by the NYSE listing standards.

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company's Fiscal

2016 Annual Report on Form 10-K and in this Proxy Statement for the 2016 Annual Meeting, each as filed with the SEC.

By the Compensation Committee,
Alex Yemenidjian, Chairperson Anthony Chidoni Joseph Gromek Kay Isaacson-Leibowitz

(1)
SEC filings sometimes "incorporate information by reference." This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 or the Exchange Act.

Compensation Committee
Interlocks and Insider Participation

        All of the Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal 2016. No director who served on the Compensation Committee during fiscal 2016 is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related-party transactions. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Company's Compensation Committee during fiscal 2016.

 Summary Compensation Table—Fiscal 2014-2016

        The following table presents information regarding compensation of our Named Executive Officers for services rendered with respect to the covered fiscal years. The Company operates on a 52/53-week fiscal year calendar, which ends on the Saturday nearest to January 31 of each year. As a result, fiscal 2014 represents the 52-week fiscal year ended on February 1, 2014, fiscal 2015 represents the 52-week fiscal year ended on January 31, 2015, and fiscal 2016 represents the 52-week fiscal year ended on January 30, 2016.

        As required by SEC rules, stock awards (including restricted stock units) and option awards are shown as compensation in the Summary Compensation Table for the year in which they were granted (even if they have multi-year vesting schedules and/or performance-based vesting requirements), and are valued based on their grant date fair values for accounting purposes. Accordingly, the table includes stock and option awards granted in the years shown even if they were scheduled to vest in later years, and even if they were subsequently forfeited (such as, for example, because an applicable performance-based vesting condition was not satisfied). Therefore, the stock and option columns do not report whether the officer realized a financial benefit from the awards (such as by vesting in stock or exercising options). Additional information regarding the compensation realizable by Mr. Paul Marciano and Mr. Herrero in fiscal 2016 can be found in the "Compensation Discussion and Analysis" section above, including in the "Realizable Compensation for CEO and Executive Chairman" discussion and table on page 45.

        The Summary Compensation Table below does not reflect the significant reductions in Mr. Paul Marciano's compensation for fiscal 2017 as a result of the change in his title and responsibilities, and includes special one-time equity awards granted to Mr. Herrero in fiscal 2016 as an inducement to join the Company and to help compensate him for incentives he forfeited from his prior employer upon joining the Company. For a discussion of the target total direct annual compensation levels for Mr. Paul Marciano and for Mr. Herrero for fiscal 2017, which are significantly lower than their total fiscal 2016 compensation levels reflected in the table below, see the discussion under "Fiscal 2017 Target Direct Compensation Framework for CEO and Executive Chairman" in the "Compensation Discussion and Analysis" section above.

Name and Principal Position	Fiscal Period	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul Marciano(5)	2016	1,500,000	—	6,500,000	—	3,000,000	—	240,670	11,240,670
Executive Chairman and	2015	1,500,000	—	7,235,242	—	—	—	250,351	8,985,593
Chief Creative Officer	2014	1,500,000	—	9,184,218	434,396	2,800,000	—	227,669	14,146,283
(former CEO)
Victor Herrero(6)	2016	687,692	2,000,000	8,012,000	2,278,440	1,000,000	—	111,953	14,090,085
Chief Executive Officer
Sandeep Reddy	2016	506,538	—	158,253	62,707	242,500	—	31,355	1,001,353
Chief Financial Officer	2015	430,193	—	191,202	63,398	—	—	581,535	1,266,328
	2014	331,077	120,000	330,450	151,380	—	—	257,262	1,190,169
Michael Relich(7)	2016	637,692	—	220,099	75,031	300,000	—	37,057	1,269,879
Former Chief Operating	2015	580,192	—	350,537	114,869	—	—	32,835	1,078,433
Officer	2014	498,903	—	819,092	303,127	220,000	—	24,337	1,865,459

(1)
In accordance with the SEC's disclosure rules, the amounts reported in Columns (e) and (f) above reflect the aggregate grant date fair value of stock awards and option awards, respectively, computed in accordance with FASB ASC Topic 718 and granted during each fiscal year (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see (i) the discussion of equity incentive awards granted during fiscal 2016 contained in Note 19 (Share-Based Compensation) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2016 Annual Report on Form 10-K, and (ii) the similar Share-Based Compensation notes contained in the Company's Consolidated

  Financial Statements, included as part of the Company's Annual Reports on Form 10-K for prior fiscal years as to the equity awards granted during those years. Except as described in the following paragraphs of this note (1), the grant-date fair value of all awards assumes that the highest level of performance conditions will be achieved. Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards.

  The fiscal 2016 amount in Column (e) above for Mr. Paul Marciano represents the fair value of two performance-based awards of restricted stock units granted to him during fiscal 2016 ($3,249,996 for the 2016 TSR Award and $3,250,004 for the 2016 Licensing Award), determined as of the grant date under generally accepted accounting principles based on the probable outcome of the performance conditions applicable to the awards. The grant date fair value of the 2016 TSR Award assuming the maximum level of performance applicable to the award would be achieved was $4,873,921. The grant date fair value of the 2016 Licensing Award assuming the maximum level of performance applicable to the award would be achieved was the same as the grant date fair value of that award based on the probable outcome of the performance condition applicable to that award. In addition, the fiscal 2016 amount in Column (e) above for Mr. Herrero includes $5,007,500, which represents the fair value of a performance-based award of restricted stock units granted to him during fiscal 2016, determined as of the grant date under generally accepted accounting principles based on the probable outcome of the performance conditions applicable to the award. The grant date fair value of this award assuming the maximum levels of performance applicable to these awards would be achieved was the same as the grant date fair value of that award based on the probable outcome of the performance condition applicable to that award.

  The fiscal 2015 amount in Column (e) above for Mr. Paul Marciano represents the fair value of two performance-based awards of restricted stock units granted to him during fiscal 2015 ($4,449,242 for the 2015 Performance Share Award and $2,786,000 for the 2015 Licensing Award), determined as of the grant date under generally accepted accounting principles based on the probable outcome of the performance conditions applicable to the awards. The grant date fair value of the 2015 Performance Share Award assuming the maximum level of performance applicable to the award would be achieved was $6,673,863. The grant date fair value of the 2015 Licensing Award assuming the maximum level of performance applicable to the award would be achieved was the same as the grant date fair value of that award based on the probable outcome of the performance condition applicable to that award. As described in the Company's proxy statement for its 2015 annual meeting, the Compensation Committee determined that the performance criterion for the 2015 Performance Share Award was not met, resulting in the forfeiture of the entire award (which represents $4,449,242, or approximately 61%, of the $7,235,242 reported in Column (e) above for Mr. Paul Marciano for fiscal 2015).

  The fiscal 2014 amount in Column (e) above for Mr. Paul Marciano includes $7,968,990, which represents the fair value of two performance-based awards of restricted stock units granted to him during fiscal 2014, determined as of the grant date under generally accepted accounting principles based on the probable outcome of the performance conditions applicable to the awards. The grant date fair value of these two awards assuming the maximum levels of performance applicable to these awards would be achieved was $10,318,485.

(2)
The amounts reported in Column (g) above reflect the aggregate dollar amounts paid to Named Executive Officers as cash incentive awards with respect to performance for the covered fiscal years under the terms of the Company's Bonus Plan. The cash incentive awards reported in Column (g) for each fiscal year were generally paid in the first quarter of the following fiscal year. For example, the cash payouts for fiscal 2016 were paid in the first quarter of fiscal 2017.

(3)
Amounts reported in Column (h) represent the annual changes in the actuarial present value of Mr. Paul Marciano's accrued aggregate pension benefit with respect to the Company's Supplemental Executive Retirement Plan, or SERP. None of the other Named Executive Officers participate in the SERP. See "Pension Benefits Table—Fiscal 2016" below for a discussion of the change in the actuarial present value of Mr. Paul Marciano's benefit for fiscal 2016. The reported amounts for fiscal 2015 and fiscal 2014 for Mr. Paul Marciano are $0 because the actuarial present value of Mr. Paul Marciano's benefit actually decreased (i.e., it was a negative number) during each of these years. The actuarial present value of accrued benefits is based on the RP 2000 Mortality Table for fiscal 2014, on the RP 2014 Mortality Table with MP 2014 Mortality Projections for fiscal 2015, and on the RP 2014 Mortality Table with MP 2015 Mortality Projections for fiscal 2016; a discount rate of 4.25% for fiscal 2014, 3.25% for fiscal 2015 and 3.5% for fiscal 2016; and an assumed retirement age of 70 for fiscal 2014 and fiscal 2015, and 67 for fiscal 2016. The assumptions used are the same as those used for financial reporting purposes and contained in Note 12 (Defined Benefit Plans) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2016 Annual Report on Form 10-K. See the "Pension Benefits Table—Fiscal 2016" below.

  No amounts are included in Column (h) for earnings on deferred compensation under the Company's Non-Qualified Deferred Compensation Plan because the Named Executive Officers do not receive above-market or preferential earnings on compensation that is deferred under this plan. The earnings (losses) that the Named Executive Officers received during fiscal 2016 on compensation deferred under the Non-Qualified Deferred Compensation Plan are reported in the "Non-Qualified Deferred Compensation Plan Table—Fiscal 2016" below.

(4)
Amounts shown in Column (i) for fiscal 2016 consist of, for (i) Mr. Paul Marciano, home security ($152,484), automobile expenses, including fuel, maintenance and insurance ($40,196), health insurance related expenses ($27,286), life insurance

  ($15,400), matching contributions to the Company's 401(k) Plan and personal air travel ($166), (ii) Victor Herrero, relocation expenses, including temporary housing related costs ($59,629), legal expenses incurred in connection with the negotiation of the terms of his employment agreement ($30,000), life insurance ($9,855), automobile expenses, including fuel, maintenance and insurance, and health insurance related expenses, (iii) Sandeep Reddy, health insurance related expenses ($20,235), matching contributions to the Company's 401(k) Plan, and relocation expenses, and (iv) Michael Relich, health insurance related expenses ($29,537), and matching contributions to the Company's 401(k) Plan. Pursuant to the terms of their employment agreements, Mr. Paul Marciano and Mr. Victor Herrero are each entitled to the use of a Company-provided automobile. On occasion, when our Named Executive Officers are required to travel on an aircraft leased or chartered by the Company for business purposes, a personal guest of the executive may accompany the executive by occupying a seat on the aircraft that would otherwise be unoccupied. In these situations, the incremental cost to the Company for the personal air travel consists of the allocated portion of catering costs to the personal guest. Incremental cost to the Company for the use of Company-owned automobiles was calculated based on an Internal Revenue Service formula for valuing the use of Company-owned automobiles. Incremental cost to the Company for each other item included in Column (i) was calculated using the actual cost to the Company.

(5)
Effective August 1, 2015, Mr. Paul Marciano, who had been serving as the Company's Chief Executive Officer and Vice Chairman, became the Company's Executive Chairman and Chief Creative Officer. The Summary Compensation Table does not reflect the significant reductions in Mr. Paul Marciano's compensation for fiscal 2017. For a discussion of the target total direct annual compensation level for Mr. Paul Marciano for fiscal 2017, which is significantly lower than his total fiscal 2016 compensation level reflected in the table above, see the discussion under "Fiscal 2017 Target Direct Compensation Framework for CEO and Executive Chairman" in the "Compensation Discussion and Analysis" section above.

(6)
Mr. Herrero was appointed Executive Vice President upon his commencing employment with the Company on July 7, 2015. Effective August 1, 2015, Mr. Herrero became the Company's Chief Executive Officer. The amount reported in Column (d) above represents a sign-on cash award paid in connection with his commencing employment. The grant date fair value of stock and option awards reported in Columns (e) and (f) above for Mr. Herrero include special one-time awards granted to Mr. Herrero in connection with him joining the Company to help compensate him for incentives with his former employer that he forfeited on joining the Company and as an additional incentive to accept his offer of employment. Accordingly, the Summary Compensation Table does not reflect Mr. Herrero's regular annual target total direct annual compensation level. For a discussion of the target total direct annual compensation level for Mr. Herrero for fiscal 2017, which is significantly lower than his total fiscal 2016 compensation level reflected in the table above, see the discussion under "Fiscal 2017 Target Direct Compensation Framework for CEO and Executive Chairman" in the "Compensation Discussion and Analysis" section above.

(7)
Michael Relich resigned from his position as Chief Operating Officer of the Company effective April 29, 2016.

Compensation of Named Executive Officers

        The "Summary Compensation Table" above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2016, fiscal 2015, and fiscal 2014. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, long-term equity incentives consisting of stock options and restricted stock and/or restricted stock units and cash incentive compensation. Named Executive Officers also earned or were paid the other benefits listed in Column (i) of the "Summary Compensation Table," as further described in footnote (4) to the table.

        The "Summary Compensation Table" should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer's employment agreement or employment offer letter is provided immediately following this paragraph. The "Grants of Plan-Based Awards in Fiscal 2016" table, and the description of the material terms of the stock options, restricted stock and restricted stock units that follows it, provides information regarding the long-term equity incentives awarded to Named Executive Officers in fiscal 2016. The "Outstanding Equity Awards at Fiscal 2016 Year-End" and "Option Exercises and Stock Vested in Fiscal 2016" tables provide further information on the Named Executive Officers' potential realizable value and actual realized value with respect to their equity awards. The "Pension Benefits Table—Fiscal 2016" and related description of the material terms of our SERP describe each Named Executive Officer's retirement benefits under our SERP. The discussion under "—Potential Payments Upon Termination or Change in Control" below is intended to further explain the potential future payments that are, or may become, payable to our Named Executive Officers under certain circumstances.

 Description of Employment Agreements

        The following is a description of the material terms of the employment agreements and employment offer letters with our Named Executive Officers. Each of these agreements also provides for severance payments and benefits upon certain terminations of the Named Executive Officer's employment. See "—Potential Payments upon Termination or Change in Control" below for a description of the material terms of these benefits.

Paul Marciano

        On July 11, 2013, the Company entered into an employment agreement with Mr. Paul Marciano (the "Paul Marciano Employment Agreement"). The terms of the Paul Marciano Employment Agreement were effective as of February 3, 2013 and were negotiated by the Compensation Committee with Mr. Paul Marciano prior to the date he and the Company entered into the agreement. Subject to certain termination provisions, the Paul Marciano Employment Agreement provided for Mr. Paul Marciano's continued employment by the Company as its Chief Executive Officer and Vice Chairman of the Board of Directors through January 30, 2016. In connection with Mr. Herrero's appointment as Chief Executive Officer effective August 1, 2015, the Paul Marciano Employment Agreement was amended during fiscal 2016 to reflect Mr. Paul Marciano's new role as the Company's Executive Chairman and Chief Creative Officer as described below.

        The Paul Marciano Employment Agreement as in effect during fiscal 2016 provided for the following compensation and benefits:

  •
  base salary at the annual rate of $1,500,000 (subject to annual review by the Board or the Compensation Committee), and with amounts in excess of $1,000,000 deferred pursuant to the Company's DCP in order to help preserve the deductibility of those amounts to the Company for tax purposes;

  •
  an annual incentive bonus opportunity based on a bonus range, and on the achievement of performance criteria, to be established by the Compensation Committee, provided that the target bonus will equal at least 400% of Mr. Paul Marciano's base salary, with the potential payments based on performance ranging from 0% to 125% of the target amount;

  •
  a performance share restricted stock unit award covering 100,000 shares of the Company's Common Stock under the Company's 2004 Equity Incentive Plan, with one-third of the stock units scheduled to vest in January 2014, January 2015 and January 2016 and, in each case, with vesting also contingent upon the Company's satisfaction of a performance goal based on the Company's earnings from operations from its licensing segment for fiscal 2014 (the "2014 Licensing Award");

  •
  a performance share restricted stock unit award covering a target of 143,700 shares of the Company's Common Stock under the Company's 2004 Equity Incentive Plan, with the number of shares subject to the award that ultimately vest to equal 0% to 150% of the target number of shares based on the Company's earnings from operations, and with vesting also subject to a two-year time-based vesting period following the end of the performance period (the "2014 Performance Share Award");

  •
  any future equity awards for fiscal 2015 and fiscal 2016 will be made on similar terms as the 2014 Licensing Award and the 2014 Performance Share Award, but with the number of shares and the performance goal(s) for each such grant to be determined by the Compensation Committee in its sole discretion at the time of the award (for a more detailed description of the equity awards granted to Mr. Paul Marciano with respect to fiscal 2016, see "Compensation Discussion and Analysis" above);

  •
  continued participation in the Company's SERP (with the amount of "compensation," as defined in the SERP, for Mr. Paul Marciano for any year following 2013 that will be taken into account for purposes of calculating his benefits under the plan to be capped at $6,250,000), subject to the amendment described below, automobile use and home security benefits, in each case consistent with existing practices, and reimbursement for certain costs and expenses incurred by the executive to evaluate and negotiate the Paul Marciano Employment Agreement;

  •
  participation in the Company's other benefit plans and policies on terms consistent with those generally applicable to the Company's other senior executives (including, without limitation, vacation benefits and other perquisites); and

  •
  the Company will continue to purchase, and pay the premiums for, life insurance coverage for Mr. Paul Marciano, with Mr. Paul Marciano (or a trust established by him) as the owner of the policy and with the right to designate the beneficiary.

        In July 2015, the Company and Mr. Paul Marciano entered into an amendment to his employment agreement in connection with his transition to the roles of Executive Chairman and Chief Creative Officer. The amendment provided that Mr. Paul Marciano's base salary would be reduced by 62% to $570,000, effective February 1, 2016, that his annual cash bonus opportunity (which is expressed as a percentage of his base salary) would be reduced to a target of $2.28 million and that his annual equity opportunity would similarly be reduced, that he will continue to participate in the Company's long-term incentive programs in accordance with the Company's compensation practices, and that if he retired or otherwise had a termination of employment for any reason other than for cause after January 31, 2016, his "average compensation" for purposes of his SERP benefit would be determined as of January 31, 2016 as though he had retired on that date. The terms of this amendment are reflected in a new employment agreement entered into by the Company and Mr. Paul Marciano, which became effective January 31, 2016 and has a three-year term. The terms of the new agreement are otherwise substantially similar to the terms of the Paul Marciano Employment Agreement described above.

Victor Herrero

        On July 7, 2015, the Company entered into an employment agreement with Mr. Herrero (the "Herrero Employment Agreement") in connection with Mr. Herrero's appointment as the Company's Chief Executive Officer. The terms of the Herrero Employment Agreement were effective as of July 7, 2015 (the "Transition Date"). The agreement has a four-year term, with automatic one-year renewals thereafter unless either party provides notice that the term will not be extended.

        The Herrero Employment Agreement provides for Mr. Herrero to receive the following compensation and benefits:

  •
  base salary at the annual rate of $1,200,000 (subject to annual review by the Compensation Committee), and with amounts in excess of $1,000,000, commencing with 2016, to be deferred pursuant to the Company's DCP in order to help preserve the deductibility of those amounts to the Company for tax purposes;

  •
  a signing bonus of $2,000,000 (one-half of which was deferred pursuant to the Company's DCP) and a signing award of 150,000 fully vested shares of the Company's common stock, with both awards being granted to help compensate Mr. Herrero for incentives with his former employer that he forfeited in connection with joining the Company, and both awards subject to forfeiture to the Company if Mr. Herrero voluntarily terminates employment with the Company (other than for "good reason" as defined in the agreement) during the first year of his employment with the Company;

  •
  an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Compensation Committee, with his annual threshold, target and stretch bonus opportunities to be 100%, 200% and 300%, respectively, of his base salary for the corresponding year (except that his bonus opportunity for fiscal 2016 would be $1,000,000 and subject to the achievement by the Company of an earnings from operations goal established by the Compensation Committee for the last two quarters of the Company's 2016 fiscal year);

  •
  an option to purchase 600,000 shares of the Company's Common Stock, with a per-share exercise price equal to the closing price (in regular trading) of the Company's Common Stock on the grant date, a maximum term of 10 years and annual vesting over a four-year period;

  •
  a performance share restricted stock unit award covering 250,000 shares of the Company's Common Stock, with the award scheduled to vest in four annual installments and, in each case, with vesting also contingent upon the Company's satisfaction of an earnings from operations goal established by the Compensation Committee for the last two quarters of fiscal 2016;

  •
  an additional equity award each year during the term of the agreement, commencing with fiscal 2017 and subject to Mr. Herrero's continued employment, to be made when the Company sets performance goals for that year for purposes of the Company's executive compensation programs generally, with the target grant date fair value of such award to be not less than 150% of Mr. Herrero's base salary level in effect at the time of grant (based on the grant date fair value of the awards as determined by the Company for its financial reporting purposes); and

  •
  participation in the Company's other benefit plans and policies on terms commensurate with his position (including, without limitation, vacation benefits, an automobile provided by the Company and other perquisites), as well as certain relocation benefits in connection with his relocation to Los Angeles, California (which are subject to repayment if Mr. Herrero's employment terminates in certain circumstances during the first year of his employment), payment of certain legal expenses incurred in connection with the negotiation of the terms of the Herrero Employment Agreement and reimbursement of life insurance premiums up to $10,000 per year.

Sandeep Reddy

        Sandeep Reddy and the Company executed an employment offer letter dated July18, 2013 (the "Reddy Letter") in connection with Mr. Reddy's promotion to Chief Financial Officer of the Company. The Reddy Letter provides for an initial base salary of $400,000 per year, an annual target cash bonus opportunity equal to 40% of his base salary and an annual target equity award opportunity (made up of a combination of stock options and restricted stock awards) equal to 60% of his base salary, each determined in accordance with the Company's executive incentive program. Mr. Reddy is also eligible to participate in the Company's 401(k) plan and DCP and is entitled to receive other benefits normally provided to senior executives, including participation in health, disability and life insurance programs maintained by the Company. In addition, the Reddy Letter provides for certain relocation expenses incurred as a result of his relocation to the Los Angeles area.

Michael Relich

        Michael Relich and the Company executed an employment offer letter dated August 21, 2013 (the "Relich Letter") in connection with Mr. Relich's promotion to Chief Operating Officer of the Company. The Relich Letter supersedes the terms of Mr. Relich's prior employment offer letter with the Company dated February 20, 2004. The Relich Letter provided for an initial base salary of $550,000 per year, an annual target cash bonus opportunity equal to 50% of his base salary and an annual target equity award opportunity (made up of a combination of stock options and restricted stock awards) equal to 60% of his base salary, each determined in accordance with the Company's executive incentive program. Mr. Relich was also eligible to participate in the Company's 401(k) plan and DCP and was entitled to receive other benefits normally provided to senior executives, including participation in health, disability and life insurance programs maintained by the Company. Mr. Relich resigned from his position as Chief Operating Officer of the Company effective April 29, 2016.

 Grants of Plan-Based Awards in Fiscal 2016

        The following table presents information regarding the equity and non-equity incentive awards granted to the Named Executive Officers during fiscal 2016 under the Company's 2004 Equity Incentive Plan and Bonus Plan. The material terms of each grant are described below under "—Description of Plan-Based Awards."

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Paul Marciano	5/1/2015	(2)	—	—	—	—	175,866	—	—	—	—	3,250,004
	5/1/2015	(2)	—	—	—	45,842	183,368	275,052	—	—	—	3,249,996
	5/1/2015	(3)	3,000,000	6,000,000	7,500,000	—	—	—	—	—	—	—
Victor Herrero	7/7/2015	(4)	—	—	—	—	—	—	150,000	—	—	3,004,500
	7/7/2015	(4)	—	—	—	—	250,000	—	—	—	—	5,007,500
	7/7/2015	(4)	—	—	—	—	—	—	—	600,000	20.03	2,278,440
	7/7/2015	(3)	—	1,000,000	—	—	—	—	—	—	—	—
Sandeep Reddy	4/2/2015	(5)	—	—	—	—	—	—	8,700	—	—	158,253
	4/2/2015	(5)	—	—	—	—	—	—	—	17,300	18.20	62,707
	5/1/2015	(3)	196,875	393,750	787,500	—	—	—	—	—	—	—
Michael Relich	4/2/2015	(5)	—	—	—	—	—	—	12,100	—	—	220,099
	4/2/2015	(5)	—	—	—	—	—	—	—	20,700	18.20	75,031
	5/1/2015	(3)	243,750	487,500	975,000	—	—	—	—	—	—	—

(1)
The grant date fair value for each equity award reported in Column (l) of the table above was determined in accordance with applicable accounting rules, with the grant date fair value of performance-based awards determined based on the probable outcome of the performance-based conditions applicable to the awards. See note (1) to the "Summary Compensation Table" above.

(2)
These entries reflect awards of restricted stock units granted to Mr. Paul Marciano during fiscal 2016 that were subject to time- and performance-based vesting requirements. For a description of these awards, see "—Executive Compensation Program Elements for Fiscal 2016—Long-Term Equity Incentive Awards—Equity Awards for Mr. Paul Marciano for Fiscal 2016" above and the narrative that follows this table.

(3)
Amounts reported in these rows reflect the threshold, target and maximum cash incentive award opportunities for the Named Executive Officers (other than Mr. Herrero) for fiscal 2016. Under the 2016 annual cash incentive plan, the maximum payout available to each these Named Executive Officer was determined based on a specific formula tied to the Company's cash flow from operations for fiscal 2016 or, if less, a specified multiple of the Named Executive Officer's annual base salary. The specified multiple of base salary is reported in as the applicable maximum amount in the table above. The final bonus amount for each of these Named Executive Officers was determined (within the applicable maximum) based on the Company's earnings from operations for fiscal 2016 and is reported in Column (g) of the "Summary Compensation Table." Mr. Herrero, who joined the Company in July 2015, would be entitled to an award of $1,000,000 if the Company achieved a specified level of earnings from operations for the third and fourth quarter of fiscal 2016. For more details, see "—Executive Compensation Program Elements for Fiscal 2016—Annual Cash Incentive Awards" above.

(4)
These entries reflect awards granted to Mr. Herrero under his employment agreement in connection with his joining the Company in July 2015. For a description of these awards, see "—Executive Compensation Program Elements for Fiscal 2016—Long-Term Equity Incentive Awards—Equity Awards for Mr. Herrero for Fiscal 2016" above and the narrative that follows this table.

(5)
The awards reported in these columns for Messrs. Reddy and Relich were granted based on the Compensation Committee's historical practice, which has been to grant annual equity awards based on performance for the preceding fiscal year. In the first quarter of fiscal 2016, the Compensation Committee reviewed the Company's performance with respect to pre-established performance goals for fiscal 2015, certified the results and calculated the maximum eligible award levels for these executives. The Compensation Committee then determined the actual award amounts based on a discretionary quantitative and qualitative assessment of individual and Company performance. The resulting awards, granted on April 2, 2015, are reported in Columns (i) and (j) above. Since each of these equity awards related to performance in fiscal 2015, the basis for these awards was included in the "Compensation Discussion and Analysis" section of our proxy statement filed with the SEC on May 22, 2015 with respect to our 2015 annual meeting of shareholders.

For fiscal 2016, the Compensation Committee established maximum individual equity award opportunities in the form of stock options and restricted stock for Messrs. Reddy and Relich pursuant to a specific formula tied to the Company's cash flow from operations for fiscal 2016. After the fiscal year was complete, the Compensation Committee determined the Company's cash flow from operations for the fiscal year, which resulted in a maximum payout opportunity for each of these executives as described in "—Executive Compensation Program Elements for Fiscal 2016—Long-Term Equity Incentive

  Awards—Equity Awards for Messrs. Reddy and Relich for Fiscal 2016" above. The Compensation Committee then determined the actual equity award amounts at a level at or below the maximum potential equity awards based on a discretionary quantitative and qualitative assessment of individual and Company performance.

  The total number of stock options and restricted shares, and corresponding value on the date of grant, approved by the Compensation Committee and granted on March 30, 2016 with respect to fiscal 2016 performance were as follows: (i) Mr. Reddy, 16,800 restricted shares and options to purchase 29,500 shares, with an aggregate grant-date value of $419,742, and (ii) Mr. Relich, 20,800 restricted shares and options to purchase 36,550 shares, with an aggregate grant-date value of $519,773. See also, "—Executive Compensation Program Elements for Fiscal 2016—Long-Term Equity Incentive Awards—Equity Awards for Messrs. Reddy and Relich for Fiscal 2016" above.

Description of Plan-Based Awards

        The Grants of Plan-Based Awards Table above reflects a cash incentive award opportunity (under a performance-based program based on fiscal 2016 results) for each of the Named Executive Officers, as well as equity awards granted to Messrs. Relich and Reddy during fiscal 2016 of time-based stock option and restricted stock awards (under a performance-based program based on fiscal 2015 results). The table also reflects two equity awards granted during fiscal 2016 to Mr. Paul Marciano with performance-based vesting terms and equity awards granted to Mr. Herrero in connection with his joining the Company during fiscal 2016, in each case as described in more detail below. Each of these awards was granted under, and is subject to the terms of, the 2004 Equity Incentive Plan or the Bonus Plan. The plans are administered by the Compensation Committee.

Stock Options

        Each stock option reported in Column (j) of the table above was granted with a per-share exercise price equal to the closing price of a share of the Company's Common Stock on the NYSE on the grant date and is scheduled to vest in four annual installments. Each of the stock option awards listed in the table above has a term of ten years. Outstanding options, however, may terminate earlier in connection with a termination of the Named Executive Officer's employment. Subject to any accelerated vesting that may apply in the circumstances (or other modification as approved by the Compensation Committee), the unvested portion of the stock option will immediately terminate upon a termination of the Named Executive Officer's employment. The Named Executive Officer will generally have 60 days to exercise the vested portion of the stock option following a termination of employment. This period is extended to 12 months if the termination is on account of the Named Executive Officer's death, permanent disability or retirement. Each stock option award is evidenced by an award agreement that sets forth the specific terms and conditions of the award, not inconsistent with the terms of the 2004 Equity Incentive Plan.

Restricted Stock and Restricted Stock Units

        Each restricted stock (or restricted stock unit) award reported in Column (i) of the table above is scheduled to vest in four annual installments, except that the grant of 150,000 restricted stock units to Mr. Herrero in July 2015 was fully vested upon grant and subject to repayment to the Company upon certain terminations of his employment as described above in "—Executive Compensation Program Elements for Fiscal 2016—Long-Term Equity Incentive Awards—Equity Awards for Mr. Herrero for Fiscal 2016". Generally, Named Executive Officers are entitled to voting and dividend rights with respect to restricted stock awards. Any stock dividends issued with respect to restricted shares are generally subject to the same vesting and other terms and conditions as the original restricted shares to which they relate. Vested stock units are payable in an equal number of shares of the Company's Common Stock. Payment will generally be made as the units become vested. The award holder does not have the right to vote or dispose of the restricted stock units, but if any dividends are paid by the Company during the term of the award and while the units subject to the award are outstanding, the award holder would be credited with dividend equivalents based on the amount of dividends paid by the Company and the number of outstanding and unpaid units then subject to the award. Any dividend equivalents that are credited with respect to the award are subject to the same vesting and payment terms as the underlying stock units. Subject to any accelerated vesting that may apply in the circumstances (or other modification as approved by the Compensation Committee), the unvested portion of any restricted stock (or restricted stock unit) award will generally be forfeited upon a termination of the Named Executive Officer's employment. Each restricted stock (or restricted stock unit) award is evidenced by an award agreement that sets forth the specific terms and conditions of the award, not inconsistent with the terms of the 2004 Equity Incentive Plan.

Performance-Based Restricted Stock Units

        Paul Marciano 2016 Licensing Award.    Column (g) of the table above includes the award of 175,866 restricted stock units subject to the 2016 Licensing Award granted to Mr. Paul Marciano in May 2015. Each restricted stock unit subject to the 2016 Licensing Award represents a contractual right to receive one share of the Company's Common Stock if the applicable performance-based and time-based vesting requirements are satisfied. The restricted stock units were eligible to vest based on the Company's Licensing Earnings for fiscal 2016; provided, however, that if either a change in control (as defined in the Paul Marciano Employment Agreement) or Mr. Paul Marciano's death or disability (as defined in the Paul Marciano Employment Agreement) occurred before the last day of the performance period, this performance requirement would have been deemed to have been satisfied as of the date of such event. If the Licensing Earnings goal established by the Compensation Committee for the performance period was met, all of the restricted stock units subject to the award would be eligible to vest. If the Licensing Earnings goal established by the Compensation Committee for the performance period had not been met, all of the restricted stock units subject to the award would have been cancelled and terminated as of the last day of the performance period. As described in, "—Executive Compensation Program Elements for Fiscal 2016—Long-Term Equity Incentive Awards—Equity Awards for Mr. Paul Marciano for Fiscal 2016" above, the Compensation Committee determined that the Licensing Earnings goal was met for the performance period.

        Restricted stock units subject to the award that became eligible to vest based on the Licensing Earnings performance during the performance period will generally vest in three equal installments, with one-third of the stock units vesting on January 30 of 2016, 2017 and 2018. In general, if Mr. Paul Marciano's service to the Company terminates for any reason, any restricted stock units subject to the award that have not previously vested will terminate. If Mr. Paul Marciano's employment terminates due to a termination by the Company without cause (as defined in the Paul Marciano Employment Agreement), by Mr. Paul Marciano for good reason (as defined in the Paul Marciano Employment Agreement) or due to his death or disability, any restricted stock units subject to the award that became eligible to vest based on Licensing Earnings performance will become fully vested as of the termination date. If there is a change in control of the Company after the performance period and the then-outstanding and unvested portion of the award is terminated in connection with the transaction (that is, it is not continued following such event or assumed or converted by the successor entity), such portion of the restricted stock units subject to the award will become fully vested as of the date of the change in control.

        Paul Marciano 2016 TSR Award.    Columns (f) through (h) of the table above include the award of restricted stock units subject to the 2016 TSR Award granted to Mr. Paul Marciano in May 2015. Each restricted stock unit subject to the 2016 TSR Award represented a contractual right to receive one share of the Company's Common Stock if the applicable performance-based and time-based vesting requirements are satisfied. The restricted stock units subject to the award covered a target number of shares of the Company's Common Stock equal to 183,368, with the number of units subject to the award that were ultimately eligible to vest being equal to 0% to 150% of the target number based upon the Company's total shareholder return ("TSR") for a three-year performance period consisting of fiscal 2016 through fiscal 2018 relative to the TSRs during that performance period of a peer group of companies selected by the Compensation Committee. If the Company's TSR ranked at the 50th percentile relative to the peer group, the target number of the restricted stock units subject to the award would be eligible to vest. If the Company's TSR ranked at the 25th percentile relative to the peer group, 25% of the target number of the restricted stock units subject to the award would be eligible to vest. If the Company's TSR ranked at the 75th percentile or above relative to the peer group, 150% of the target number of the restricted stock units subject to the award would be eligible to vest. However, in no event will the award vest as to shares of the Company's Common Stock with a value greater than $9,750,000 determined as of the vesting date. If the Company's TSR was between these threshold, target and maximum performance levels, the vesting percentage would be determined by linear interpolation between the vesting percentages for those levels. No portion of the award would vest if the Company's relative TSR was below the 25th percentile. Any restricted stock units subject to the award that were not deemed eligible to vest based on the Company's relative TSR would be cancelled and terminated as of the last day of the performance period.

        In the event that, during the performance period and prior to a change in control, Mr. Paul Marciano's employment terminates due to a termination by the Company without cause (as defined in the Paul Marciano Employment Agreement) or by Mr. Paul Marciano for good reason (as defined in the Paul Marciano Employment Agreement), the target number of units would be prorated by multiplying the target number by a fraction, the numerator of which is the number of days Mr. Paul Marciano was employed during the performance period, and the denominator of which is total number of days in the performance period, and the prorated number of target units would remain outstanding and eligible to vest based on the Company's relative TSR for the entire three-year performance period. If Mr. Paul Marciano's death or disability (as defined in the Paul Marciano Employment Agreement) occurs, performance would be deemed satisfied at the target level. If a change in control (as defined in the Paul Marciano Employment Agreement) occurs during the performance period, the award will be eligible to vest as to either the target number of units (if the change in control occurs during the first year of the performance period) or based on the Company's relative TSR for the performance period through the change in control (if the change in control occurs during the second or third year of the performance period). If the award continues following such event or is assumed or converted by the successor entity, the number of units that are eligible to vest will vest on the last day of the original performance period subject to Mr. Paul Marciano's continued employment through the vesting date and to accelerated vesting if his employment terminates due to a termination by the Company without cause, by Mr. Paul Marciano for good reason, or as a result of his death or disability. Such units will vest upon the change in control if the award is to be terminated in connection with the change in control transaction (that is, the award does not continue following such event and is not assumed or converted by the successor entity).

        Victor Herrero 2016 New-Hire Performance Share Award.    Column (g) of the table above includes the award of 250,000 restricted stock units subject to the 2016 New-Hire Performance Share Award granted to Mr. Herrero in July 2015. Each restricted stock unit subject to this award represents a contractual right to receive one share of the Company's Common Stock if the applicable performance-based and time-based vesting requirements are satisfied. The restricted stock units were eligible to vest based on the Company's earnings from operations for the last two quarters for fiscal 2016. As described in, "—Executive Compensation Program Elements for Fiscal 2016—Long-Term Equity Incentive Awards—Equity Awards for Mr. Herrero for Fiscal 2016" above, the Compensation Committee determined that the earnings from operations goal was met for the performance period. Restricted stock units subject to the award that became eligible to vest based on the achievement of the performance goal will generally vest in four equal installments, with one-fourth of the stock units vesting on July 7 of 2016, 2017, 2018 and 2019. The award is subject to accelerated vesting in connection with certain terminations of Mr. Herrero's employment or, if the award is not assumed or continued by an acquirer or successor entity, a change in control of the Company as described below under "Potential Payments Upon Termination or Change in Control."

Non-Equity Incentive Plan Awards

        With respect to fiscal 2016 performance, the Company granted non-equity incentive plan award opportunities to its eligible Named Executive Officers as described in note (3) to the table above. In the first quarter of fiscal 2017, the Compensation Committee reviewed the Company's performance with respect to the pre-established performance goals, certified the level of performance and the resulting awards to the Named Executive Officers for fiscal 2016 as described above under "—Executive Compensation Program Elements for Fiscal 2016—Annual Cash Incentive Awards" and as set forth in Column (g) of the "Summary Compensation Table."

Outstanding Equity Awards at Fiscal 2016 Year-End

        The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of January 30, 2016, including the vesting dates for the awards that had not fully vested as of that date.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul Marciano	3/19/2007	(4)	24,000	—	41.12	3/19/2017	—	—	—	—
	4/3/2008	(5)	34,300	—	41.71	4/3/2018	—	—	—	—
	4/14/2009	(6)	160,000	—	22.03	4/14/2019	—	—	—	—
	4/29/2010	(7)	33,900	—	47.94	4/29/2020	—	—	—	—
	4/15/2011	(8)	44,300	—	38.90	4/15/2021	—	—	—	—
	3/28/2012	(9)	56,000	—	31.36	3/28/2022	—	—	—	—
	4/3/2013	(10)	55,050	18,350	25.17	4/3/2023	12,075	223,871	—	—
	7/11/2013	(11)	—	—	—	—	120,800	2,239,632	—	—
	4/8/2014	(12)	—	—	—	—	33,334	618,012	—	—
	5/1/2015	(13)	—	—	—	—	175,866	3,260,556	—	—
	5/1/2015	(14)	—	—	—	—	—	—	183,368	3,399,643
Victor Herrero	7/7/2015	(15)	—	600,000	20.03	7/7/2025	250,000	4,635,000	—	—
Sandeep Reddy	9/13/2010	(16)	6,000	—	37.33	9/13/2020	—	—	—	—
	6/21/2012	(17)	—	—	—	—	5,000	92,700	—	—
	4/3/2013	(10)	—	—	—	—	1,250	23,175	—	—
	8/5/2013	(18)	9,000	9,000	34.11	8/5/2023	3,000	55,620	—	—
	4/2/2014	(19)	5,050	5,050	28.98	4/2/2024	3,300	61,182	—	—
	4/2/2015	(20)	4,325	12,975	18.20	4/2/2025	6,525	120,974	—	—
Michael Relich	3/19/2007	(4)	775	—	41.12	3/19/2017	—	—	—	—
	4/3/2008	(5)	2,300	—	41.71	4/3/2018	—	—	—	—
	10/30/2008	(21)	33,450	—	21.62	10/30/2018	—	—	—	—
	4/14/2009	(6)	15,000	—	22.03	4/14/2019	—	—	—	—
	4/29/2010	(7)	4,800	—	47.94	4/29/2020	—	—	—	—
	4/15/2011	(8)	7,200	—	38.90	4/15/2021	—	—	—	—
	3/28/2012	(9)	10,000	—	31.36	3/28/2022	—	—	—	—
	6/21/2012	(17)	—	—	—	—	10,000	185,400	—	—
	4/3/2013	(10)	10,275	3,425	25.17	4/3/2023	2,175	40,325	—	—
	8/21/2013	(22)	15,000	15,000	30.02	8/21/2023	10,000	185,400	—	—
	4/2/2014	(19)	9,150	9,150	28.98	4/2/2024	6,050	112,167	—	—
	4/2/2015	(20)	5,175	15,525	18.20	4/2/2025	9,075	168,251	—	—

(1)
All options reported in the table above were granted under, and are subject to, the Company's 2004 Equity Incentive Plan. The option expiration date shown in Column (f) above is the normal expiration date, and the latest date that the options may be exercised. The options may terminate earlier in certain circumstances described above. For each Named Executive Officer, the unexercisable options shown in Column (d) above were unvested as of January 30, 2016 and will generally terminate if the Named Executive Officer's employment terminates prior to scheduled vesting.

(2)
All stock awards reported in the table above were granted under, and are subject to, the Company's 2004 Equity Incentive Plan.

(3)
The market value of stock awards reported in Columns (h) and (j) is computed by multiplying the applicable number of shares of stock reported in Columns (g) and (i), respectively, by $18.54, the closing market price of the Company's Common Stock on January 29, 2016, the last trading day of fiscal 2016.

(4)
Awards vested in four equal installments on January 31, 2008, 2009, 2010 and 2011.

(5)
Awards vested in four equal installments on December 31, 2008, 2009, 2010 and 2011.

(6)
Awards vested in four equal installments on December 31, 2009, 2010, 2011 and 2012.

(7)
Awards vested in four equal installments on December 31, 2010, 2011, 2012 and 2013.

(8)
Awards vested in four equal installments on December 31, 2011, 2012, 2013 and 2014.

(9)
Awards vest in four equal installments on January 5, 2013, 2014, 2015 and 2016.

(10)
Awards vest in four equal installments on January 5, 2014, 2015, 2016 and 2017.

(11)
Under the terms of this award, based on the Company's earnings from operations performance for the last three quarters of fiscal 2014, 120,800 of such units (out of a target level of 143,700 units) vested on February 1, 2016.

(12)
Under the terms of this award, since the Company's earnings from operations derived from the Company's licensing segment for fiscal 2015 exceeded the pre-established performance goal, the award vests in three equal annual installments on January 30, 2015, 2016 and 2017.

(13)
Under the terms of the 2016 Licensing and Time-Based Award, since the Company's Licensing Earnings for fiscal 2016 exceeded the pre-established performance goal, the award vests in three equal installments on each of January 30, 2016, January 30, 2017 and January 30, 2018.

(14)
Under the terms of the 2016 TSR Award, this award is subject to a relative total stockholder return ("TSR") vesting requirement over a three-year performance period. Between zero and 150% of the target number of restricted stock units subject to the award will vest based on the Company's TSR compared to the TSRs for a peer group of companies approved by the Compensation Committee for the three-year performance period consisting of the Company's 2016, 2017 and 2018 fiscal years. The number reported above reflects the target number of units subject to the award.

(15)
Under the terms of Mr. Herrero's 2016 New-Hire Performance Share Award, since the Company's earnings from operations for the last two quarters of fiscal 2016 exceeded the pre-established performance goal, the award vests in four equal installments on July 7, 2016, 2017, 2018 and 2019.

(16)
Award vested in four equal installments on September 13, 2011, 2012, 2013 and 2014.

(17)
Awards vest 50% on June 21, 2014 and 50% on June 21, 2016.

(18)
This award was granted to Mr. Reddy in connection with his promotion to Chief Financial Officer of the Company, and vests in four equal installments on August 5, 2014, 2015, 2016 and 2017.

(19)
Awards vest in four equal installments on January 5, 2015, 2016, 2017 and 2018.

(20)
Awards vest in four equal installments on January 5, 2016, 2017, 2018 and 2019.

(21)
Under the terms of this award, since the Company's North American operating margin (excluding advertising expenses and asset impairments) for fiscal 2010 exceeded the pre-established performance goal, 25% of the award vested in the first quarter of fiscal 2011, and the remaining options vested in annual 25% increments on October 30, 2010, 2011 and 2012.

(22)
This award was granted to Mr. Relich in connection with his promotion to Chief Operating Officer of the Company, and will vest in four equal installments on August 21, 2014, 2015, 2016 and 2017.

Option Exercises and Stock Vested in Fiscal 2016

        The following table presents information regarding (i) the exercise of stock options by Named Executive Officers during fiscal 2016 and (ii) the vesting during fiscal 2016 of stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Paul Marciano	—	—	123,075	2,277,861
Victor Herrero	—	—	150,000	3,004,500
Sandeep Reddy	—	—	7,575	147,110
Michael Relich	—	—	15,225	293,844

(1)
The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Company's Common Stock on the vesting date.

 Non-Qualified Deferred Compensation Plan Table—Fiscal 2016

        The following table sets forth summary information regarding contributions to, earnings on, withdrawals from and account balances under the Company's Non-Qualified Deferred Compensation Plan, or DCP, for and as of the fiscal year ended January 30, 2016.

Name	Executive Contributions In Last Fiscal Year ($)(1)	Company Contributions In Last Fiscal Year ($)	Aggregate Earnings (Losses) In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year End ($)
Paul Marciano	491,861	—	(95,913)	18,171	(2)	1,505,655
Victor Herrero	1,015,385	—	(91,203)	—		924,182
Sandeep Reddy	62,640	—	(19,307)	—		299,381
Michael Relich	135,952	—	(82,682)	—		1,023,042

(1)
Reflects base salary and/or cash bonus amounts contributed to the DCP by the Named Executive Officers during fiscal 2016. Accordingly, these amounts are also included in Column (c), (d) or (g), as applicable, of the "Summary Compensation Table" above.

(2)
Under the DCP, a participant may elect, at the time he or she elects to defer compensation under the plan, to have the benefits resulting from that deferral paid out on a specified date in the future. This amount reflects such a scheduled distribution. That is, this amount represents a distribution of benefits that the participant elected, at the time of his original deferral for a year prior to fiscal 2016, be paid out on a date that occurred during fiscal 2016.

        Under the DCP, select employees who satisfy certain eligibility requirements, including each of the Named Executive Officers, and members of the Board may make annual irrevocable elections to defer up to 75% of their base salary, 100% of their bonus, 100% of their cash compensation earned under any Company long-term incentive plan or 100% of their director fees to be earned during the following calendar year. In addition, the Company makes contributions to "make up" for Company match amounts under the Company's 401(k) plan that cannot be made to Named Executive Officers because of applicable Internal Revenue Code limits.

        Account balances are credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by the Company. Participants are at all times 100% vested in the amounts credited to their deferral accounts with respect to their deferrals. Amounts credited with respect to lost 401(k) match amounts are subject to the same vesting requirements provided in the Company's 401(k) plan and amounts credited with respect to discretionary Company contributions are subject to vesting requirements, if any, imposed on such amounts by the Company. Participants will be eligible to receive distributions of the amounts credited to their accounts at or after their termination of employment, retirement, disability, death, change in control of the Company or upon another previously determined scheduled distribution date, in a lump sum or installments pursuant to elections made under the rules of the DCP. For the Named Executive Officers, Section 409A of the Internal Revenue Code requires that distributions may not occur earlier than six months following the Named Executive Officer's termination of employment (excluding termination due to disability or death). The DCP is not required to be funded by the Company, until benefits become payable, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the DCP. The Company has purchased corporate-owned life insurance to help offset this liability. The Company did not make any discretionary contributions under the DCP during fiscal 2016.

 Pension Benefits Table—Fiscal 2016

        The following table presents information regarding the present value, computed as of January 30, 2016, of accumulated benefits that may become payable to the Named Executive Officers under the Company's Supplemental Executive Retirement Plan, or SERP, the Company's only defined benefit pension plan.

Name(1)	Plan Name	Number of Years Credited Services (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Paul Marciano	SERP	24	25,877,126	—

(1)
No other Named Executive Officers were eligible to participate in the SERP during the covered period.

(2)
The amount in this Column represents the actuarial present value, computed as of January 30, 2016, of the Named Executive Officer's accrued aggregate pension benefit with respect to the SERP. The actuarial present value of accrued benefits is based on a discount rate of 3.5%, the RP 2014 Mortality Table (with MP 2015 Mortality Projections) and an assumed retirement age of 67 for Mr. Paul Marciano. The assumptions used are the same as those used for financial reporting purposes and contained in Note 12 (Defined Benefit Plans) to the Company's Consolidated Financial Statements, included as part of the Company's Fiscal 2016 Annual Report on Form 10-K. See footnote (4) to the "Summary Compensation Table" above for more information concerning the year-over-year changes to the actuarial present value of Mr. Paul Marciano's accrued aggregate pension benefit with respect to the SERP.

        The Company maintains the SERP to provide certain executives with benefits upon retirement, termination of employment, death, disability or a change in control of the Company, in certain prescribed circumstances. The only active participant in the SERP as of January 30, 2016 was Mr. Paul Marciano.

        Annual benefits available under the SERP, or SERP Benefits, are calculated by multiplying the participant's highest average compensation (including base salary and certain bonuses) during any two of the final three full calendar years of employment by a percentage equal to 2.5% for each year of service, subject to a maximum benefit of 60% of such average compensation for Mr. Paul Marciano. Mr. Paul Marciano is fully vested in his SERP Benefits and has already attained the maximum permitted twenty-four years of service for purposes of calculating SERP Benefits. As contemplated by the terms of the Paul Marciano Employment Agreement described above, the highest amount of "compensation" (as defined in the SERP) for Mr. Paul Marciano for any year following 2013 that will be taken into account for purposes of calculating his benefits under the plan will be $6,250,000, and if he retires or otherwise has a termination of employment for any reason other than for cause after January 31, 2016, his "average compensation" for purposes of his SERP benefit will be determined as of January 31, 2016.

        SERP Benefits are generally payable over the lifetime of the participant, subject to the advance election by each participant to receive an actuarial equivalent in the form of a ten or fifteen year term-certain life annuity or a joint and 50% survivor annuity. The SERP Benefit amounts will be reduced by the amount of a participant's estimated Social Security benefits. If a participant retires on or after reaching the age of 65, his SERP Benefit will begin to be paid in the form selected by the participant. If a participant's employment is terminated prior to reaching the age of 65, his SERP Benefit will cease to accrue and he will begin to be paid in the form selected by the participant, commencing following the attainment of age 65. Upon a participant's death or disability, the participant or his beneficiaries will generally be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit. The SERP provides that if a participant experiences a termination of employment within twelve months following a change in control of the Company, the participant will be entitled to receive a lump sum actuarial equivalent of the applicable SERP Benefit as if such benefit had been completely vested following such termination. Additional information concerning potential payments under the SERP upon certain terminations or a change in control is presented in "—Potential Payments Upon Termination or Change in Control" below.

        The present value of Mr. Paul Marciano's accumulated benefit under the SERP at the end of fiscal 2012 was $37,059,275. Changes in actuarial factors have resulted in the present value of Mr. Paul Marciano's accumulated benefit under the SERP being less than that amount at the end of each fiscal year subsequent to fiscal 2012. In accordance with applicable SEC rules, in years in which the present value of the benefit decreased, the change in the present value of the benefit for that fiscal year was reported as $0 (and not the actual amount of the reduction) in the Summary Compensation Table. In fiscal 2016, the change in the present value of Mr. Paul Marciano's accumulated benefit under the SERP (calculated as described above) actually increased by $5,162,191 over the prior year due primarily to a reduction in his assumed retirement age from 70 to 67. However, this amount remains less than, and is entirely offset by, the reductions in the present value of Mr. Paul Marciano's accumulated benefit under the SERP between fiscal years 2013 and 2015.

Potential Payments Upon Termination or Change in Control

        The following section describes the benefits that may become payable to each of our Named Executive Officers in connection with a termination of their employment and/or a change in control of the Company. As prescribed by SEC rules, in calculating the amounts of any potential payments to the Named Executive Officers described below, we have assumed that the termination and/or change in control occurred on the last business day of fiscal 2016. The benefits described below do not include any amounts with respect to fully vested SERP, DCP or 401(k) benefits or fully vested unexercised stock options where no additional benefit is provided thereunder to the Named Executive Officer as a result of a termination or change in control. As reflected in the tables below and as discussed below and in the "Description of Plan-Based Awards" section above, outstanding equity-based awards held by our Named Executive Officers may also be subject to accelerated vesting in certain circumstances in connection with a termination of their employment and/or a change in control.

Paul Marciano

        The Paul Marciano Employment Agreement provides that if Mr. Paul Marciano's employment with the Company is terminated by the Company without cause (as defined in the Paul Marciano Employment Agreement) or by Mr. Paul Marciano for good reason (as defined in the Paul Marciano Employment Agreement), Mr. Paul Marciano will be entitled to receive, subject to Mr. Paul Marciano delivering a valid release of claims in favor of the Company, the following separation benefits: (i) a lump sum payment equal to three times the sum of his base salary and then target annual bonus; and (ii) a pro-rata portion of his bonus for the performance year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon actual performance as if his employment had continued through the end of the year. If Mr. Paul Marciano retires without good reason, or if his employment by the Company terminates at the end of the term of the Paul Marciano Employment Agreement, he will be entitled to receive a pro-rata portion of his bonus for the performance year in which the termination occurs (pro-rata based on the number of days of employment during the year) based upon actual performance had employment continued through the end of the year. If Mr. Paul Marciano's employment with the Company terminates on account of his death or disability (as defined in the Paul Marciano Employment Agreement), Mr. Paul Marciano (or his estate) will be entitled to receive a pro-rata portion of his target bonus for the performance year in which the termination occurs (pro-rata based on the number of days of employment during the year).

        Should Mr. Paul Marciano's payments, rights or benefits (whether under an employment agreement or any other plan or arrangement) be subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, the Paul Marciano Employment Agreement provides that such payments, rights or benefits will be reduced to the extent necessary so that no portion of such payments, rights or benefits will be subject to such excise tax, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Paul Marciano will exceed the net after-tax benefit that he would receive if no such reduction was made.

        Mr. Paul Marciano may also be entitled to certain accelerated vesting of the 2016 Licensing Award and the 2016 TSR Award in connection with certain terminations of his employment and in connection with certain change in control events impacting the Company. See "—Description of Plan-Based Awards—Performance-Based Restricted Stock Units" above for a description of the material terms of these benefits. Mr. Paul Marciano also received equity awards in fiscal 2014 and fiscal 2015 that were similar in structure to the 2016 Licensing Award and included the same provisions respecting a termination of employment or change in control of the Company after the performance period as the 2016 Licensing Award described above. Mr. Paul Marciano was also granted performance-based restricted stock unit awards in fiscal 2014 and fiscal 2015, with vesting of the units being contingent on the Company's achievement of a performance goal for the fiscal year in which the award was granted and on Mr. Paul Marciano's continued employment through the end of fiscal 2016 and fiscal 2017, respectively. If Mr. Paul Marciano's employment terminates after the performance period and prior to that vesting date, the restricted stock units that were eligible to vest based on the Company's performance would terminate, except that if his employment terminated due to a termination by the Company without cause (as defined in the Paul Marciano Employment Agreement) or by Mr. Paul Marciano for good reason (as defined in the Paul Marciano Employment Agreement) and a change in control had not previously occurred, the award would become vested with respect to a number of units equal to the number of units that became eligible to vest based on the Company's performance, multiplied by a fraction, the numerator of which is the number of days Mr. Paul Marciano was employed following the first day of the performance period, and the denominator of which is total number of days between the first day of the performance period and the applicable vesting date of the award. If Mr. Paul Marciano's employment terminates due to his death or disability, the award would become vested with respect to the number of units that became eligible to vest based on the Company's performance. If there was a change in control of the Company after the performance period and the awards were to be terminated in connection with the transaction (that is, the then-outstanding and unvested portion of the award that was eligible to vest was not continued following such event or assumed or converted by the successor entity), or if Mr. Paul Marciano's employment terminated in the circumstances described above following the change in control, such portion of the restricted stock units subject to the award would become fully vested.

Victor Herrero

        The Herrero Employment Agreement provides that if Mr. Herrero's employment with the Company is terminated by the Company without cause (as defined in the agreement), upon expiration of the term of the agreement then in effect by reason of the Company's delivery of a notice of non-renewal if the Company did not have cause to deliver such non-renewal notice, or by Mr. Herrero for good reason (as defined in the agreement), Mr. Herrero will be entitled to receive, subject to his delivering a valid release of claims in favor of the Company, the following separation benefits: (1) payment of an aggregate amount equal to two times his base salary (or, in the event such termination of employment occurs within 12 months before, upon or within two years after a change in control (as defined in the agreement), payment of an aggregate amount equal to two times the sum of his base salary and target annual bonus), with such amount generally payable in 24 substantially equal monthly installments following the termination of employment; (2) a pro-rata portion of his bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year); (3) reimbursement of Mr. Herrero's life insurance premiums of up to $10,000 per year for up to two years; and (4) payment or reimbursement of Mr. Herrero's premiums to continue healthcare coverage under COBRA for up to 24 months. In addition, to the extent the 2016 New-Hire Performance Share Award granted to Mr. Herrero in July 2015 is then outstanding and otherwise unvested, the service-based vesting condition applicable to the award will no longer apply and such award will remain outstanding following the termination of employment pending satisfaction of the applicable performance-based vesting condition and, if the applicable performance-based vesting condition is satisfied, such award will become fully vested on the Compensation Committee's certification of the satisfaction of such condition. The 2016 New-Hire Performance Share Award will also fully vest if a change in control occurs and the awards are to be terminated in connection with the transaction (that is, the award is not continued following such event or assumed or converted by the successor entity). As to each other stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Herrero by the Company that is then outstanding and otherwise unvested, (a) the equity award will vest as to a pro-rata portion of the number of shares subject to the award covered by the next time and service-based vesting installment applicable to the award that is otherwise scheduled to vest after the date of Mr. Herrero's termination of employment (pro-rata based on the number of days of employment during the period beginning on the last time and service-based vesting date under the applicable award that occurred prior to the termination of employment and ending on the next time and service-based vesting date under the applicable award that was next scheduled to occur after the termination of employment), and (b) as to an award that is subject to performance-based vesting requirements, the award will remain subject to the applicable performance-based vesting conditions and the pro-rata vesting provided for above will apply only as to the next installment scheduled to vest pursuant to the time and service-based vesting conditions applicable to the award. If, however, such a termination of Mr. Herrero's employment occurs within 12 months before, upon, or within two years after a change in control, as to each such stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Herrero by the Company that is then outstanding and otherwise unvested (and did not otherwise accelerate pursuant to the foregoing provisions), the time and service-based vesting condition applicable to the equity award will no longer apply in its entirety, and any performance-based condition and timing of payment of the award will be as provided in the applicable award agreement. In each case, Mr. Herrero's receipt of the separation benefits described above is conditioned on Mr. Herrero delivering a release of claims in favor of the Company.

        If Mr. Herrero's employment terminates due to his death or disability (as defined in the Herrero Employment Agreement), he will be entitled to receive the following separation benefits: (1) payment of the pro-rata bonus described above for the year in which his employment terminates except that the pro-rata bonus will be based on the "target" level of performance for the year; and (2) pro-rata accelerated vesting of each of his then outstanding and unvested equity awards (including the 2016 New-Hire Performance Share Award) as described above.

        Mr. Herrero is not entitled to a change in control excise tax gross-up provision under the terms of the Herrero Employment Agreement or any other agreement entered into with the Company.

        The following table sets forth the estimated amounts that each of Mr. Paul Marciano and Mr. Herrero would have become entitled to under the terms of their respective employment agreements and award agreements evidencing outstanding equity awards had their employment with the Company terminated and/or a change in control of the Company occurred on the last business day of fiscal 2016.

Name	Triggering Event	Cash Severance ($)(1)	Cash Bonus ($)(2)	Medical and Insurance Benefit ($)		Value of Accelerated Restricted Stock, Restricted Stock Units and Unvested Options ($)(3)		Total ($)
Paul Marciano	Death / Disability	—	6,000,000	—		9,517,843		15,517,843
	Retirement	—	3,000,000	—		—		3,000,000
	Term. Without Cause or Resign for Good Reason (No Change in Control)	22,500,000	3,000,000	—		6,113,721		31,613,721
	Change in Control	—	—	—		223,871	(4)	223,871
	Term. Without Cause or Resign for Good Reason in Connection with Change in Control	22,500,000	3,000,000	—		9,741,714		35,241,714
Victor Herrero	Death / Disability	—	1,000,000	—		650,754		1,650,754
	Retirement	—	1,000,000	—		—		1,000,000
	Term. Without Cause or Resign for Good Reason (No Change in Control)	2,400,000	1,000,000	43,585	(5)	4,635,000		8,078,585
	Change in Control	—	—	—		—	(4)	—
	Term. Without Cause or Resign for Good Reason in Connection with Change in Control	7,200,000	1,000,000	43,585	(5)	4,635,000		12,878,585

(1)
Represents an amount equal to equal to (i) for Mr. Paul Marciano, three times the sum of his base salary and target annual bonus and (ii) for Mr. Herrero, two times his base salary (or, in the case of a "Term. Without Cause or Resign for Good Reason in Connection with Change in Control," two times the sum of Mr. Herrero's base salary and target annual bonus). Mr. Paul Marciano's cash severance amount is presented before giving effect to the substantial reductions in his compensation that took effect February 1, 2016. If such termination of employment had occurred on or after February 1, 2016, Mr. Paul Marciano's cash severance amount in these circumstances would have been reduced by 62%, from the $22,500,000 reflected in the table above to $8,550,000.

(2)
Represents the actual cash incentive award paid with respect to fiscal 2016 performance, except in the case of termination due to death or disability, which is calculated at a target level.

(3)
Represents the intrinsic value of the executive's unvested stock options and unvested restricted stock and stock unit awards that would accelerate in the circumstances indicated. In the case of unvested stock options, this value is calculated by multiplying (i) the amount (if any) by which $18.54 (the closing price of the Company's Common Stock on the NYSE on January 29, 2016, the last trading day of fiscal 2016) exceeds the per share exercise price of the option, by (ii) the number of shares subject to the accelerated portion of the award. In the case of unvested restricted stock and stock unit awards, this value is calculated by multiplying $18.54 (the closing price of the Company's Common Stock on the NYSE on January 29, 2016, the last trading day of fiscal 2016) by the number of shares subject to the accelerated portion of the award. In the case of a "Term. Without Cause or Resign for Good Reason in Connection with Change in Control" for Mr. Paul Marciano, assumes the "target" level of performance for his 2016 TSR Award. In the case of a "Term. Without Cause or Resign for Good Reason (No Change in Control)" for Mr. Paul Marciano, includes no value as to the 2016 TSR Award because, in these circumstances, the target number of shares subject to the award would be pro-rated and would continue to be subject to the applicable performance-based vesting conditions.

(4)
Mr. Marciano held only one equity award, granted in 2013, that would automatically vest on a change in control of the Company. Mr. Herrero held no equity awards that would automatically vest on a change in control of the Company. This presentation assumes that the awards would be continued following the transaction or assumed or converted by a successor entity. If the awards were to be terminated in connection with the transaction (and not assumed or converted by a successor entity), all of the outstanding and unvested equity awards held by the executive would accelerate. In such circumstances, the value of Mr. Paul Marciano's and Mr. Herrero's awards that would vest in connection with the termination of the awards would be $9,741,714 and $4,635,000, respectively. To the extent the awards accelerated in connection with a termination of the awards, there would be no additional accelerated vesting value with respect to such awards in connection with a termination of employment.

(5)
Represents the value of life insurance premium payments and continuing medical coverage for two years following a termination without cause or resignation for good reason.

Sandeep Reddy

        Pursuant to the terms of the Reddy Letter, if the Company terminates Mr. Reddy's employment for reasons other than for cause, Mr. Reddy is entitled to receive a severance benefit of six monthly installments equal to his then monthly rate of base salary, subject to his execution of a release of claims. The severance payments that would be due to Mr. Reddy are subject to an offset equal to any amounts that he earns from other employment during the period ending six months after his termination of employment with the Company.

Michael Relich

        The Relich Letter provided that if the Company terminated Mr. Relich's employment for reasons other than for cause, Mr. Relich was entitled to receive a severance benefit of four monthly installments equal to his then monthly rate of base salary, subject to his execution of a release of claims. The Relich Letter also provided that any severance payments due to Mr. Relich would be subject to an offset equal to any amounts that he earns from other employment during the period ending four months after his termination of employment with the Company. Mr. Relich resigned from his position as Chief Operating Officer of the Company effective April 29, 2016. Upon his termination of employment, Mr. Relich did not receive any severance benefits other than amounts that were payable for any termination of employment—payment of his earned and unpaid base salary, accrued vacation and reimbursement for unreimbursed business expenses. He also received his fully vested benefits pursuant to the standard terms of the DCP and the 401(k), as described herein. All equity awards that were unvested as of his termination date were forfeited.

        The following table sets forth the estimated amounts that each of the identified Named Executive Officers would have become entitled to under the terms of their applicable employment offer letters and the other plans in which they participate had their employment with the Company terminated in the circumstances described below and/or a change in control of the Company occurred on the last business day of fiscal 2016.

Name	Triggering Event	Cash Severance ($)		Cash Bonus ($)(1)	Value of Accelerated Restricted Stock and Unvested Options ($)(2)	Total ($)
Sandeep Reddy	Death / Disability	—		242,500	—	242,500
	Term. Without Cause	262,500	(3)	—	—	262,500
	Change in Control	—		—	673,063	673,063
Michael Relich	Death / Disability	—		300,000	—	300,000
	Term. Without Cause	216,667	(4)	—	—	216,667
	Change in Control	—		—	1,086,821	1,086,821

(1)
Represents the actual cash incentive award paid with respect to fiscal 2016 performance for eligible executives.

(2)
The equity awards granted to Messrs. Reddy and Relich generally would, to the extent outstanding and otherwise unvested, accelerate upon a change in control of the Company. This amount represents the intrinsic value of the executive's unvested stock options and unvested restricted stock and stock unit awards that would accelerate in those circumstances. In the case of unvested stock options, this value is calculated by multiplying (i) the amount (if any) by which $18.54 (the closing price of the Company's Common Stock on the NYSE on January 29, 2016, the last trading day of fiscal 2016) exceeds the per share exercise price of the option, by (ii) the number of shares subject to the accelerated portion of the award. In the case of unvested restricted stock and stock unit awards, this value is calculated by multiplying $18.54 (the closing price of the Company's Common Stock on the NYSE on January 29, 2016, the last trading day of fiscal 2016) by the number of shares subject to the accelerated portion of the award.

(3)
Represents a severance payment in an amount equal to six months of base salary upon termination by the Company other than for cause, subject to a reduction equal to any amounts earned by Mr. Reddy from other employment during the six month period following such termination of employment.

(4)
Represents a severance payment in an amount equal to four months of base salary upon termination by the Company other than for cause, subject to a reduction equal to any amounts earned by Mr. Relich from other employment during the four month period following such termination of employment.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information available to the Company as of the Record Date, May 6, 2016, with respect to shares of Common Stock held by (i) each director, including the nominees for election at the Annual Meeting, (ii) our Named Executive Officers (as defined under "Executive and Director Compensation—Compensation Discussion and Analysis" above, except for Michael Relich whose employment with the Company terminated prior to the Record Date), (iii) all of our directors, including our nominees for election at the Annual Meeting, and our executive officers as a group and (iv) each person believed by us to beneficially own more than 5% of our outstanding shares of Common Stock.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner(1)	Number of Shares	Percent of Class(2)
Maurice Marciano(3)	11,666,729	13.8%
Paul Marciano(4)	12,269,680	14.5%
Victor Herrero(5)	81,293	*
Gianluca Bolla(5)	30,760	*
Anthony Chidoni(5)	167,404	*
Joseph Gromek(5)	34,845	*
Kay Isaacson-Leibowitz(5)	59,815	*
Sandeep Reddy(5)	75,297	*
Alex Yemenidjian(5)	86,996	*
All directors and executive officers as a group (9 persons)(6)	24,472,819	28.8%
BlackRock, Inc.(7) 55 East 52nd Street, New York, New York, 10055	9,528,277	11.3%
Dimensional Fund Advisors LP(8) Building One, 6300 Bee Cave Road, Austin, Texas, 78746	5,151,349	6.1%
FMR LLC(9) 245 Summer Street, Boston, Massachusetts, 02210	12,565,623	14.9%
State Street Corporation(10) State Street Financial Center, One Lincoln Street, Boston, Massachusetts, 02111	4,801,346	5.7%
The Vanguard Group(11) 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	4,201,686	5.0%

*
Less than 1.0%

(1)
Except as described below and subject to applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. This table is based upon information supplied by officers, directors and principal shareholders. Except as indicated above, the business address for each person is: c/o Guess?, Inc., 1444 South Alameda Street, Los Angeles, California 90021.

(2)
The number of shares outstanding used in calculating the percentages for each person includes shares that may be acquired by such person upon the exercise of options exercisable within 60 days of May 6, 2016 but excludes shares underlying options held by any other person. The percent of beneficial ownership is based on 84,325,296 shares of Common Stock outstanding on May 6, 2016.

(3)
Includes shares of Common Stock beneficially owned by Maurice Marciano as follows: 9,972 shares held directly; 4,552,395 shares held indirectly as sole trustee of the Maurice Marciano Trust; 103,801 shares held indirectly as a member of Next Step Capital LLC (with respect to which he has sole voting power over 11,400 shares and no voting power over the remainder); 554,940 shares held indirectly as a member of Next Step Capital II, LLC (with respect to which he has sole voting power over 277,470 shares and no voting power over the remainder); 70 shares held indirectly as sole trustee of the Maurice Marciano Gift Trust FBO Caroline Marciano; 2,000,000 shares held indirectly as a member of the MM CRUT, LLC; 1,500,000 shares held indirectly as a member of Carolem Capital, LLC (with respect to which he has sole voting power over 375,000 shares and no voting power over the remainder); 2,000,000 shares held indirectly as a member of Maurice Marciano Charitable Remainder Unitrust II; 264,384 shares held indirectly as trustee of G2 Trust; 136,201 shares held indirectly as trustee of the Exempt G2 Trust; 349,491 shares held indirectly as a member of Maurice Marciano Special Exempt Trust (with respect to which he has no voting power); 50,000 shares held indirectly as President of the Maurice Marciano Family Foundation; and 145,475 shares that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2016. Amounts include 2,000,000 shares pledged as security under revolving lines of credit as of May 6, 2016. To avoid double counting shares for purposes of this table, total holdings do not include the following amounts shown in the holdings of Paul Marciano in footnote (4) below: 170,666 shares held by G Financial Holdings LLC (with respect to which Maurice Marciano has sole voting power and no investment power); and 339,005 shares held by G Financial Holdings II, LLC (with respect to which Maurice Marciano has sole voting power and no investment power).

(4)
Includes shares of Common Stock beneficially owned by Paul Marciano as follows: 12,075 shares held directly (excluding an additional 150,578 restricted stock units subject to time-based vesting and 386,414 restricted stock units and performance share awards subject to performance and time-based vesting restrictions); 8,798,407 shares held indirectly as sole trustee of the Paul Marciano Trust; 234,500 shares held indirectly as president of the Paul Marciano Foundation; 1,481,700 shares held indirectly as a member of NRG Capital Holdings, LLC (with respect to which he has sole voting power over 370,425 shares and no voting power over the remainder); 170,666 shares held indirectly as member of G Financial Holdings, LLC (with respect to which he has no voting power); 339,005 shares held indirectly as a member of G Financial Holdings II, LLC (with respect to which he has no voting power); 105,977 shares held indirectly as trustee of Exempt Gift Trust under the Next Step Trust; 370,309 shares held indirectly as trustee of the Nonexempt Gift Trust under the Next Step Trust; 349,491 shares held indirectly as trustee of Paul Marciano Special Exempt Trust (with respect to which he has no voting power); and 407,550 shares that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2016. Amounts include 3,500,000 shares pledged as security under revolving lines of credit as of May 6, 2016. To avoid double counting shares for purposes of this table, total holdings do not include the following amounts shown in the holdings of Maurice Marciano in footnote (3) above: 92,401 shares held by Next Step Capital LLC (with respect to which he has sole voting power and no investment power); 277,470 shares held by Next Step Capital II LLC (with respect to which he has sole voting power and no investment power); 349,491 shares held by Maurice Marciano Special Exempt Trust (with respect to which he has sole voting power and no investment power); and 1,125,000 shares held by Carolem Capital, LLC (with respect to which he has sole voting power and no investment power).

(5)
Includes shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of May 6, 2016, as follows: Victor Herrero, no shares (Mr. Herrero amounts do not include an additional 250,000 restricted stock units subject to time-based vesting and 162,751 restricted stock units and performance share awards subject to performance and time-based vesting restrictions); Gianluca Bolla, no shares (Mr. Bolla holds 9,972 restricted stock units subject to time-based vesting); Anthony Chidoni, 5,660 shares; Joseph Gromek, no shares; Kay Isaacson-Leibowitz, 12,442 shares; Sandeep Reddy, 24,375 shares (Mr. Reddy also holds 6,250 restricted stock units subject to time-based vesting requirements and 22,888 performance share awards subject to performance and time-based vesting restrictions); and Alex Yemenidjian, 5,660 shares. Amounts for Mr. Yemenidjian include 71,364 shares pledged as security under a line of credit as of May 6, 2016.

(6)
Includes: 601,162 shares of Common Stock that may be acquired upon the exercise of options within 60 days of May 6, 2016.

(7)
With respect to information relating to BlackRock, Inc., we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on January 8, 2016. BlackRock, Inc. and its affiliates reported sole voting power with respect to 9,373,739 shares and sole investment power with respect to 9,528,277 shares.

(8)
With respect to information relating to Dimensional Fund Advisors LP, we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on February 9, 2016. Dimensional Fund Advisors LP and its affiliates reported sole voting power with respect to 5,031,864 shares and sole investment power with respect to 5,151,349 shares.

(9)
With respect to information relating to FMR LLC, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 12, 2016. FMR LLC and its affiliates reported sole voting power with respect to 1,465,623 shares and sole investment power with respect to 12,565,623 shares.

(10)
With respect to information relating to State Street Corporation, we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on February 12, 2016. State Street Corporation and its affiliates reported shared voting and shared investment power with respect to 4,801,346 shares.

(11)
With respect to information relating to The Vanguard Group, we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on February 11, 2016. The Vanguard Group and its affiliates reported sole voting power with respect to 80,163 shares, shared voting power with respect to 5,200 shares, sole investment power with respect to 4,120,723 shares and shared investment power with respect to 80,963 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our written Related Person Transactions Policy, a related person transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer, (ii) any person who is known to be the owner of 5% or more of any class of our voting securities, (iii) any immediate family member, as defined in the policy, of any of the foregoing persons, and (iv) any entity in which any of the foregoing persons is an officer, general partner or otherwise controls such entity. "Related person transaction" is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (a) the Company was or is to be a party or a participant, (b) the amount involved exceeds or reasonably can be expected to exceed $120,000, and (c) any of the foregoing persons had or will have a direct or indirect material interest.

        All directors and executive officers are required under the Related Person Transactions Policy to notify the Company's General Counsel of any potential or actual related person transaction as soon as they become aware of any such transaction. The General Counsel then presents any related person transactions to the Audit Committee for consideration. Among other relevant factors, the Audit Committee may consider the following: (i) the size and materiality of the transaction and the amount of consideration payable to a related person, (ii) the nature of the interest of the applicable related person, (iii) whether the transaction may involve a conflict of interest, (iv) whether the transaction involves the provision of goods or services to the Company that are readily available from unaffiliated third parties upon better terms, and (v) whether there are business reasons to enter into the transaction.

Leases

        The Company leases warehouse and administrative facilities, including the Company's corporate headquarters in Los Angeles, California, from partnerships affiliated with the trusts for the respective benefit of Paul Marciano, who is an executive and member of the Board of the Company, and Maurice Marciano, Chairman Emeritus and member of the Board, and certain of their children (the "Marciano Trusts"). There were four of these leases in effect as of January 30, 2016 with expiration dates ranging from calendar years 2017 to 2020.

        Due to excess capacity, the Company's corporate headquarters lease was amended in August 2015 to reduce the square footage by 13,070 square feet to 341,739 square feet. The amendment also provided for a corresponding pro-rata reduction in aggregate rent, common area maintenance charges and property tax expense due to the lower square footage. All other terms of the existing corporate headquarters lease remain in full force and effect.

        In January 2016, the Company sold an approximately 140,000 square foot parking lot located adjacent to the Company's corporate headquarters to a partnership affiliated with the Marciano Trusts for a sales price of $7.5 million. This amount was included in other receivables in the Company's consolidated balance sheet as of January 30, 2016. Concurrent with the sale, the Company entered into a lease agreement to lease back the parking lot from the purchaser. The lease for the parking lot expires in July 2020 and provides for annual rent of $375,000 with aggregate minimum lease commitments through the term of the lease totaling approximately $1.7 million as of January 30, 2016, partially offset by the amortization of a deferred gain of approximately $1.2 million. During fiscal 2016, the Company recognized a net gain of approximately $3.4 million in other income as a result of these transactions.

        In January 2016, the Company, through a wholly-owned Canadian subsidiary, amended its existing lease for its warehouse and administrative facilities in Montreal, Quebec with a partnership affiliated with the Marciano Trusts. The amendment extended the term of the existing lease for two years, to December 2017, with a Company option for a third year. The amendment provides for annual rent of $504,000 Canadian (US$361,000) with aggregate minimum lease commitments through the term of the lease totaling approximately $1.0 million Canadian (US$0.7 million) as of January 30, 2016. All other terms of the existing lease remain in full force and effect.

        Aggregate rent, common area maintenance charges and property tax expense recorded under these related party leases for fiscal 2016, fiscal 2015 and fiscal 2014 was $5.1 million, $5.8 million and $6.1 million, respectively. The Company believes that the terms of the related party leases and parking lot sale have not been significantly affected by the fact that the parties are related.

Aircraft Arrangements

        The Company periodically charters aircraft owned by MPM Financial, LLC ("MPM Financial"), an entity affiliated with the Marciano Trusts, through informal arrangements with MPM Financial and independent third party management companies contracted by MPM Financial to manage its aircraft. The total fees paid under these arrangements for fiscal 2016, fiscal 2015 and fiscal 2014 were approximately $0.6 million, $1.4 million and $0.6 million, respectively.

Consulting Arrangement

        After serving for over 30 years as an executive and leader for Guess?, Inc., co-founder Maurice Marciano retired from his position as executive Chairman of the Board and as an employee of the Company upon the expiration of his employment agreement on January 28, 2012. In connection with his retirement and under the terms of his previously existing employment agreement, the Company and Mr. Marciano entered into a two-year consulting agreement, subsequently extended for a third year (the "Marciano Consulting Agreement"), under which Mr. Marciano provided certain consulting services to the Company. The Marciano Consulting Agreement provided for consulting fees of $500,000 per year and continued automobile use in a manner consistent with past practice. The Marciano Consulting Agreement expired on January 28, 2015 and was not renewed. However, Mr. Marciano continues to serve the Company as a director and the Chairman Emeritus of the Board. The Company elected to continue to provide for automobile use subsequent to the expiration of the term of the Marciano Consulting Agreement based on Mr. Marciano's continuing substantial contributions to the Company. There were no expenses incurred related to the Marciano Consulting Agreement during fiscal 2016. Total expenses incurred with respect to the Marciano Consulting Agreement were approximately $0.5 million for each of fiscal 2015 and fiscal 2014.

Other Transactions

        During 2015, Georges Marciano, brother of Paul Marciano and Maurice Marciano, filed lawsuits against the Company in Canada and the U.S. related primarily to intellectual property rights in the Marciano name. Armand Marciano, also a brother of Paul Marciano and Maurice Marciano, was later added as a plaintiff to the U.S. lawsuit. In addition to the lawsuits, Georges Marciano opposed various of the Company's applications for registration of its "Marciano" mark. In December 2015, the parties (including all the Marciano brothers) entered into a settlement agreement and a coexistence agreement whereby: (1) Georges Marciano and Armand Marciano agreed to drop all claims and actions against the Company; (2) the Company agreed to pay Georges Marciano and Armand Marciano a sum of $100,000 each (which amounts were substantially reimbursed by insurance); (3) the Company clarified the intellectual property rights of Georges Marciano and Armand Marciano in the use of their respective full names and (4) the parties clarified the Company's ownership and intellectual property rights in the name "Marciano."

        From time-to-time, the Company has utilized a third party agent named Harmony Collection, LLC to produce specific apparel products on behalf of the Company. Armand Marciano is part owner and an executive of the parent company of Harmony Collection, LLC. There were no payments made by the Company under this arrangement during fiscal 2016. The total payments made by the Company under this arrangement for fiscal 2015 and fiscal 2014 were approximately $1.0 million and $2.2 million, respectively.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all such forms that they file.

        Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended January 30, 2016, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended January 30, 2016, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Common Stock.

THE BOARD OF DIRECTORS
May 23, 2016

 APPENDIX A

GUESS?, INC.

NON-EMPLOYEE DIRECTORS'
COMPENSATION PLAN

(As Amended and Restated Effective May 20, 2016)

1.     Establishment; Purpose of the Plan.

        The Company hereby amends and restates the Plan effective as of the Shareholder Approval Date.(1) The purpose of the Plan is to enable the Company to attract and retain members of the Board who are not employed by the Company or one of its Subsidiaries and to compensate them for their service on the Board and committees of the Board.

2.     Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

        "Award" means any award of Restricted Stock authorized by and granted under the Plan.

        "Award Agreement" means a written document issued by the Company to a Participant setting forth the terms and conditions of an Award that has been granted under the Plan.

        "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        "Combined Voting Power" means the combined voting power of the Company's then outstanding voting securities.

        "Common Stock" means the Common Stock of the Company, par value $.01 per share.

        "Company" means Guess?, Inc., a Delaware corporation, or any successor organization.

        "Eligible Director" means a person who is a member of the Board and who is not an employee of the Company or one of its Subsidiaries.

        "Eligibility Date" means the first business day of each of the Company's fiscal years, commencing with the first fiscal year that commences in 2017, while the Plan is in effect.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(1)
The Company maintained the Guess?, Inc. 1996 Non-Employee Directors' Stock Grant and Stock Option Plan (as Amended and Restated Effective June 20, 2005), which was originally adopted as the Guess?, Inc. 1996 Non-Employee Directors' Stock Option Plan on July 30, 1996. Effective May 9, 2006, the Company amended and restated such plan in its entirety as the Guess?, Inc. 2006 Non-Employee Directors' Stock Grant and Stock Option Plan (the "2006 Plan"). The 2006 Plan was approved by the Company's stockholders on May 9, 2006, was amended on July 5, 2006, amended and restated effective as of September 28, 2007, amended effective as of December 17, 2007, and amended and restated effective as of September 13, 2010.

        "Fair Market Value" means, on any given date, the closing price of the shares of Common Stock, as reported on the New York Stock Exchange for such date or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded; provided that if the Common Stock is not then traded on the New York Stock Exchange, Fair Market Value means the fair market value thereof as of the relevant date of determination as determined in accordance with a valuation methodology approved by the Board.

        "Parent" means any corporation which is a "parent corporation" within the meaning of Section 424(e) of the Code with respect to the Surviving Entity (as defined in Section 8(b)).

        "Participant" means an Eligible Director who has been granted an Award under the Plan.

        "Person" means any person or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

        "Plan" means the Guess?, Inc. Non-Employee Directors' Compensation Plan (formerly the Guess?, Inc. 2006 Non-Employee Director' Stock Grant and Stock Option Plan), as amended from time to time.

        "Restricted Stock" means an Award of shares of Common Stock granted pursuant to the Plan. Except as expressly provided herein or in the applicable Award Agreement, the term "Restricted Stock" shall include any Award of restricted stock units granted pursuant to Section 5 of the Plan.

        "Shareholder Approval Date" means the date the Company's shareholders approve this amendment and restatement of the Plan.

        "Subsidiary" means (i) any corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Board designates as a Subsidiary for purposes of the Plan.

        Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

3.     Shares Subject to the Plan.

        Except as provided in Section 8, the aggregate number of shares of Common Stock that may be issued under the Plan is 1,850,000(2) shares. Such shares may include authorized but unissued shares of Common Stock, treasury shares or a combination of both. In the event the number of shares of Common Stock issued under the Plan and the number of shares of Common Stock subject to outstanding Awards equals the maximum number of shares of Common Stock authorized under the Plan, no further Awards shall be made under the Plan unless the Plan is amended or additional shares of Common Stock become available for further Awards under the Plan. Shares of Common Stock that are subject to stock options under the prior version(s) of the Plan that terminate, expire or are canceled without having been exercised, and any shares of Common Stock subject to a Restricted Stock

(2)
Currently, the aggregate share limit under the Plan is 2,000,000 shares of Common Stock. The aggregate share limit of 2,000,000 shares of Common Stock consists of (a) the 500,000 shares of Common Stock that were initially approved for issuance under the Plan upon its original adoption by the Board on July 30, 1996, plus (b) an additional 500,000 shares of Common Stock that were approved for issuance under the Plan by the Company's shareholders at the 2006 Annual Meeting of Shareholders, with that sum adjusted to 2,000,000 shares to reflect the Company's two-for-one stock split effected in the form of a 100% stock dividend in 2007. If shareholders approve this amended and restated version of the Plan, the aggregate share limit under the Plan will be reduced from 2,000,000 shares to 1,850,000 shares of Common Stock.

Award that are forfeited, cancelled, or for any other reason do not vest shall again be available for subsequent Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any stock option or Award granted under the Plan, as well as any shares exchanged by a Participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any stock option or Award granted under the Plan, shall not be available for subsequent Awards under the Plan.

4.     Administration of the Plan.

        (a)    Administration.    The Plan shall be administered by the Board. Subject to the express limits of the Plan, the Board is authorized to:

            (i)  establish the terms and conditions of Awards granted and to be granted under the Plan;

           (ii)  establish the terms and conditions of any cash compensation to be paid under the Plan;

          (iii)  adopt, revise and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

          (iv)  interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto), and otherwise settle all claims and disputes arising under the Plan; and

           (v)  otherwise supervise the administration of the Plan.

        (b)    Delegation to a Committee.    The Board may delegate to a committee of the Board any or all of its authority for administration of the Plan and, if such delegation occurs, all references to the Board in the Plan shall be deemed references to the committee to the extent provided in the resolution establishing the committee or otherwise provided by the Board.

        (c)    Board Actions.    Any action taken by, or inaction of, the Company, any Subsidiary, the Board, or any Board committee relating or pursuant to the Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award made or compensation provided under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. In making any determination or in taking or not taking any action under the Plan, the Board or a committee of the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

5.     Restricted Stock Grants

        (a)    Annual Award Grants.    On each Eligibility Date, each Eligible Director who (unless otherwise determined by the Board) has not been an employee of the Company or any Subsidiary at any time during the immediately preceding 12 months shall automatically (without requiring any further action by the Board) be granted a Restricted Stock Award for a number of restricted shares of Common Stock equal to a Dollar amount approved by the Board divided by the Fair Market Value of a share of Common Stock on the date of grant. In the absence of a different determination by the Board in advance of the applicable Eligibility Date, such Dollar amount shall be $180,000. The Board has the authority to change the timing of the Restricted Stock Award grants, and the grant date Dollar value of the Restricted Stock Awards, from time to time (including, without limitation, the authority to provide for an initial Restricted Stock Award to an Eligible Director who is first appointed or elected to the Board or to make discretionary grants of Restricted Stock Awards to one or more Eligible Directors, in such amounts as the Board may determine) and may provide for one or more Restricted Stock Awards to be granted in the form of restricted stock units that will be payable upon vesting in an equal number of shares of Common Stock (in lieu of delivering restricted shares of Common Stock at the time of grant of the award); provided, however, that the aggregate Fair Market Value (determined as of the applicable date(s) of grant) of shares of Common Stock subject to Restricted Stock Awards granted under the Plan to any one individual in any one calendar year shall not exceed $275,000. The limits of this preceding sentence do not apply to, and shall be determined without taking into account, any award granted under any other equity incentive plan or authority of the Company or any of its Subsidiaries to an individual who, on the grant date of the award, served as an officer, employee or consultant of the Company or one of its Subsidiaries, provided that the award was granted to such individual in his or her capacity as an officer, employee or consultant. Furthermore, the limits of this Section 5(a) apply on an individual basis and not on an aggregate basis to all Eligible Directors as a group.

        (b)    Restricted Stock Awards.    Stock certificates or book entries evidencing shares of restricted stock subject to a Restricted Stock Award pending the lapse of the restrictions shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and, if so provided by the Board, (if in certificate form) shall be held by the Company or by a third party designated by the Board until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and the provisions hereof. Restricted Stock Awards will be evidenced by an Award Agreement containing such terms and conditions which are not inconsistent with the terms of the Plan. In the event of any conflict between the Plan and any such Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

        (c)    Vesting.    Each Restricted Stock Award granted under this Section 5 shall become vested as to 100% of the total number of shares of Common Stock subject thereto upon the first to occur of (i) the first anniversary of the date of grant or (ii) a termination of service on the Board if such Eligible Director has completed a full term of service and he or she does not stand for re-election at the completion of such term. The Board has the authority to change such vesting provisions from time to time and may provide that any particular Award will be vested immediately after grant. Promptly after the vesting date and satisfaction of all applicable restrictions, the Company shall, as applicable, either remove the notations on any shares issued in book entry form that have met such conditions or deliver to the Participant holding the Award (to the extent that the certificate(s) had not previously been delivered) a certificate or certificates evidencing the number of the shares of Common Stock as to which the restrictions have lapsed. Book entries shall be made, or certificates shall be delivered, as applicable, evidencing vested shares (and any other amounts deliverable in respect thereof shall be delivered and paid) only to the Participant or his or her personal representative, as the case may be.

        (d)    Transfer Restrictions.    Prior to the time that they have become vested, neither the restricted shares comprising any Restricted Stock Award, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 5(e)), may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Company, (ii) the designation of a beneficiary to receive benefits in the event of the Eligible Director's death, or if the Eligible Director has died, transfers to the Eligible Director's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution.

        (e)    Voting; Dividends.    After the applicable date of grant of a Restricted Stock Award, the Participant holding the Restricted Stock Award shall have voting rights and dividend rights with respect to the shares of Common Stock subject to the award. Any securities or other property receivable in respect of the shares subject to the award as a result of any dividend or other distribution (other than cash dividends), conversion or exchange of or with respect to the shares ("Restricted Property") will be subject to the restrictions set forth in the Plan to the same extent as the shares to which such securities or other property relate and shall be held and accumulated for the benefit of the Participant, but subject to such risks. The Participant's voting and dividend rights shall terminate immediately as to any shares that are forfeited back to the Company in accordance with Section 5(f).

        (f)    Effect of a Termination of Service.    If a Participant ceases to be a member of the Board for any reason, any shares subject to the Participant's Restricted Stock Award that are not fully vested and free from restriction as of the Participant's termination of service (and do not vest in connection with such termination of service) shall thereupon be forfeited and returned to the Company.

        (g)    Awards to Certain Non-U.S. Participants.    As to any Award granted pursuant to Section 5(a) to a Participant who at the time of grant is resident outside of the United States, the Board may, to the extent it determines necessary or advisable in the circumstances, provide that such Award shall be made in the form of restricted stock units that will be payable upon vesting in an equal number of shares of Common Stock (in lieu of delivering restricted shares of Common Stock at the time of grant of the award). The Participant shall have no voting or other rights as a stockholder of the Company with respect to such restricted stock units until such time as shares of Common Stock are actually issued to and held of record by the Participant; provided, however, that the Board may provide in the Award Agreement for the Participant to hold dividend equivalent rights in respect of any outstanding and unpaid restricted stock units.

6.     Cash Compensation.

        The Board is authorized under the Plan to structure cash compensation arrangements for Eligible Directors for their service on the Board and Board committees. Such compensation arrangements may include, without limitation, Board retainers, retainers for service on committees of the Board, meeting fees, fees for service as a chair of the Board or a committee of the Board, and fees for service as a lead independent director. The Board has the authority to determine the terms and conditions of those cash compensation arrangements from time to time; provided, however, that the aggregate cash compensation paid to an Eligible Director in any one fiscal year of the Company under the authority of the Plan shall not exceed $125,000. The limits of this preceding sentence do not apply to, and shall be determined without taking into account, the following: (i) any compensation or benefits granted, provided, paid or payable under any other plan or authority of the Company or any of its Subsidiaries, (ii) any compensation or benefits granted, provided, paid or payable for service to the Company or any of its Subsidiaries in any other capacity (such as, without limitation, as an officer, employee, or consultant), and (iii) any amount payable with respect to any period prior to the Company's fiscal year 2017. Furthermore, the limits of this Section 6 apply on an individual basis and not on an aggregate basis to all Eligible Directors as a group.

7.     Amendment and Termination.

        The Board may amend, alter, suspend or terminate the Plan in whole or in part at any time and from time to time. Shareholder approval for an amendment shall be required only to the extent required by applicable law; provided, however, that shareholder approval shall be required for any amendment that would increase the aggregate limit provided in Section 3 on the number of shares that may be issued under the Plan (other than pursuant to an adjustment made under Section 8(a) of the Plan), the annual limit provided in Section 5(a) on the value of Awards that may be granted to any Eligible Director under the Plan or the annual limit provided in Section 6 on the cash compensation that may be paid to any Eligible Director under the Plan. The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent. Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

8.     Changes in Capital Structure.

        (a)   In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, combination or exchange of shares or an extraordinary dividend, (i) such proportionate adjustments as may be necessary (in the form determined by the Board in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise price of each outstanding option granted under the Plan and (ii) the Board may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

        (b)   In the event of a Change in Control of the Company, all shares subject to Restricted Stock Awards then outstanding under the Plan shall vest 100% free of restrictions as of the date of the Change in Control.

        A "Change in Control" shall be deemed to have occurred when (A) any Person (other than (x) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or (y) Maurice Marciano or Paul Marciano, the members of their families, their respective estates, spouses, heirs and any trust of which any one or more of the foregoing are the trustors, the trustees and/or the beneficiaries, or any other entity controlled by one or more of them (collectively such persons, estates, trusts, and entities referred to in this clause (y), the "Permitted Holders")), alone or together with its Affiliates and Associates (collectively, an "Acquiring Person"), shall become the Beneficial Owner of both (i) thirty-five percent (35%) or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company (except pursuant to an offer for all outstanding shares of Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders (other than an Acquiring Person on whose behalf the offer is being made)) and (ii) more shares of Common Stock or more Combined Voting Power of the Company than are at such time Beneficially Owned by the Permitted Holders, (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "Continuing Directors"), cease for any reason to constitute a majority of the Board, (C) there is a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation following any such merger or consolidation (the "Surviving Entity") or any Parent of such Surviving Entity) at least 80% of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or (D) there is a complete liquidation or dissolution of the Company or all or substantially all of the Company's assets are sold; provided, however, that a Change in Control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

9.     Unfunded Status of the Plan.

        The Plan is unfunded. Nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

10.   Effective Date and Term of the Plan.

        This amendment and restatement of the Plan is effective immediately upon the Shareholder Approval Date. Awards granted under the Plan prior to the Shareholder Approval Date shall be governed by the provisions of the version of the Plan in effect on the date of grant of the Award. Awards granted under the Plan on or after the Shareholder Approval Date shall be subject to the terms and conditions set forth herein and any applicable amendment hereof.

        The Plan shall continue in effect until the earlier of (a) ten years from the Shareholder Approval Date or (b) the termination of the Plan by action of the Board. No Awards shall be granted pursuant to the Plan on or after such termination date, but Awards granted prior to such date (and the authority of the Board with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan. The Board shall have the right to suspend or terminate the Plan at any time except with respect to any Awards then outstanding.

11.   General Provisions.

        (a)    Representations by Participants.    The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring the shares of Common Stock without a view to distribution or other disposition thereof. Such shares may include any legend or notation, as applicable, that the Company deems appropriate to reflect any restrictions on transfer.

        (b)    Continuance of Service Required.    The vesting schedule applicable to an Award requires continued service through each applicable vesting date as a condition to the vesting of the Award and the rights and benefits under the Plan. Service for only a portion of a vesting period, even if substantial, will not entitle the award recipient to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 5(f). Nothing contained in the Plan constitutes a service commitment by the Company, confers upon any Award recipient any right to remain in service to the Company, interferes in any way with the right of the Company at any time to terminate such service, or affects the right of the Company or any affiliate to increase or decrease the recipient's other compensation.

        (c)    No Restrictions on Adoption of Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements (subject to shareholder approval, if such approval is required) and such arrangements may be either generally applicable or applicable only in specific cases. Without limiting the generality of the preceding sentence, nothing in the Plan limits the authority conferred under any other equity incentive plan of the Company.

        (d)    No Right to Re-Election.    The adoption of the Plan shall not interfere in any way with the right of the Company to terminate its relationship with any of its directors at any time.

        (e)    No Stockholder Rights.    Except as otherwise expressly authorized by the Board or the Plan: (a) a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant, and (b) no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        (f)    Tax Withholding.    No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any Award or cash compensation provided under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Board regarding the payment of any applicable taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, in accordance with rules and procedures established by the Board, the required withholding obligations with respect to an Award may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement or Common Stock that is payable in connection with such Award. The obligation of the Company under the Plan shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes (with respect to an Award or cash compensation) from any payment of any kind (including, without limitation, cash compensation) otherwise due to the Participant.

        (g)    Applicable Law.    The Plan shall be governed by and subject to the laws of the State of Delaware (without giving effect to conflicts of law principles) and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

        (h)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

        (i)    Compliance with Rule 16b-3.    The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith.

        (j)    Expenses.    All expenses and costs in connection with the administration of the Plan shall be borne by the Company.

        (k)    Headings.    The headings of sections herein are included for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 30, 2016. Vote by Internet • Go to www.envisionreports.com/ges • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5. + 1. Election of Directors: 01 - Anthony Chidoni (term expiring in 2019) For Withhold For Withhold For Withhold 02 - Joseph Gromek (term expiring in 2019) 03 - Paul Marciano (term expiring in 2019) For Against Abstain ForAgainst Abstain 2. Approval of the Amendment and Restatement of the Guess?, Inc. Non-Employee Directors’ Compensation Plan. 3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending January 28, 2017. 4. Shareholder proposal regarding shareholder approval of future severance arrangements with senior executives. 5. Shareholder proposal regarding adoption of a proxy access bylaw for shareholders. In their discretion, the proxy holders are authorized to vote on such other matters that may properly come before this Annual Meeting or any adjournment or postponement thereof. If no direction is made, this proxy will be voted for each of the nominees for director, for Proposals 2 and 3 and against Proposals 4 and 5. Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 9 8 1 6 1 02DG0B MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Guess?, Inc. COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Sandeep Reddy and Jason T. Miller, or each of them acting alone, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of Guess?, Inc. (the “Company”) held of record by the undersigned on May 6, 2016 at the Annual Meeting of Shareholders to be held on June 30, 2016 at 9:00 a.m., local time, or any adjournments or postponements thereof, at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, CA 90210, and hereby revoke(s) any proxies heretofore given. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE GUESS?, INC. NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITOR, AGAINST THE SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER APPROVAL OF FUTURE SEVERANCE ARRANGEMENTS WITH SENIOR EXECUTIVES, AGAINST THE SHAREHOLDER PROPOSAL REGARDING ADOPTION OF A PROXY ACCESS BYLAW FOR SHAREHOLDERS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendance of the undersigned at the above meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned votes said shares in person. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable Federal Securities laws. (Continued and to be voted on reverse side.)

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 30, 2016
PROPOSAL NO. 1: ELECTION OF THREE DIRECTORS (Item 1 on Proxy Card)
PROPOSAL NO. 2: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE GUESS?, INC. NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN (Item 2 on Proxy Card)
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR (Item 3 on Proxy Card)
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANT Independent Registered Public Accountant Fee Summary
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 4: SHAREHOLDER PROPOSAL REGARDING EXECUTIVE SEVERANCE ARRANGEMENTS (Item 4 on Proxy Card)
PROPOSAL NO. 5: SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS FOR SHAREHOLDERS (Item 5 on Proxy Card)
DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE AND DIRECTOR COMPENSATION
Non-Employee Director Compensation—Fiscal 2016
Compensation Discussion and Analysis
CEO and Executive Chairman Realizable Compensation Table—Fiscal 2016
Target Total Direct Annual Compensation—Mr. Paul Marciano
Target Total Direct Annual Compensation—Mr. Herrero
Compensation Committee Report on Executive Compensation(1)
Compensation Committee Interlocks and Insider Participation
Summary Compensation Table—Fiscal 2014-2016
Compensation of Named Executive Officers
Description of Employment Agreements
Grants of Plan-Based Awards in Fiscal 2016
Description of Plan-Based Awards
Outstanding Equity Awards at Fiscal 2016 Year-End
Option Exercises and Stock Vested in Fiscal 2016
Non-Qualified Deferred Compensation Plan Table—Fiscal 2016
Pension Benefits Table—Fiscal 2016
Potential Payments Upon Termination or Change in Control
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  APPENDIX A
GUESS?, INC. NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN (As Amended and Restated Effective May 20, 2016)